                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION


                     --------------------------------------

                          PROXY STATEMENT PURSUANT TO
                                SECTION 14(A) OF
                         THE SECURITIES EXCHANGE ACT OF
                                      1934

                     --------------------------------------



Filed by the registrant  [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:
[ ]      Preliminary proxy statement
[X]      Definitive proxy statement
[ ]      Definitive additional materials
[ ]      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))


                                  CLARIFY INC.
                (Name of registrant as specified in its charter)

[ ]      No fee required.
[ ]      Fee computed below per Exchange Act Rule 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
         Common Stock of Clarify Inc., par value $0.0001 per share.

         (2) Aggregate number of securities to which transaction applies:
         23,967,457 shares of Common Stock.

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $71.3125 (the average of the high and low trading prices of Clarify Common Stock on Nasdaq on October 26, 1999).

         (4) Proposed maximum aggregate value of transaction: $1,709,179,277

         (5) Total fee paid: $341,836

[X]      Fee paid previously with preliminary materials:

[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


         (1)  Amount previously paid:
         (2)  Form, Schedule or Registration no.:
         (3)  Filing Party:
         (4)  Date Filed:

                                      LOGO


                                                               February 11, 2000

Dear Clarify Stockholder:


     You are cordially invited to attend a Special Meeting of Stockholders of Clarify Inc. which will be held on March 16, 2000, at 10:00 a.m., Pacific Time, at Clarify's principal executive offices located at 2560 Orchard Parkway, San Jose, California 95131.



     At the meeting, you will be asked to approve the acquisition of Clarify by Nortel Networks Corporation. The acquisition will be carried out by way of a merger under a merger agreement between Clarify and Nortel Networks. If the merger is approved, you will be entitled to receive 1.3 common shares of Nortel Networks in exchange for each share of Clarify common stock that you own. The value of 1.3 Nortel Networks common shares was $158.275 on February 9, 2000, based on the closing price of the shares on the New York Stock Exchange on that date, which was $121.750. Nortel Networks will apply to list the Nortel Networks common shares to be issued in the merger on the New York and Toronto stock exchanges.



     The accompanying proxy statement/prospectus provides a detailed description of the proposed merger and the consideration you will receive in the merger, as well as the effects of the merger on you as a stockholder and on Clarify. I urge you to read the enclosed materials carefully.



     AFTER CAREFUL CONSIDERATION, CLARIFY'S BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF CLARIFY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.



     YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the special meeting, please take the time to vote on the proposal submitted to you by completing and mailing the enclosed proxy card to us as soon as possible.

                                          Sincerely,

                                          ANTHONY ZINGALE SIGNATURE
                                          Anthony Zingale
                                          President and Chief Executive Officer


     SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF MATTERS YOU SHOULD CONSIDER IN DECIDING WHETHER TO VOTE IN FAVOR OF THE MERGER.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Nortel Networks common shares to be issued in the merger or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No securities commission or similar regulatory authority in Canada has in any way passed upon the merits of the Nortel Networks common shares offered under this proxy statement/prospectus or the disclosure contained in this proxy statement/prospectus. Any representation to the contrary is an offense.


This proxy statement/prospectus is dated February 11, 2000 and is first being mailed to stockholders on or about February 16, 2000.

                                  CLARIFY INC.
                              2560 ORCHARD PARKWAY
                           SAN JOSE, CALIFORNIA 95131

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MARCH 16, 2000


     To the Stockholders of Clarify Inc.:


     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Clarify Inc., a Delaware corporation, will be held on March 16, 2000, at 10:00 a.m., Pacific Time, at Clarify's principal executive offices located at 2560 Orchard Parkway, San Jose, California 95131, for the following purposes:



     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 18, 1999, among Clarify, Nortel Networks Corporation, a corporation organized under the laws of Canada, and a wholly owned subsidiary of Nortel Networks, pursuant to which, among other things:



        (a) Nortel Networks' subsidiary will merge with and into Clarify, with Clarify being the surviving corporation in the merger and becoming a wholly owned subsidiary of Nortel Networks as a result of the merger; and


        (b) each outstanding share of common stock, par value $0.0001 per share, of Clarify will be converted into the right to receive 1.3 common shares, without par value, of Nortel Networks.

     2. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.


     Only holders of Clarify common stock of record at the close of business on February 10, 2000 are entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof.


     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY STOCKHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF THAT STOCKHOLDER HAS RETURNED A PROXY.
                                          By Order of the Board of Directors

                                          ELIAS J. BLAWIE SIGNATURE
                                          Elias J. Blawie
                                          Secretary

San Jose, California

February 11, 2000


WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
QUESTIONS AND ANSWERS ABOUT THE
  MERGER..............................    1
WHO CAN HELP ANSWER YOUR QUESTIONS....    1
SUMMARY...............................    2
  The Companies.......................    2
  The Merger..........................    2
  What Clarify Stockholders Will
     Receive in the Merger............    2
  Recommendation to Stockholders......    2
  Opinion of Financial Advisor to
     Clarify..........................    2
  Agreement of Certain Directors and
     Executive Officers...............    3
  Material Federal Income Tax
     Consequences.....................    3
  No Appraisal Rights.................    3
  Treatment of Clarify Stock
     Options..........................    3
  Markets and Market Prices...........    3
  Interests of Clarify's Directors and
     Executive Officers in the
     Merger...........................    3
  Conditions to the Merger............    4
  Termination of the Merger
     Agreement........................    4
  Termination Fees....................    5
  Stock Option Agreement..............    5
SELECTED HISTORICAL FINANCIAL DATA....    6
  Nortel Networks.....................    6
  Clarify.............................    8
RECENT DEVELOPMENTS...................    9
COMPARATIVE HISTORICAL UNAUDITED PER
  SHARE DATA..........................   10
RISK FACTORS..........................   11
  Because you will receive a fixed
     number of Nortel Networks common
     shares for each share of your
     Clarify common stock, and because
     the market value of Nortel
     Networks common shares will vary,
     you cannot be certain of the
     value of the consideration you
     will receive in the merger.......   11
  Directors and executive officers of
     Clarify have conflicts of
     interest that may have influenced
     their decision to approve the
     merger...........................   11
  The termination fee and the stock
     option agreement may discourage
     other companies from trying to
     acquire Clarify..................   12
  Forward-looking statements may prove
     inaccurate.......................   12

                                        PAGE
                                        ----
CLARIFY'S SPECIAL MEETING.............   14
  Where and When Clarify's Special
     Meeting Will Be Held.............   14
  What You Will Vote On...............   14
  Clarify's Board of Directors
     Recommends a Vote FOR the
     Merger...........................   14
  Only Clarify Stockholders of Record
     as of February 10, 2000 Are
     Entitled to Vote.................   14
  Majority of Outstanding Shares Must
     Be Represented for a Vote to be
     Taken............................   14
  Vote Required.......................   14
  Voting Your Shares and Changing Your
     Vote.............................   14
  How Proxies Are Counted.............   15
  Cost of Solicitation................   15
THE MERGER............................   16
  Background of the Merger............   16
  Recommendation of Clarify's Board;
     Reasons of Clarify for the
     Merger...........................   19
  Opinion of Financial Advisor to
     Clarify..........................   21
  Interests of Certain Persons in the
     Merger...........................   28
  Accounting Treatment................   29
  Regulatory Approvals................   29
  Resale of Nortel Networks Common
     Shares...........................   30
  No Appraisal Rights.................   31
  U.S. Federal Income Tax Consequences
     of the Merger....................   31
  U.S. and Canadian Tax Considerations
     Relating to Holding Nortel
     Networks Common Shares...........   33
  Stock Exchange Listings of Nortel
     Networks Common Shares...........   35
THE MERGER AGREEMENT..................   36
  The Merger..........................   36
  Effective Time of the Merger........   36
  Conversion of Clarify Common
     Stock............................   36
  No Fractional Nortel Networks Common
     Shares...........................   36
  Exchange of Clarify Common Stock for
     Nortel Networks Common Shares....   36
  Treatment of Clarify Stock
     Options..........................   37
  Employee Benefits...................   37
  Representations and Warranties......   37
  Conduct of Business of Clarify......   39
  Conduct of Business of Nortel
     Networks.........................   39
  Covenants of Clarify................   40
  Covenants of Nortel Networks........   40

                                        PAGE
                                        ----
  Covenants of Nortel Networks,
     Clarify and the Merger
     Subsidiary.......................   40
  Acquisition Proposals...............   41
  Conditions to the Merger............   41
  Indemnification.....................   42
  Waiver and Amendment................   43
  Termination of the Merger
     Agreement........................   43
  Termination Fees and Expenses.......   44
OTHER AGREEMENTS......................   46
  Stock Option Agreement..............   46
  Stockholders Agreement..............   49
MARKET PRICES AND DIVIDENDS...........   51
  Nortel Networks.....................   51
  Clarify.............................   52
SECURITY OWNERSHIP OF CERTAIN
  BENEFICIAL OWNERS AND MANAGEMENT....   53
BUSINESS OF NORTEL NETWORKS...........   55
DESCRIPTION OF NORTEL NETWORKS SHARE
  CAPITAL.............................   55
  General.............................   55
  Common Shares.......................   56
  Preferred Shares....................   56
COMPARATIVE RIGHTS OF HOLDERS OF
  CLARIFY COMMON STOCK AND NORTEL
  NETWORKS COMMON SHARES..............   57
  Vote on Extraordinary Corporate
     Transactions.....................   57
  Dividends and Distributions.........   58
  Amendments to Charter...............   58
  Amendment to By-laws................   59

                                        PAGE
                                        ----
  Interested Shareholder
     Transactions.....................   59
  Dissent and Appraisal Rights........   60
  Directors' Qualifications...........   61
  Election of Directors...............   61
  Removal of Directors................   61
  Vacancy on Boards...................   61
  Directors' and Officers'
     Indemnification..................   62
  Limitation of Directors' Personal
     Liability for Monetary Damages...   63
  Special Meeting of Stockholders.....   63
  Quorum Requirements.................   63
  Rights Agreement....................   63
  Inspection of Books and Records.....   64
LEGAL OPINIONS........................   64
EXPERTS...............................   64
SERVICE OF PROCESS AND ENFORCEMENT OF
  LIABILITIES.........................   64
WHERE YOU CAN FIND MORE INFORMATION...   65
ANNEX A Agreement and Plan of Merger
  by and among Nortel Networks
  Corporation, Northern Crown
  Subsidiary, Inc. and Clarify Inc.,
  dated as of October 18, 1999........  A-1
ANNEX B Stock Option Agreement, dated
  as of October 18, 1999, between
  Nortel Networks Corporation and
  Clarify Inc.........................  B-1
ANNEX C Stockholders Agreement, dated
  as of October 18, 1999..............  C-1
ANNEX D Opinion of Morgan Stanley &
  Co. Incorporated....................  D-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  What do I need to do now?

A: Just vote your shares as described in this document and the proxy card included with it, so that your shares may be represented at the Clarify special meeting. If you do not vote your shares, your failure to vote will have the same effect as voting against the merger.

Q:  Should I send in my stock certificates now?

A: No. You will receive instructions for exchanging your stock certificates after the merger is completed.

Q: If my shares are held in street name by my broker, will my broker vote my shares for me?

A: No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker. Your failure to instruct your broker on how to vote your shares will have the same effect as voting against the merger.

Q: Can I change my vote after I have mailed my proxy card or provided instructions to my broker?

A: Yes. You can change your vote at any time before your proxy is voted at the Clarify special meeting. This document contains instructions on how to change your vote. If you have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:  Do I need to attend the Clarify special meeting in person?

A: No. It is not necessary for you to attend the special meeting to vote your shares, although you are welcome to attend.

Q:  When will the merger be completed?

A: Nortel Networks and Clarify are working towards completing the merger as soon as possible, and expect to complete it shortly after the Clarify special meeting on March 16, 2000, if Clarify stockholders approve the merger. However, it is possible that delays in obtaining regulatory approvals could require that the merger be completed at a later time.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

     If you have more questions about the merger after reading this proxy statement/prospectus, you should contact:

                Clarify Inc.                         Corporate Investor Communications, Inc.
            2560 Orchard Parkway                                111 Commerce Road
         San Jose, California 95131                           Carlstadt, New Jersey
          Attn: Investor Relations            or                   07072-2586
          Telephone: (408) 965-7000                         Telephone: (201) 896-5692
         E-mail: wpatch@clarify.com

                                    SUMMARY


     This summary highlights key aspects of the merger which are described in greater detail elsewhere in this document. It does not contain all of the information that may be important to you. To better understand the merger, and for a more complete description of the legal terms of the merger, you should read this entire document carefully, including the Annexes, and the additional documents to which we refer you. You can learn how to obtain these additional documents in "Where You Can Find More Information" on page 65.


THE COMPANIES

    NORTEL NETWORKS CORPORATION
    8200 Dixie Road, Suite 100
    Brampton, Ontario
    Canada L6T 5P6
    Telephone: (905) 863-0000


     Nortel Networks is a leading global supplier of data and telephony network solutions and services with operations in Canada, the United States, Europe, the Caribbean and Latin America region and the Asia Pacific region. Its customers include public and private enterprises and institutions; Internet service providers; local, long-distance, personal communications services and cellular mobile communications companies; cable television companies; and utilities. Nortel Networks had revenues of $17.6 billion in 1998 and has approximately 73,000 employees.


    CLARIFY INC.
    2560 Orchard Parkway
    San Jose, California 95131
    Telephone: (408) 965-7000


     Clarify is a global provider of enterprise solutions for managing customer relationships in companies across virtually every industry. Founded in 1990, Clarify is the world's second largest front office software provider. Clarify pioneered the first integrated suite of front office applications, and was the first to introduce a number of key innovations such as web self-service that personalize every customer interaction. Clarify eFrontOffice combines customer relationship management and eBusiness capabilities in a single solution allowing companies to quickly deploy eBusiness sales, marketing and service initiatives. Clarify had revenues of $130.5 million in 1998 and has over 860 employees in the Americas, Europe and Asia.


THE MERGER

     The merger agreement, which is the legal document that governs the merger, is attached as Annex A. We encourage you to read the merger agreement carefully.


WHAT CLARIFY STOCKHOLDERS WILL RECEIVE IN THE MERGER (SEE PAGE 36)



     In the merger, each share of Clarify common stock will be exchanged for Nortel Networks common shares at an exchange ratio of 1.3 Nortel Networks common shares for each share of Clarify common stock. The exchange ratio will not be adjusted to reflect any changes in the market price of either Clarify common stock or Nortel Networks common shares.


     Nortel Networks will not issue fractional shares in the merger. As a result, the total number of Nortel Networks common shares you receive in the merger will be rounded down to the nearest whole number. You will receive a cash payment, based on the average of the last sales prices of Nortel Networks common shares during the five trading days prior to completion of the merger, for the value of the remaining fraction of a Nortel Networks common share that you would otherwise receive.


RECOMMENDATION TO STOCKHOLDERS (SEE PAGE 14)



     Clarify's Board has unanimously approved the merger and recommends that you vote FOR the merger.


OPINION OF FINANCIAL ADVISOR TO CLARIFY

(SEE PAGE 21)


     On October 18, 1999, Clarify's Board received an oral opinion, later confirmed in writing, from its financial advisor, Morgan Stanley & Co. Incorporated, that, as of that date, and subject to and based on the considerations set forth in its opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to holders of shares of Clarify common stock. The full text of the opinion is attached as Annex D. We urge you to read the entire opinion carefully for the assumptions made, procedures followed, matters considered and limits of the scope of Morgan Stanley's review in rendering its opinion. Morgan Stanley's opinion was addressed to Clarify's Board for the purpose of the Board's evaluation of the merger and does not constitute a recommendation to any Clarify stockholder as to how to vote with respect to the merger.


AGREEMENT OF CERTAIN DIRECTORS AND EXECUTIVE OFFICERS (SEE PAGE 49)



     A number of directors and executive officers of Clarify have entered into a stockholders agreement with Nortel Networks. These directors and officers own and are entitled to vote approximately 4.7% of the currently outstanding shares of Clarify common stock. In the stockholders agreement they have agreed to vote all of their shares of Clarify common stock in favor of the merger and against any competing transaction. The stockholders agreement is attached as Annex C.


MATERIAL FEDERAL INCOME TAX CONSEQUENCES

(SEE PAGE 31)


     The receipt of Nortel Networks common shares in the merger generally will be tax free to Clarify stockholders for United States income tax purposes, except for tax on cash received for fractional shares. Tax matters are very complicated, and the tax consequences of the merger to you will depend on the facts of your particular situation. We urge you to consult your tax advisor for a full understanding of the tax consequences of the merger to you.

NO APPRAISAL RIGHTS

     You will have no appraisal rights in connection with the merger.


TREATMENT OF CLARIFY STOCK OPTIONS (SEE PAGE 37)


     Nortel Networks will assume all Clarify stock options outstanding at the time of the merger. After the merger, Nortel Networks will treat these stock options as options to acquire Nortel Networks common shares. The number of shares and exercise prices of the options will be adjusted to reflect the exchange ratio.


MARKETS AND MARKET PRICES (SEE PAGES 51-52)



     Nortel Networks common shares are traded under the symbol "NT" on the New York and Toronto stock exchanges. Clarify common stock is traded on The Nasdaq Stock Market under the symbol "CLFY." On October 18, 1999, the last full trading day before the public announcement of the proposed merger, the last sale price per Nortel Networks common share on the New York Stock Exchange was $52.375 and the closing price per share of Clarify common stock was $45.313. On February 9, 2000, the most recent date for which prices were practicably available before the printing of this document, the last sale price per Nortel Networks common share was $121.75 and the closing price per share of Clarify common stock was $155.125. You will find additional historical share price information for both Nortel Networks and Clarify on pages 51-52.



INTERESTS OF CLARIFY'S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER (SEE PAGE
11)



     You should be aware of conflicts of interest of, and the benefits available to, directors and executive officers of Clarify when considering the recommendation of Clarify's Board that you vote in favor of the merger. The directors and executive officers of Clarify have interests in the merger that are in addition to, or different from, their interests as Clarify stockholders. These differing interests relate to, among other things:


     - a significant number of options to purchase shares of Clarify common stock held by Clarify directors and executive officers, which will become vested and immediately exercisable on completion of the merger;

     - a significant number of options held by Mr. David Stamm, Clarify's founder and Chairman of the Board, which Clarify confirmed will vest and remain outstanding on completion of the merger;

     - an offer of employment by Nortel Networks to Mr. Anthony Zingale, the President and Chief Executive Officer of Clarify who is also a director, which will take effect on completion of the merger and will afford him significant benefits;

     - a significant number of new options to purchase Nortel Networks common shares which Nortel Networks intends to grant to five executive officers of Clarify following completion of the merger; and

     - directors' and officers' insurance coverage and indemnification rights provided for in the merger agreement.

CONDITIONS TO THE MERGER (SEE PAGE 41)

     Nortel Networks and Clarify will not complete the merger unless a number of conditions are satisfied or waived, including:

     -  approval of the merger agreement by Clarify stockholders;

     -  receipt of regulatory approvals and the absence of legal restraints;

     - continued accuracy of the representations and warranties of the other party, subject to the relevant materiality standard set forth in the merger agreement;

     - performance of the agreements and covenants to be performed by the other party in all material respects;

     - the absence of events which have had or would reasonably be expected to have a material adverse effect on the other party;

     - issuance of opinions by attorneys for Nortel Networks and Clarify as to the tax-free nature of the merger, except with respect to cash payments for fractional shares; and

     - receipt of approval for listing the Nortel Networks common shares to be issued in the merger on the New York and Toronto stock exchanges.

TERMINATION OF THE MERGER AGREEMENT
(SEE PAGE 43)

     Nortel Networks and Clarify can jointly agree to terminate the merger agreement at any time before completing the merger. In addition, either company can terminate the merger agreement if:

     - the merger has not been completed by March 31, 2000, if all governmental approvals required for the completion of the merger have then been obtained;

     -  the merger has not been completed by June 30, 2000;
     -  Clarify stockholders fail to approve the merger agreement;

     - any governmental approval required for the completion of the merger is finally denied;

     - the other party breaches any of its representations and warranties, subject to the relevant materiality standard set forth in the merger agreement, and those breaches are not or cannot be cured within 15 days after written notice is given; or

     - the other party materially breaches any of its agreements and those breaches are not or cannot be cured within 15 days after written notice is given.

Nortel Networks can also terminate the merger agreement if:

     - any governmental agency imposes final conditions for completing the merger that would reasonably be expected to have a material adverse effect on Nortel Networks or on the surviving corporation in the merger or require Nortel Networks to dispose of any assets; or

     - Clarify's Board withdraws its recommendation of the merger to Clarify stockholders.

Clarify can also terminate the merger agreement if:

     - any governmental agency imposes final conditions for completing the merger that would reasonably be expected to have a material adverse effect on Nortel Networks or would require Nortel Networks to dispose of any assets, except that Clarify cannot terminate the merger agreement in the latter circumstance if Nortel Networks waives its analogous right to do so; or

     - on or before December 2, 1999, Clarify's Board elects to terminate the merger agreement in order to approve or recommend a merger or similar transaction that is a superior proposal. The merger agreement defines a superior proposal as any bona fide written acquisition proposal made by a third party that was not solicited or encouraged in violation of the merger agreement and which Clarify's Board determines in its good faith judgment, based on the opinion of a financial advisor of nationally recognized reputation, to be materially more favorable to Clarify's stockholders than the transactions contemplated by the merger agreement.

TERMINATION FEES (SEE PAGE 44)

     Clarify could be required to pay Nortel Networks a termination fee of up to $60,000,000 if the merger agreement is terminated under specified circumstances.

STOCK OPTION AGREEMENT (SEE PAGE 46)

     Clarify has granted Nortel Networks an option to purchase a number of shares of Clarify common stock equal to 19.9% of those outstanding at a price of $68.09 per share, exercisable under specified circumstances. Nortel Networks' potential profit on the option is capped at $70,000,000. The option will not be exercisable after completion of the merger or after Nortel Networks receives the termination fee, and the termination fee will not be payable after any exercise of the option.

                       SELECTED HISTORICAL FINANCIAL DATA

NORTEL NETWORKS

     The following selected consolidated financial data as at and for the nine months ended September 30, 1999 and 1998 has been derived from Nortel Networks' unaudited interim financial statements and contain all normal, recurring entries necessary for fair presentation, but are not indicative of the results for the entire year. The selected consolidated financial data as at and for each of the five fiscal years in the period ended December 31, 1998 has been derived from the consolidated financial statements of Nortel Networks. The report of Deloitte & Touche LLP, as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, is included in Nortel Networks' Annual Report on Form 10-K for the year ended December 31, 1998, as amended by its Form 10-K/A dated February 10, 2000, incorporated in this proxy statement/prospectus by reference. You should read the selected consolidated financial data in conjunction with the financial statements and the notes to the financial statements for Nortel Networks included in its Annual Report on Form 10-K for the year ended December 31, 1998, as amended by its Form 10-K/A dated February 10, 2000, and its Quarterly Report on Form 10-Q for the period ended September 30, 1999, as amended by its Form 10-Q/A dated February 10, 2000. See "Where You Can Find More Information" on page 65 to learn how you can obtain these reports. We have adjusted per share amounts to reflect Nortel Networks' two-for-one stock split on January 7, 1998 and the stock dividend of one common share on each issued and outstanding Nortel Networks common share as of August 17, 1999.

     Because the merger is not material to Nortel Networks, pro forma financial statements of Nortel Networks reflecting the merger are not required to be included in this document under the applicable rules of the Commission, including Rule 11-01 of Regulation S-X.

                                                                                                        AS AT AND FOR THE NINE
                                                                                                             MONTHS ENDED
                                                  AS AT AND FOR THE YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                           --------------------------------------------------------    ------------------------
                                             1994        1995        1996        1997        1998         1998          1999
                                           --------    --------    --------    --------    --------    ----------    ----------
                                                                                                             (UNAUDITED)
                                             (MILLIONS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE FIGURES AND EMPLOYEE DATA)
EARNINGS AND RELATED DATA
Revenues...............................    $ 8,874     $10,672     $12,847     $15,449     $17,575      $11,807       $15,224
Research and development expense.......      1,156       1,579       1,813       2,147       2,453        1,801         2,122
Amortization of plant and equipment....        390         430         439         439         471          333           462
Income tax provision...................        161         233         321         438         601          332           446
Net earnings (loss)
  Canadian GAAP........................        408(2)      473         623         829(3)     (537)(4)     (205)(5)      (593)(6)
  U.S. GAAP............................        362(2)      399         564         712(3)   (1,250)(4)   (1,107)(5)      (502)(6)
Net earnings (loss) applicable to
  common shares
  Canadian GAAP........................        404(2)      469         619         812(3)     (569)(4)     (228)(5)      (614)(6)
  U.S. GAAP............................        358(2)      395         560         695(3)   (1,282)(4)   (1,130)(5)      (523)(6)
Earnings (loss) per revenue dollar, in
  cents(1)
  Canadian GAAP........................          5           4           5           5          (3)          (2)           (4)
  U.S. GAAP............................          4           4           5           5          (8)         (10)           (4)
Earnings (loss) per common share, in
  dollars
  Canadian GAAP........................       0.40(2)     0.46        0.60        0.78(3)    (0.50)(4)    (0.21)(5)     (0.46)(6)
  U.S. GAAP............................       0.36(2)     0.39        0.54        0.67(3)    (1.12)(4)    (1.04)(5)     (0.39)(6)
  U.S. GAAP, fully diluted.............       0.36(2)     0.39        0.54        0.65(3)    (1.12)(4)    (1.04)(5)     (0.39)(6)
Dividends per common share, in
  dollars..............................       0.09       0.105       0.125       0.145        0.15       0.1125        0.1125
FINANCIAL POSITION
Working capital........................      2,160       2,051(7)    3,099       3,664       4,424        4,394(7)      4,654
Plant and equipment (at cost)..........      3,910       4,533       4,680       4,706       5,249        5,349(7)      5,410
Accumulated amortization...............      2,205       2,610       2,645       2,666       2,986        3,054         3,054
Total assets
  Canadian GAAP........................      8,797(7)    9,480(7)   10,903      12,554      19,732       20,203(7)     20,725
  U.S. GAAP............................      9,218(7)    9,301(7)   10,820(7)   12,398(7)   21,828(7)    22,062(7)     22,409
Long-term debt.........................      1,495(7)    1,221(7)    1,663       1,565       1,648        1,673         1,470
Redeemable preferred shares............         73          73         367         609         609          609           609

                                                                                                        AS AT AND FOR THE NINE
                                                                                                             MONTHS ENDED
                                                  AS AT AND FOR THE YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                           --------------------------------------------------------    ------------------------
                                             1994        1995        1996        1997        1998         1998          1999
                                           --------    --------    --------    --------    --------    ----------    ----------
                                                                                                             (UNAUDITED)
                                             (MILLIONS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE FIGURES AND EMPLOYEE DATA)
Common shareholders' equity
  Canadian GAAP........................      3,355       3,798       4,509       4,801      10,956       11,422(7)     10,853
  U.S. GAAP............................      3,283       3,652       4,304       4,517      12,190       12,415(7)     12,280
CAPITAL EXPENDITURES(1)................        389         577         601         575         642          479           629
EMPLOYEES AT END OF PERIOD(1)..........     57,054      59,904(8)   62,284(9)   68,341(9)   71,296(9)    75,009(9)     73,343(9)

---------------

(1) Unaudited

                                                                             US GAAP
                                                              CDN GAAP    (IF DIFFERENT)
                                                              --------    --------------
(2) Includes the following:
     -  one-time gains on the sale of its optical fiber and
       fiber cable manufacturing facility and on the sale of
       its connection, protection and optical fiber
       management systems businesses........................  $   101
(3) Includes the following:
     -  one-time gain on the sale of its TTS Meridian
       Systems Inc. and Nortel Communications Systems Inc.
       distribution businesses..............................  $   102
     -  one-time charges related to the write-down of
       certain investments and for the rationalization
       and/or relocation of certain manufacturing
       facilities...........................................  $   (95)
     -  net tax impact......................................  $     1
(4) Includes the following:
     -  acquisition-related costs which include the
       amortization of intangible assets from the
       acquisition of Bay Networks, Inc., and the
       amortization of any purchased in-process research and
       development from prior acquisitions..................  $(1,630)       $(2,258)
     -  one-time gains on the sales of shares of Lagaradere
       SCA, Netspeed Inc. and Matra Ericsson
       Telecommunications, the disposition of the Advanced
       Power System business and the Creedmoor, North
       Carolina manufacturing facility, and gains related to
       Entrust Technologies Inc., net of a loss on the sale
       of the Research and Development Centre of the GSM
       terminals business...................................  $   441
     -  one-time charges related primarily to a charge taken
       by Nortel Networks plc to downsize a portion of its
       Fixed Wireless Access manufacturing operation and a
       write-down of certain assets and investments.........  $  (447)
     -  net tax impact......................................  $     2
(5) Includes the following:
     -  acquisition-related costs which include the
       amortization of intangible assets from the
       acquisition of Bay Networks, and the amortization of
       any purchased in-process research and development
       from prior acquisitions..............................  $  (810)       $(1,691)
     -  one-time gains and charges net of tax...............  $    (6)
     -  amortization of deferred taxes on Bay Networks
       acquired technology..................................  $   nil        $    21
(6) Includes the following:
     -  acquisition-related costs which include the
       amortization of intangible assets from the
       acquisition of Bay Networks and from subsequent
       acquisitions and the amortization of any purchased
       in-process research and development from prior
       acquisitions.........................................  $(1,585)       $(1,538)
     -  one-time gains and charges net of tax...............  $     1
     -  amortization of deferred taxes on Bay Networks
       acquired technology..................................  $   nil        $   187
(7) Comparative amounts have been restated to conform with current period's presentation.
(8) In addition, Nortel Networks' proportionate share of the employees of the Matra
     Nortel Communications S.A.S joint venture was 3,811.
(9) In addition, Nortel Networks' proportionate share of the employees of all joint ventures was 3,712 in September 1999, 3,656 in September 1998, 3,756 in December
     1998, 4,555 in December 1997 and 5,300 in December 1996.

CLARIFY

     The following selected consolidated financial data as at and for the nine months ended September 30, 1999 and 1998 has been derived from Clarify's unaudited interim financial statements and contain all normal, recurring entries necessary for fair presentation, but are not indicative of the results for the entire year. The selected consolidated financial data as at and for the five fiscal years in the period ended December 31, 1998 has been derived from the consolidated financial statements of Clarify. The report of PricewaterhouseCoopers LLP, independent auditors, dated January 19, 1999, except for Note 11 for which the date is March 12, 1999, on the consolidated financial statements of Clarify as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 is included in Clarify's Annual Report on Form 10-K for the year ended December 31, 1998, which is incorporated in this proxy statement/prospectus by reference. You should read the selected consolidated financial data in conjunction with the consolidated financial statements and related notes for Clarify included in its Annual Report filed on Form 10-K for the year ended December 31, 1998 and its Quarterly Report on Form 10-Q for the period ended September 30, 1999. See "Where You Can Find More Information" on page 65 to learn how to obtain this report.

                                                                                                  AS AT AND FOR THE NINE
                                                                                                       MONTHS ENDED
                                               AS AT AND FOR THE YEAR ENDED DECEMBER 31,              SEPTEMBER 30,
                                          ----------------------------------------------------    ----------------------
                                           1994       1995       1996       1997        1998        1998         1999
                                          -------    -------    -------    -------    --------    ---------    ---------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)    (UNAUDITED)
STATEMENTS OF OPERATIONAL DATA:
  Revenues:
    License fees......................    $ 7,001    $15,749    $39,139    $59,214    $ 84,874    $ 58,236     $ 89,780
    Services..........................      5,526      9,148     17,183     29,003      45,636      30,946       69,304
                                          -------    -------    -------    -------    --------    --------     --------
    Total revenues....................     12,527     24,897     56,322     88,217     130,510      89,182      159,084
                                          =======    =======    =======    =======    ========    ========     ========
Cost of revenues:
  License fees........................        400        759      1,409      2,400       2,424       1,592        2,598
  Services............................      3,419      5,714     10,711     18,149      26,165      18,392       38,044
                                          -------    -------    -------    -------    --------    --------     --------
    Total cost of revenues............      3,819      6,473     12,120     20,549      28,589      19,984       40,642
                                          =======    =======    =======    =======    ========    ========     ========
Gross margin..........................      8,708     18,424     44,202     67,668     101,921      69,198      118,442
Operating expenses:
  Product development and
    engineering.......................      3,951      5,547     10,384     16,777      20,329      14,691       20,287
  Sales and marketing.................      4,162      9,017     20,351     38,054      61,389      42,348       70,049
  General and administrative..........      1,632      2,336      4,920      7,903      10,094       7,149       10,415
  Merger costs........................         --         --      1,061         --          --          --           --
                                          -------    -------    -------    -------    --------    --------     --------
    Total operating expenses..........      9,745     16,900     36,716     62,734      91,812      64,188      100,751
                                          =======    =======    =======    =======    ========    ========     ========
Operating income (loss)...............     (1,037)     1,524      7,486      4,934      10,109       5,010       17,691
Interest and other income (expense),
  net.................................        (57)       109      1,644      1,304       1,507       1,036        2,002
                                          -------    -------    -------    -------    --------    --------     --------
Income (loss) before income taxes.....     (1,094)     1,633      9,130      6,238      11,616       6,046       19,693
Provision for income taxes............         --        129        940      2,308       4,298       2,237        7,680
                                          -------    -------    -------    -------    --------    --------     --------
Net income (loss).....................    $(1,094)   $ 1,504    $ 8,190    $ 3,930    $  7,318    $  3,809     $ 12,013
                                          =======    =======    =======    =======    ========    ========     ========
Basic net income (loss) per share.....    $ (0.28)   $  0.09    $  0.41    $  0.19    $   0.34    $   0.18     $   0.53
                                          =======    =======    =======    =======    ========    ========     ========
Diluted net income (loss) per share...    $ (0.28)   $  0.09    $  0.38    $  0.18    $   0.32    $   0.17     $   0.47
                                          =======    =======    =======    =======    ========    ========     ========
Shares used in per share computations:
  Basic...............................      3,975     16,250     20,143     20,909      21,683      21,574       22,769
                                          =======    =======    =======    =======    ========    ========     ========
  Diluted.............................      3,975     17,351     21,768     22,164      22,592      22,147       25,303
                                          =======    =======    =======    =======    ========    ========     ========
BALANCE SHEET DATA:
Working capital.......................    $ 3,908    $30,129    $35,586    $40,911    $ 58,669    $ 45,658     $ 70,900
Total assets..........................      9,884     42,283     70,684     86,831     122,600     103,526      168,684
Long-term obligations.................        654      1,047         --         --          --          --           --
Retained earnings (accumulated
  deficit)............................     (7,950)    (7,672)     1,565      5,492      12,810       9,301       24,823
Total stockholders' equity............    $ 4,368    $31,482    $46,945    $57,097    $ 71,319    $ 63,378     $ 98,426

                              RECENT DEVELOPMENTS



     On January 28, 2000, Nortel Networks announced the completion of the acquisition of Qtera Corporation, a privately-held company that produces ultra-long-reach optical networking systems, for up to $3.25 billion in Nortel Networks common shares, a portion of which is contingent upon Qtera achieving certain business objectives. Qtera has its headquarters and about 140 employees in Boca Raton, Florida, and about 30 employees in Richardson, Texas. As a result of the merger, Qtera became a wholly owned subsidiary of Nortel Networks and each outstanding share of Qtera preferred stock and common stock was converted into a right to receive 1.3350 Nortel Networks common shares, for a total of approximately 23 million Nortel Networks common shares. Approximately 5 million Nortel Networks common shares were reserved for issuance in respect of Qtera options and warrants assumed by Nortel Networks. In addition, up to $500 million in Nortel Networks common shares may be issued to former Qtera shareholders upon Qtera achieving certain business objectives. Nortel Networks expects the acquisition to be neutral to Nortel Networks earnings per share in calendar year 2000 and accretive in calendar year 2001, excluding the effects of acquisition-related charges.



     On January 26, 2000, BCE Inc., which owns approximately 39.6% of Nortel Networks' common shares, announced a plan to distribute an approximately 37% ownership interest in Nortel Networks to BCE's shareholders. Under the proposed plan, a new publicly traded Canadian company will be created which will own all of the common shares of and continue as Nortel Networks. Nortel Networks' public common shareholders will receive one common share in the new company in exchange for each Nortel Networks common share they now hold, so that their level of investment is retained. BCE shareholders will retain their BCE shares and receive approximately 0.78 of a common share (subject to adjustment) in the new company for each BCE common share held. The transaction will be subject to various conditions, including shareholder and court approvals and rulings from Canadian authorities. Nortel Networks and BCE have signed a definitive agreement, approved by their respective boards of directors, to implement the proposed transaction and expect it to be implemented by the end of the second quarter 2000. You can find further information about BCE's plan in Nortel Networks' Current Report on Form 8-K dated January 26, 2000. To learn how to obtain this report, see "Where You Can Find More Information" on page 65.



     On January 25, 2000, Nortel Networks reported its results for the fourth quarter and the year 1999. Revenues for the fourth quarter of 1999 increased 21% to $6.99 billion from $5.77 billion for the same period in 1998. Including acquisition related costs and one-time gains and charges, Nortel Networks recorded net earnings applicable to common shares in the fourth quarter of 1999 of $417 million or $0.30 per share. For the year 1999, revenues increased 26% to $22.22 billion from $17.58 billion for the year 1998. Including acquisition related costs and one-time gains and charges, Nortel Networks recorded a net loss of $197 million, or $0.15 per share, for 1999.



     On January 25, 2000, Nortel Networks' board approved a division of the common shares of Nortel Networks on a two-for-one basis. This stock split is subject to common shareholder and regulatory approval. Common shareholders of Nortel Networks will be asked to approve the two-for-one stock split at the Nortel Networks' next scheduled meeting of common shareholders. You can find further information about the planned stock split in Nortel Networks' Current Report on Form 8-K dated January 25, 2000. To learn how to obtain this report, see "Where You Can Find More Information" on page 65.



     The statements in this section with respect to Nortel Networks' expectations and plans and BCE's plan are forward-looking statements that may prove inaccurate because of a variety of risks and uncertainties, including those described under "Risk Factors -- Forward looking statements may prove inaccurate" on page 12.



     On January 24, 2000, Clarify reported its results for the fourth quarter and the year 1999. Revenue for the quarter ended December 31, 1999 was $71.6 million, an increase of 73% from $41.3 million in revenue reported in the fourth quarter of 1998. Revenue for 1999 was $230.7 million, up 77% from 1998. Including the effects of nonrecurring expenses, Clarify reported net income of $2.7 million or $0.10 per diluted share for the fourth quarter of 1999 and net income of $14.7 million or $0.56 per diluted share for the year.

                COMPARATIVE HISTORICAL UNAUDITED PER SHARE DATA

     The following table sets forth historical per share financial information as at and for the nine months ended September 30, 1999 and the year ended December 31, 1998 relating to outstanding Nortel Networks common shares and shares of Clarify common stock. You should read the information presented in the table in conjunction with the financial statements and the notes to the financial statements for Nortel Networks included in its Annual Report on Form 10-K for the year ended December 31, 1998, as amended by its Form 10-K/A dated February 10, 2000, and Quarterly Report on Form 10-Q for the period ended September 30, 1999, as amended on Form 10-Q/A dated February 10, 2000, and the financial statements and notes to the financial statements for Clarify included in its Annual Report on Form 10-K for the year ended December 31, 1998 and Quarterly Report on Form 10-Q for the period ended September 30, 1999. See "Where You Can Find More Information" on page 65 to learn how to obtain these reports. We have adjusted per share amounts to reflect Nortel Networks' two-for-one stock split on January 7, 1998 and the stock dividend of one common share on each issued and outstanding Nortel Networks common share as of August 17, 1999.

                                                             AS AT AND FOR THE    AS AT AND FOR THE
                                                                YEAR ENDED        NINE MONTHS ENDED
                                                             DECEMBER 31, 1998    SEPTEMBER 30, 1999
                                                             -----------------    ------------------
NORTEL NETWORKS COMMON SHARES
Net loss per common share:
  Canadian GAAP, basic...................................       $    (0.50)           $    (0.46)
  U.S. GAAP, basic.......................................            (1.12)                (0.39)
  U.S. GAAP, diluted.....................................            (1.12)                (0.39)
Cash dividends per common share:
  Canadian and U.S. GAAP.................................             0.15                0.1125
Book value per common share at period end:
  Canadian GAAP..........................................             8.26                  7.97
  U.S. GAAP..............................................             9.18                  9.02
CLARIFY COMMON STOCK (U.S. GAAP)
Net earnings per share, basic............................       $     0.34            $     0.53
Net earnings per share, diluted..........................             0.32                  0.47
Cash dividends per share.................................               --                    --
Book value per share at period end.......................             3.22                  4.21

                                  RISK FACTORS

     You should consider the following matters in conjunction with the other information included or incorporated by reference in this document in deciding whether to vote in favor of the merger.

BECAUSE YOU WILL RECEIVE A FIXED NUMBER OF NORTEL NETWORKS COMMON SHARES FOR EACH SHARE OF YOUR CLARIFY COMMON STOCK, AND BECAUSE THE MARKET VALUE OF NORTEL NETWORKS COMMON SHARES WILL VARY, YOU CANNOT BE CERTAIN OF THE VALUE OF THE CONSIDERATION YOU WILL RECEIVE IN THE MERGER.

     In the merger, each share of Clarify common stock will be exchanged for 1.3 Nortel Networks common shares. This exchange ratio will not be adjusted to reflect any changes in the market price of either Clarify common stock or Nortel Networks common shares. As a result, the value of the consideration you receive in the merger for your shares of Clarify common stock will depend on the market value of Nortel Networks common shares at the time the merger is completed, which may be either lower or higher than their current market value or their market value at the time you decide whether to vote in favor of the merger.

     Neither Nortel Networks nor Clarify will have the right to terminate the merger agreement or, in the case of Clarify, to resolicit the vote of its stockholders, solely because of changes in the market price of Nortel Networks common shares. You should obtain current market quotations for Nortel Networks common shares.

     In addition, the exchange of certificates representing your shares of Clarify common stock for certificates representing Nortel Networks common shares will not take place immediately after completion of the merger. You will thus be unable to sell or otherwise transfer these Nortel Networks common shares for a period following completion of the merger. The market value of the Nortel Networks common shares you receive in the merger may be either lower or higher at the time you receive your certificates representing Nortel Networks common shares, and so become able to sell those shares, than at the time of the merger.

DIRECTORS AND EXECUTIVE OFFICERS OF CLARIFY HAVE CONFLICTS OF INTEREST THAT MAY HAVE INFLUENCED THEIR DECISION TO APPROVE THE MERGER.

     You should be aware of conflicts of interest of, and the benefits available to, directors and executive officers of Clarify when considering the recommendation of the merger by Clarify's Board. As discussed below under "The Merger -- Interests of Certain Persons in the Merger" on page 28, the directors and executive officers of Clarify have interests in the merger that are in addition to, or different from, their interests as Clarify stockholders. These interests include:

     - Vesting of Options. Under the terms of Clarify's stock option plans and applicable stock option agreements, a significant number of options held by Clarify directors and executive officers will become vested and immediately exercisable just prior to completion of the merger. Nortel Networks will assume all of these options to the extent they are not exercised before the merger and will treat them as options to purchase Nortel Networks common shares following the merger.

     - Stamm Option Arrangement. In connection with the signing of the merger agreement and his execution of a restrictive covenant agreement, Clarify confirmed that a significant number of stock options held by Mr. David Stamm, Clarify's founder and the Chairman of Clarify's Board, will become vested and immediately exercisable, and remain outstanding, on completion of the merger.

     - Zingale Employment Arrangement. Nortel Networks has offered Mr. Anthony Zingale, Clarify's President and Chief Executive Officer who is also a director, the position of President of the Clarify e-Business Solutions business to be included in the Nortel Networks Enterprise Solutions line of business, commencing on completion of the merger. The terms of the offer of employment will afford Mr. Zingale significant benefits.

     - New Option Grants. Nortel Networks intends to grant to five executive officers of Clarify, other than Mr. Zingale, options to purchase an aggregate of 260,000 Nortel Networks common shares, as soon as practicable following completion of the merger.

     - Directors' and Officers' Insurance; Indemnification of Clarify's Directors and Officers. Under the merger agreement, current and former directors and officers of Clarify have significant rights to directors' and officers' insurance coverage and to indemnification with respect to acts and omissions in their capacities as directors and officers of Clarify.

THE TERMINATION FEE AND THE STOCK OPTION AGREEMENT MAY DISCOURAGE OTHER COMPANIES FROM TRYING TO ACQUIRE CLARIFY.

     In the merger agreement, Clarify agreed to pay a termination fee to Nortel Networks in specified circumstances, including where a third party acquires or seeks to acquire Clarify. In the stock option agreement, Clarify granted Nortel Networks an option to purchase a number of shares of Clarify common stock equal to 19.9% of the Clarify common stock outstanding at the time of exercise, exercisable under similar circumstances. These agreements could discourage other companies from trying to acquire Clarify even though those other companies might be willing to offer greater value to Clarify stockholders than Nortel Networks has offered in the merger agreement. In addition, payment of the termination fee would have a material adverse effect on Clarify's financial condition.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE.

     This document and the documents that are incorporated by reference contain forward-looking statements about Clarify, Nortel Networks and the combined company after the merger which Clarify and Nortel Networks believe are covered by the Private Securities Litigation Reform Act of 1995. Statements in this document that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements include:

     -  financial projections and estimates;

     - statements regarding plans, objectives and expectations of Clarify or its Board with respect to future operations, products and services;

     -  statements regarding future economic performance;

     - statements relating to the assumptions underlying projections, estimates, plans, objectives, expectations and performance; and

     - statements relating to the estimated size and growth of relevant markets.

     When used in this document, the words "anticipates," "believes," "expects," "intends," and similar expressions as they relate to Clarify, Nortel Networks or the combined company after the merger or the management of any of these companies are intended to identify these forward-looking statements.

     In making any of these statements, the expectations are believed to be based on reasonable assumptions. However, there are numerous risks, uncertainties and important factors that could cause actual results to differ materially from those in forward-looking statements. These include:

     - those discussed or identified from time to time in Clarify's or Nortel Networks' public filings with the Securities and Exchange Commission, which is referred to throughout this document as the "Commission";

     - specific risks or uncertainties associated with Clarify's or Nortel Networks' expectations with respect to:

       -  timing, completion or tax status of the merger;

       -  the value of the merger consideration;

       -  growth prospects;

       -  market positions;

       -  distribution channels;

       -  earnings per share;

       -  cost savings;

       -  revenue enhancements; and

       -  profitability resulting from the merger; and

     -  general economic conditions such as:

       -  changes in interest rates and the performance of the markets;

       -  changes in domestic and foreign laws, regulations and taxes;

       -  changes in competition and pricing environments;

       -  regional or general changes in asset valuations;

       -  the occurrence of significant natural disasters;

       -  the development of major year 2000 liabilities;

       -  general market conditions;

       -  competition; and

       -  pricing.

     The actual results, performance or achievement by Clarify or Nortel Networks could differ materially from those expressed in, or implied by, these forward-looking statements. Accordingly, we cannot assure you that any of the events anticipated by the forward-looking statements will occur, or if they do, what impact they will have on the results of operations and financial condition of Clarify or Nortel Networks.

                           CLARIFY'S SPECIAL MEETING

WHERE AND WHEN CLARIFY'S SPECIAL MEETING WILL BE HELD

     The special meeting of Clarify stockholders will be held on March 16, 2000, at 10:00 a.m., Pacific Time, at Clarify's principal executive offices located at 2560 Orchard Parkway, San Jose, California 95131.

WHAT YOU WILL VOTE ON

     At the special meeting, Clarify stockholders will consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 18, 1999, among Clarify, Nortel Networks and Northern Crown Subsidiary, Inc. The merger agreement provides, among other things, that Northern Crown Subsidiary will be merged with and into Clarify, and each outstanding share of Clarify common stock will be converted into the right to receive 1.3 common shares of Nortel Networks. As a result of the merger, Clarify will become a wholly owned subsidiary of Nortel Networks.

     Clarify is not proposing any matters other than the approval and adoption of the merger agreement to come before the special meeting.

CLARIFY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MERGER

     CLARIFY'S BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF CLARIFY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

ONLY CLARIFY STOCKHOLDERS OF RECORD AS OF FEBRUARY 10, 2000 ARE ENTITLED TO VOTE

     The close of business on February 10, 2000 is the record date for determining the holders of Clarify common stock who are entitled to receive notice of and to vote at the special meeting or at any adjournment or postponement of the special meeting.

MAJORITY OF OUTSTANDING SHARES MUST BE REPRESENTED FOR A VOTE TO BE TAKEN

     Clarify has only one class of capital stock outstanding, which is common stock, par value $0.0001 per share. The holders of a majority of the outstanding shares of Clarify common stock entitled to vote must be present at the special meeting, in person or by proxy, to constitute a quorum to transact business.

     Votes cast by proxy or in person at the Clarify special meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. Abstentions will be treated as shares present in determining whether Clarify has a quorum for the special meeting. If a broker or other record holder or nominee indicates on a proxy that it does not have direction or authority to vote certain shares, those shares will be considered present at the special meeting for purposes of determining a quorum.

VOTE REQUIRED

     The holders of a majority of the outstanding shares of Clarify common stock must vote for the approval and adoption of the merger agreement to approve the merger. This means that if you do not vote your shares, your failure to vote will have the same effect as a vote against the merger. On the record date, 24,221,275 shares of Clarify common stock were outstanding, excluding shares held in treasury, and there were approximately 99 holders of record. Each holder of Clarify common stock outstanding on the record date is entitled to one vote for each share held.

VOTING YOUR SHARES AND CHANGING YOUR VOTE

     Clarify's Board is soliciting your proxy. This will give you the opportunity to vote at Clarify's special meeting if you do not attend in person.

     If you are a record holder of Clarify's common stock, you may vote your shares by either of the following means:

     -  in person by completing a ballot at the meeting; or

     - by proxy by completing, signing and dating the enclosed proxy and returning it in the enclosed envelope.

     If you have questions or requests for assistance in completing and submitting proxy cards, please contact Corporate Investor Communications, Inc., a firm that provides professional proxy soliciting services that Clarify has retained, at the following address and telephone number: 111 Commerce Road, Carlstadt, New Jersey 07072-2586; (201) 896-5692.

     If your broker holds your shares for you in street name, you should instruct your broker to vote your shares, following the directions your broker provides. Most brokers have procedures for telephone and Internet voting. Check the material your broker sends you, or call your account representative for more information.

     When you deliver a valid proxy or instruct your broker to vote your shares, your shares will be voted according to your instructions. If you do not vote in one of these ways or attend the special meeting and vote in person, your failure to vote will have the same effect as voting against the merger.

     If you are a record holder of Clarify common stock, you may revoke your proxy at any time before the vote at the meeting by:

     -  executing and returning a proxy bearing a later date;

     -  giving written notice of revocation to an officer of Clarify; or

     -  attending the special meeting and voting in person.

     If your broker holds your shares for you in street name, to change your vote you will need to give appropriate instructions to your broker, following the directions your broker provides.

HOW PROXIES ARE COUNTED

     If you return a signed and dated proxy card but do not indicate how you want your shares to be voted, those shares represented by your proxy will be voted as recommended by Clarify's Board. A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the special meeting, including any proposal to adjourn the meeting. However, if Clarify proposes to adjourn the meeting in order to have more time to solicit proxies, any shares represented by a proxy that is voted against the merger will be voted against the adjournment proposal.

COST OF SOLICITATION

     The solicitation of the enclosed proxies from Clarify stockholders is made on behalf of Clarify's Board. Nortel Networks and Clarify will share equally the cost of printing and mailing the proxy statement/prospectus. The remaining cost of soliciting proxies, including preparing, handling, printing and mailing the proxy solicitation material, will be borne by Clarify. Solicitation will be made by mail, by electronic telecommunications or in person. Clarify has retained the services of Corporate Investor Communications, Inc. to assist in the solicitation of proxies for a fee estimated at $70,000 plus out-of-pocket expenses. Management of Clarify may also use the services of its directors, officers and employees in soliciting proxies, who will not receive any additional compensation for doing so, but who will be reimbursed for their out-of-pocket expenses. Clarify will reimburse banks, brokers, nominees, custodians and fiduciaries for their expenses in forwarding copies of the proxy solicitation material to the beneficial owners of the stock they hold of record and in requesting authority for the execution of proxies.

                                   THE MERGER

BACKGROUND OF THE MERGER

     In recent years, the market in which Clarify competes has become increasingly competitive and has been experiencing a consolidation trend. Given this environment and Clarify's ongoing efforts to expand the market for its products and services, Clarify's board of directors and management believed it was appropriate to be responsive to third parties that independently indicated interest in discussing strategic transactions. Although Clarify received, and actively pursued, unsolicited indications of interest regarding potential strategic transactions from third parties in the fall of 1998, none of these discussions were pursued by such third parties beyond a preliminary stage.

     Clarify did not engage in any further discussions with third parties regarding potential strategic transactions until Nortel Networks indicated an interest in beginning discussions. During the week of June 15, 1999, Mr. Wayne Fothergill and Ms. Susan King, President and Vice-President of Nortel Networks Enterprise Applications Solutions, respectively, met with Mr. David Stamm, Clarify's Chairman of the Board, Mr. Anthony Zingale, its President and Chief Executive Officer, and Ms. Jan Praisner, its Chief Financial Officer, on a number of occasions to discuss market dynamics surrounding customer relationship management and potential opportunities for a strategic partnership or business combination involving Clarify and Nortel Networks. Similar discussions were conducted on various other occasions during June and July.

     On August 2, 1999, Clarify met with representatives of Morgan Stanley & Co. Incorporated to discuss potential strategic transactions and the possibility of engaging Morgan Stanley to act as Clarify's financial advisor. On August 12, 1999, Clarify formally engaged Morgan Stanley to act as its financial advisor in evaluating its strategic alternatives, including the possible acquisition of Clarify by interested parties, including Nortel Networks.

     On August 17, 1999, Mr. John Roth, Chief Executive Officer of Nortel Networks, Jim Long, then President of Nortel Networks Enterprise Solutions, and Mr. Fothergill met with Mr. Stamm, Mr. Zingale and other members of Clarify's senior management. During these discussions Mr. Roth expressed Nortel Networks' preliminary interest in a potential acquisition of Clarify. Mr. Stamm and Mr. Zingale indicated that although Clarify might be interested in entering into discussions regarding a potential acquisition transaction, Clarify would require additional time to analyze strategic, integration and execution issues associated with such a transaction before proceeding with those discussions. In late August, there were several meetings and telephone conversations between Mr. Fothergill and Mr. Zingale regarding how the parties wished to proceed. In addition, Clarify received, and actively pursued, an unsolicited indication of interest in a strategic transaction from another industry participant during the month of August.

     On September 2, 1999, a meeting was held at the offices of Credit Suisse First Boston, Nortel Networks' financial advisor, in Palo Alto, California. Among those present for Clarify were Mr. Zingale and Ms. Praisner, and representatives of Morgan Stanley. Among those present for Nortel Networks were various representatives of its Enterprise Applications Solutions business, its Mergers and Acquisitions group and its Law department, and representatives of Credit Suisse First Boston. At this meeting, the management of Clarify and representatives of Morgan Stanley presented a summary of Clarify's overall business, customers, competitive positioning, alliance partnerships and financial outlook. Clarify and Nortel Networks executed a mutual confidentiality agreement and Clarify provided requested due diligence information to Nortel Networks. The confidentiality agreement included provisions restricting unsolicited purchases by either party of the other's voting securities, requiring Clarify to give Nortel Networks notice of any acquisition proposal received from a third party and restricting each party's ability to solicit the other's employees, in each case for a period of one year.

     On September 7, 1999, Clarify's management made a presentation regarding its business to the party that had expressed potential interest in a strategic transaction with Clarify during the month of August.

     On September 14, 1999, another meeting was held at the offices of Credit Suisse First Boston. Among those present for Clarify were Mr. Stamm and Mr. Zingale, and representatives of Morgan

Stanley. Among those present for Nortel Networks were Mr. Fothergill, Ms. King, Ms. Ornella Napolitano, Nortel Networks' Vice President of Mergers and Acquisitions, and representatives of Credit Suisse First Boston. The purpose of the meeting was to discuss strategic, integration and execution issues in connection with a potential business combination. At the conclusion of the meeting, executives of both companies reaffirmed their willingness to continue discussions regarding a potential acquisition of Clarify by Nortel Networks.

     On September 15, 1999, Morgan Stanley reviewed with Clarify's Board and management materials relating to various strategic alternatives being considered.

     On September 20, 1999, Clarify held a telephonic board meeting, in which Morgan Stanley and Venture Law Group, Clarify's outside legal counsel, participated, to discuss the status of ongoing interest in Clarify by various parties and to review updated valuation and other analyses from Morgan Stanley. At the conclusion of this meeting, Clarify's Board directed management to continue its current strategic discussions and to contact certain other parties believed to have a potential interest in acquiring Clarify.

     On September 22, 1999, Clarify received a non-binding term sheet from Nortel Networks which specified the material terms and conditions of Nortel Networks' willingness to pursue the potential acquisition of Clarify. Included in the term sheet was the requirement that, in connection with the parties' entering definitive agreements, Clarify grant Nortel Networks an option to purchase a specified number of shares of Clarify's common stock in the event the proposed transaction was not completed under specified circumstances. The term sheet also included a requirement that certain of Clarify's stockholders enter into an agreement to vote their shares of Clarify common stock in favor of the proposed transaction and to refrain from transferring their shares or soliciting, initiating, encouraging or otherwise facilitating any alternative transaction. The stock option agreement and the stockholders agreement are described under "Other Agreements" on page 46.

     On September 24, 1999, Clarify held a board meeting, at which representatives of Morgan Stanley and Venture Law Group were present, to discuss the term sheet received from Nortel Networks and the status of discussions with other potential acquirers. At the conclusion of the meeting, Clarify's Board decided that Clarify's management should continue discussions both with Nortel Networks and other potential acquirers.

     In late September 1999, Clarify contacted an industry participant from whom Clarify had not previously received any indication of interest in a potential strategic transaction in order to determine whether it had any interest in discussing such a transaction. This party indicated, however, that it did not wish to begin such discussions.

     On October 1, 1999, Clarify held a telephonic board meeting to review Clarify's preliminary revenue results for the third quarter of 1999 and to receive an update on recent discussions with various parties concerning a possible strategic transaction.

     On October 4, 1999, Clarify held a telephonic board meeting at which management reported that the party to whom Clarify had made a presentation regarding a possible strategic transaction on September 7, 1999, in response to its previous indication of interest, had indicated that it no longer expected to make a proposal on terms that would be agreeable to Clarify. Clarify's management also reported on Nortel Networks' continuing interest in a potential business combination.

     On October 5, 1999, Mr. Fothergill met with Mr. Zingale to discuss the terms of a potential business combination between Clarify and Nortel Networks. Later that same day, Mr. Roth and Mr. Zingale discussed these matters by telephone. On October 6, 1999, Mr. F. William Conner, newly appointed President of Nortel Networks Enterprise Solutions, effective November 1, 1999, met with Mr. Zingale at Nortel Networks' offices in Richardson, Texas to discuss strategy, integration and execution issues relating to a potential transaction.

     On October 7, 1999, Clarify held a telephonic board meeting at which management provided an update of the recent discussions with Nortel Networks and valuation discussions between the parties' respective financial advisors. Following discussion of the merits of the proposed acquisition by Nortel Networks, Clarify's Board was unanimously of the view that, if an acceptable valuation of Clarify could be negotiated, it would be in the best interests of Clarify and its stockholders to proceed with definitive negotiations for an acquisition of Clarify by Nortel Networks.


     During the period from October 7 to 10, Clarify and Nortel Networks continued valuation discussions. On October 10, 1999, Credit Suisse First Boston advised Morgan Stanley that, subject to the satisfactory completion of due diligence and negotiation of mutually satisfactory documentation, including a merger agreement, a stock option agreement and a stockholders agreement reflecting the material terms and conditions specified in its term sheet, Nortel Networks would be prepared to acquire Clarify in a stock-for-stock merger in which each outstanding share of Clarify would be exchanged for 1.3 Nortel Networks common shares. On the same date, Clarify and Nortel Networks entered into an agreement in which Clarify agreed to negotiate exclusively with Nortel Networks in connection with this acquisition proposal until October 29, 1999.



     On October 11, 1999, Clarify, Nortel Networks and their respective financial advisors met to discuss transaction timing. From October 12 to 17, representatives of the two companies continued their respective due diligence reviews and negotiated the terms of the merger agreement, the stock option agreement, the stockholders agreement, a restrictive covenant agreement between Clarify and directors and officers, including Mr. Stamm, and other documentation. Simultaneously, Nortel Networks representatives met with Clarify senior executives to discuss employment arrangements to become effective upon completion of the merger.


     On October 17, 1999, Clarify held a telephonic board meeting to discuss in detail Nortel Networks' acquisition proposal. Clarify's Board had previously reviewed copies of drafts and a summary of the proposed definitive agreements, and at the meeting Venture Law Group summarized key terms of the proposed transaction as well as its expected timing. Clarify's Board then engaged in a full discussion of the terms of the proposed transaction, including the strategic benefits of the combination and the terms and conditions of the merger agreement and related documents. Morgan Stanley reviewed with Clarify's Board the financial terms of the transaction, including a review of various valuation and other analyses. After further discussion, Clarify's Board unanimously determined that Clarify should continue final negotiations with Nortel Networks. A special meeting of Clarify's Board was scheduled for the next day, October 18, 1999, to vote on the approval of the definitive agreements and the acquisition transaction after the Board had further reviewed relevant documents.


     On October 18, 1999, Clarify held a telephonic board meeting, in which its senior management and financial and legal advisors participated, to review the terms of the proposed acquisition of Clarify by Nortel Networks. Clarify's legal advisors updated Clarify's Board on events since the last meeting and indicated that no material changes in the transaction structure and terms had occurred since the last meeting and that the parties had finalized the definitive agreements. Morgan Stanley then reviewed certain additional due diligence information regarding Nortel Networks and delivered its oral opinion, which was subsequently confirmed in writing, that, subject to and based on the considerations set forth in its opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to holders of shares of Clarify common stock. Following additional discussion of the presentations and discussions of the October 17, 1999 board meeting, Clarify's Board unanimously concluded that the proposed merger and merger agreement were fair to and in the best interests of Clarify and its stockholders. Clarify's Board then approved the merger and the merger agreement and related documents and authorized management to execute the definitive transaction documents.



     On October 18, 1999, after the close of financial markets in New York and Toronto, the parties executed the definitive merger agreement and related agreements and issued a joint press release announcing the transaction.

RECOMMENDATION OF CLARIFY'S BOARD; REASONS OF CLARIFY FOR THE MERGER

     CLARIFY'S BOARD, AFTER CAREFUL CONSIDERATION, HAS UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT. CLARIFY'S BOARD BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTEREST OF, CLARIFY AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF CLARIFY COMMON STOCK VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     Clarify's Board based its approval of the merger and its determination that the merger agreement is in the best interests of Clarify and its stockholders upon a number of factors, including, among others, the factors listed below:

     - The opportunity for Clarify stockholders, based on the exchange ratio negotiated with Nortel Networks, to receive a significant premium over recent and historical market prices of Clarify common stock, as well as how this premium compared to price premiums in recent transactions involving U.S. technology companies. As of October 15, 1999, the 1.3 exchange ratio implied a value per share of Clarify common stock of $68.49, which represented a 58% premium over Clarify's closing share price of $43.34 on that date. In addition, based on recent precedent acquisition transactions involving U.S. technology companies, the 58% premium significantly exceeds the median premium paid by the acquiring company of 31% over the closing share price of the acquired company one day before the announcement of the applicable transaction.

     - The ability of Clarify stockholders to participate in the growth of the businesses conducted by Clarify and Nortel Networks after the merger, as compared with Clarify's prospects as an independent company. Although Clarify's Board and management believe that Clarify's product and service offerings are superior to those of many of its larger competitors, some of these competitors have greater resources that have enabled them to create greater market awareness with respect to their products and to develop more extensive and long-standing relationships with partners and executive-level decision makers that facilitate increased sales. Clarify's Board believes that, following the merger, Clarify will be able to access Nortel Networks' significantly greater marketing resources to create greater market awareness of its products and increase sales by leveraging Nortel Networks' network of partners and business relationships and to expand Clarify's audience of executive-level decision makers that drive the enterprise software purchasing process. Clarify's Board also believes that the ownership interests of Clarify stockholders in Nortel Networks following the merger represent the opportunity to participate in the potential growth in each of the businesses of a larger, more diversified company, including Clarify's ongoing business.

     - The fact that the merger will qualify as a tax-free reorganization, generally enabling Clarify stockholders to exchange their Clarify common stock for Nortel Networks common shares without having current taxes due.

     - The view of Clarify's Board that historical information concerning the respective businesses, financial performance, condition, operations, technology, products, properties, assets, competitive position and trends and prospects of Nortel Networks and Clarify favored the merger.

     - The determination, based on the public float and trading volume of Nortel Networks common shares relative to the public float and trading volume of Clarify common stock, that the Clarify stockholders would enjoy the same or increased liquidity in their investment following the merger.

     - The review of information and advice based on the results of due diligence investigations by members of Clarify's management and legal, financial and accounting advisors concerning the business, financial performance, condition, operations, technology, products, properties, assets, competitive position and trends and prospects of Nortel Networks, trends in Nortel Networks' business and financial results and the capabilities of Nortel Networks' management.

     - The beliefs of Clarify's management relating to the complementary nature of the businesses of Nortel Networks and Clarify and the prospects for successful integration of the two companies.

     - The assessment of Clarify's Board, based on presentations by Clarify's legal and financial advisors, of the terms and conditions of the merger agreement, which were the product of extensive arm's length negotiations.

     - The fairness opinion of Morgan Stanley to the effect that, as of October 18, 1999, and based upon and subject to the various considerations set forth in the opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to holders of shares of Clarify common stock.

     In addition, Clarify's Board reviewed the advantages and disadvantages of Clarify's continuation as a stand alone company in light of external competitive and market factors affecting its business, and considered potential strategic transactions with other interested parties.

     Clarify's Board also considered and balanced against the potential benefits of the merger a number of potentially negative factors, including among others the following:

     -  The risk that the merger would not be consummated;

     - The possibility that the market value of Nortel Networks common shares might decrease which would result in less aggregate value paid to Clarify stockholders;

     - The fact that Clarify stockholders will not receive the full benefit of any future growth in the value of their equity that Clarify may have achieved as an independent company, and the potential disadvantage to Clarify stockholders in the event that Nortel Networks does not perform as well in the future as Clarify may have performed as an independent company;

     - The substantial management time and effort that will be required to consummate the merger and integrate the operations of the two companies;

     - The possibility that certain provisions of the merger agreement, including among others the no solicitation and termination fee payment provisions of the merger agreement, might have the effect of discouraging other persons potentially interested in merging with or acquiring Clarify from pursuing such an opportunity;

     - The effect of the stock option agreement on Clarify's capital structure and that such effects may discourage other persons from pursuing alternative transactions with Clarify; and

     - The fact that, because the exchange ratio is fixed, the value of the consideration to be received by the Clarify stockholders in the merger will depend on the market value of Nortel Networks common shares at the time the merger is completed, which may be lower or higher than the market value of such shares currently or at the time Clarify stockholders vote to approve the merger.

     After detailed consideration of these factors, Clarify's Board concluded that the potential benefits of the merger outweighed these considerations and determined that the merger was fair to and in the best interests of Clarify and its stockholders.

     The above discussion of the information and factors considered by Clarify's Board is not exhaustive and does not include all factors the Board considered. Clarify's Board did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. Rather, Clarify's Board made its determination based on the totality of the information it considered. The members of the Board were aware that, as described below under "-- Interests of Certain Persons in the Merger," directors and officers of Clarify have interests in the merger in addition to, or different from, their interests as Clarify stockholders, and the Board considered this in determining to recommend the transaction.

     BASED ON THE FACTORS OUTLINED ABOVE, CLARIFY'S BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF CLARIFY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     Clarify and Nortel Networks cannot, however, assure you that any of the expected results, efficiencies, opportunities or other benefits described in this section will be achieved as a result of the merger.

OPINION OF FINANCIAL ADVISOR TO CLARIFY

     Under an engagement letter dated August 12, 1999, Clarify retained Morgan Stanley to provide it with financial advisory services and a financial fairness opinion in connection with the merger. Clarify's Board selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Clarify. At the meeting of Clarify's Board on October 18, 1999, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of October 18, 1999, based upon and subject to the various considerations set forth in the opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to holders of shares of Clarify common stock.

     THE FULL TEXT OF THE WRITTEN OPINION OF MORGAN STANLEY DATED OCTOBER 18, 1999 IS ATTACHED AS ANNEX D TO THIS DOCUMENT. THE OPINION SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION. WE URGE YOU TO READ THE ENTIRE OPINION CAREFULLY. MORGAN STANLEY'S OPINION IS DIRECTED TO CLARIFY'S BOARD AND ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO PURSUANT TO THE MERGER AGREEMENT FROM A FINANCIAL POINT OF VIEW TO HOLDERS OF SHARES OF CLARIFY COMMON STOCK AS OF THE DATE OF THE OPINION. IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF CLARIFY COMMON STOCK AS TO HOW TO VOTE AT CLARIFY'S SPECIAL MEETING. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF MORGAN STANLEY'S OPINION.

     In connection with rendering its opinion, Morgan Stanley, among other things:

     - reviewed certain publicly available financial statements and other business and financial information of Clarify and Nortel Networks, respectively;

     - reviewed certain internal financial statements and other financial and operating data concerning Clarify prepared by Clarify's management;

     -  reviewed certain financial projections prepared by Clarify's management;

     - discussed with senior executives of Clarify the past and current operations and financial condition and the prospects of Clarify, including information relating to certain strategic, financial and operational benefits anticipated from the merger;

     - discussed with senior executives of Nortel Networks the past and current operations and financial condition and the prospects of Nortel Networks, including a review of publicly available projections from equity research analyst estimates and information relating to certain strategic, financial and operational benefits anticipated from the merger;

     - analyzed the pro forma impact of the merger on the earnings per share of Nortel Networks;

     - reviewed the reported prices and trading activity for the Clarify common stock and Nortel Networks common shares;

     - compared the financial performance of Clarify and Nortel Networks and the prices and trading activity of the Clarify common stock and Nortel Networks common shares with the securities of certain other publicly-traded companies that Morgan Stanley deemed comparable to Clarify and Nortel Networks;

     - reviewed the financial terms, to the extent publicly available, of certain acquisition transactions that Morgan Stanley deemed comparable to the merger;

     - reviewed and discussed with senior management of Clarify and of Nortel Networks their respective views of the strategic rationale for the merger;

     - participated in discussions and negotiations relating to the merger agreement and related documents between representatives of Clarify and Nortel Networks and their financial and legal advisors;

     -  reviewed the draft merger agreement and related documents; and

     - performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

     Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the internal financial statements and other financial and operating data, and discussions relating to the strategic, financial and operational benefits anticipated from the merger provided by Clarify and Nortel Networks, Morgan Stanley assumed that they have, in each case, been reasonably prepared on bases reflecting the best currently available estimates and judgments of the prospects of Clarify and Nortel Networks. Morgan Stanley relied upon the assessment by the managements of Clarify and Nortel Networks of their ability to retain key employees of Clarify. Morgan Stanley also relied upon, without independent verification, the assessment by the managements of Clarify and Nortel Networks of:

     -  the strategic and other benefits expected to result from the merger;

     - the timing and risks associated with the integration of Clarify and Nortel Networks; and

     - the validity of, and risks associated with, Clarify's and Nortel Networks' existing and future technologies, services and business models.

     Morgan Stanley was not furnished, and did not independently make, any valuation or appraisal of the assets or liabilities or technology of Clarify and Nortel Networks. In addition, Morgan Stanley assumed that the merger will be completed as set forth in the merger agreement and that the merger will be treated as a tax-free reorganization and/or exchange pursuant to Section 368(a) of the Internal Revenue Code of 1986. Morgan Stanley's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion.

     The following is a brief summary of some of the analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its opinion letter dated October 18, 1999. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

     Clarify Stock Price Performance. Morgan Stanley reviewed the recent stock price performance of Clarify common stock over various time periods ending on October 15, 1999. Morgan Stanley observed the following:

                                                       CLARIFY COMMON STOCK
PERIOD ENDING OCTOBER 15, 1999                            CLOSING PRICE
------------------------------                         --------------------
                                                        HIGH          LOW
                                                       -------      -------
Last twelve months.................................    $   50.31    $ 8.38
Last 90 days.......................................        50.31     31.80
October 15, 1999 closing price.....................        43.34
Implied transaction value..........................        68.49
Implied Transaction premium........................       58%

     The implied transaction value of $68.49 per share of Clarify common stock is based on the exchange ratio of 1.3 and Nortel Networks' common share price of $52.69 as of October 15, 1999.

     Comparative Stock Price Performance. Morgan Stanley reviewed the recent stock price performance of Clarify common stock and compared it with the performance of stock price indices comprising three groups of companies. The first group, referred to as the customer relationship management index, included:

     -  Siebel Systems, Inc.

     -  Vantive Corp.

     -  Remedy Corp.

     -  Dendrite International, Inc.

     -  Silknet Software, Inc.

     The second group, referred to as the high growth enterprise software index, included:

       --  i2 Technologies, Inc.

       --  Peregrine Systems, Inc

     The third group, referred to as the large cap enterprise software index, included:

       --  SAP AG

       --  PeopleSoft, Inc.

       --  Oracle Corp.

       --  Baan Company N.V.

       --  JD Edwards & Company

     Morgan Stanley observed the following percentage changes in the price of Clarify common stock, the level of the indices referred to above and the NASDAQ Index, as of October 15, 1999:

                PERCENTAGE PRICE CHANGE (AS OF OCTOBER 15, 1999)

                                                 LAST TWELVE    SINCE JANUARY 1,
                                                   MONTHS             1999
                                                 -----------    ----------------
Clarify......................................       418%               78%
Customer relationship management index.......       233%              120%
High growth enterprise software index........       173%               71%
Large cap enterprise software index..........        60%               31%
NASDAQ index.................................        70%               25%

     Morgan Stanley noted that Clarify's share price had outperformed most of the specified indices on a relative basis over the last twelve months, and had outperformed all of the indices except the customer relationship management index since January 1, 1999.

     Morgan Stanley also reviewed the recent stock price performance of Nortel Networks and compared its performance with that of a stock price index comprising a group of comparable companies. This group of companies, referred to as the telecom equipment index, included:

     -  Lucent Technologies, Inc.

     -  Tellabs, Inc.

     -  Nokia Corp.

     -  Motorola, Inc.

     -  Ericsson LM Telephone Co.

     -  Alcatel, Inc.

     -  Cisco Systems, Inc.

     Morgan Stanley observed the following percentage changes in the price of Nortel Networks common shares and the level of the telecom equipment index as of October 15, 1999:

                PERCENTAGE PRICE CHANGE (AS OF OCTOBER 15, 1999)

                                                                LAST TWELVE
                                                                  MONTHS
                                                                -----------
Nortel Networks.............................................       196%
Telecom equipment index.....................................        93%

     Morgan Stanley noted that Nortel Networks' share price had outperformed the specified index over the last twelve months.

     Comparable Company Trading Analysis. Morgan Stanley compared selected financial information for Clarify with publicly available information for some of the companies included in the indices described above. Based on estimates from securities research analysts and using the closing price of Clarify common stock on October 15, 1999 of $43.34, Morgan Stanley calculated, for each of these companies, a price to earnings ratio, referred to as price/earnings or P/E, and the ratio of the P/E to projected long term earnings per share growth rates, referred to as P/E to growth, for calendar year 2000. The following table shows the results of these calculations:

                                                                PRICE/EARNINGS    P/E TO GROWTH
                                                                CALENDAR 2000     CALENDAR 2000
                                                                --------------    -------------
Clarify.....................................................          38x              0.8x
i2 Technologies, Inc. ......................................          74x              1.6x
Siebel Systems, Inc. .......................................          70               1.6
SAP AG......................................................          52               2.1
Dendrite International, Inc. ...............................          42               1.4
Peregrine Systems, Inc. ....................................          41               0.9
Oracle Corp. ...............................................          37               1.5
Vantive Corp. ..............................................          31               1.0
Remedy Corp. ...............................................          26               0.9
                                                                     ---               ---
  Mean(1)...................................................          47               1.4
  Median(1).................................................          42               1.5

---------------

Note:

(1) excludes Clarify

     Morgan Stanley noted that Clarify's P/E was within the range of multiples for these companies and that its P/E to growth ratio was at the low end of these companies' ratios. Morgan Stanley further noted that the implied P/E of 60x based on the transaction value and the implied P/E to growth ratio of 1.2x based on the transaction value were each within the range of these companies' ratios.

     Morgan Stanley also compared selected financial information for Nortel Networks with publicly available information for the companies comprising the telecom equipment index described above. Based on estimates from securities research analysts and using the closing price of Nortel Networks common shares on October 15, 1999 of $52.69, Morgan Stanley calculated the P/E ratios and the P/E to growth for these companies for calendar year 2000. The following table shows the results of these calculations:

                                                                PRICE/EARNINGS    P/E TO GROWTH
                                                                CALENDAR 2000     CALENDAR 2000
                                                                --------------    -------------
Nortel Networks.............................................          40x              2.1x
Cisco Systems, Inc. ........................................          61x              2.0x
Motorola, Inc. .............................................          39               2.0
Lucent Technologies, Inc. ..................................          39               2.0
Nokia Corp. ................................................          39               1.6
Ericsson LM Telephone Co. ..................................          37               1.9
Tellabs, Inc. ..............................................          36               1.2
Alcatel, Inc. ..............................................          26               1.5
                                                                     ---               ---
  Mean(1)...................................................          40               1.7
  Median(1).................................................          39               1.9

---------------

Note:

(1) excludes Nortel Networks

     Morgan Stanley noted that Nortel Networks' P/E ratio was within the range of the specified companies and that its P/E to growth ratio was the highest ratio compared to this group.

     No company included in the peer group analyses is identical to Clarify or Nortel Networks. In evaluating the peer group companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of Clarify and Nortel Networks, such as the impact of competition on the businesses of Clarify and Nortel Networks and their industries in general, industry growth and the absence of any material adverse changes in the financial condition and prospects of Clarify, Nortel Networks, the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using peer group data.

     Exchange Ratio Premium Analysis. Morgan Stanley reviewed the ratios of the closing prices of Clarify common stock divided by the corresponding closing prices of Nortel Networks common shares over various periods during the twelve month period ending October 15, 1999. These ratios are referred to as period average exchange ratios. Morgan Stanley examined the premiums represented by the exchange ratio set forth in the merger agreement over the averages of these daily ratios over various periods, and found them to be as follows:

                                                                   TRANSACTION
                                                  PERIOD        PREMIUM TO PERIOD
                                                 AVERAGE        AVERAGE EXCHANGE
PERIOD ENDING OCTOBER 15, 1999                EXCHANGE RATIO          RATIO
------------------------------                --------------    -----------------
Last twelve months........................        .831x                56%
Last 120 days.............................         .861                51
Last 90 days..............................         .904                44
Last 60 days..............................         .889                46
Last 30 days..............................         .933                39
Last 10 days..............................         .824                58
October 15, 1999..........................         .823                58

     Analysis of Selected Precedent Transactions. Morgan Stanley compared statistics based on publicly available information for selected transactions in the enterprise software sector to the relevant financial statistics for Clarify based on the value of Clarify implied by the exchange ratio and the closing share price of Nortel Networks common shares on October 15, 1999. The following table presents the implied equity value as a multiple of the next twelve months ("NTM") earnings and aggregate value as a multiple of last twelve months ("LTM") revenue for the selected precedent transactions:

                                                                EQUITY VALUE TO    AGGREGATE VALUE TO
TARGET/ACQUIRER                                                  NTM EARNINGS         LTM REVENUE
---------------                                                 ---------------    ------------------
Vantive Corp. / PeopleSoft, Inc.............................          NM                  2.2x
Genesys Telecomm Labs, Inc. / Alcatel, Inc..................         46x                 10.5x
Periphonics Corp. / Nortel Networks.........................         23x                  2.8x
Saville Systems PLC / ADC Telecom, Inc......................         22x                  4.0x
Kenan Systems Corp. / Lucent Technologies, Inc..............          NM                  8.5x
Scopus Technology, Inc. / Siebel Systems, Inc...............         67x                  5.7x
Software Artistry, Inc. / IBM Corp..........................         35x                  4.9x
Aurum Software, Inc. / Baan Co NV...........................         55x                  6.6x
                                                                      --                 -----
  Mean......................................................         41x                  5.6x
Clarify / Nortel Networks...................................         76x                 10.9x

     Morgan Stanley noted that based on the implied transaction value of $68.49 per share of Clarify common stock as of October 15, 1999, the ratios of transaction equity value to estimated NTM earnings (76x) and transaction aggregate value to LTM revenues (10.9x) are higher than those calculated by Morgan Stanley for these selected precedent transactions. Based on the analyses of these precedent transactions, Morgan Stanley estimated a value range for Clarify common stock of $39-$60 per share. Morgan Stanley observed that the implied transaction value of $68.49 per share of Clarify common stock was greater than the implied value range based on this analysis.

     No transaction included in the selected precedent transactions analysis is identical to the merger. In evaluating the transactions listed above, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of Clarify and Nortel Networks, such as the impact of competition on Clarify, Nortel Networks or their industries or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using precedent transaction data.

     Analysis of Stock Price Premiums Paid. Morgan Stanley compared certain publicly available statistics for precedent acquisition transactions involving public U.S. technology companies greater than $200 million from January 1, 1999 to October 15, 1999. The following table presents the indicated premiums paid above the closing share prices one day before announcement of the transaction, four weeks before announcement of the transaction and at its highest level during the last twelve months before announcement of the transaction, and the premium to the average exchange ratio during the 30 trading days before announcement of the transaction:

                                                                    PREMIUM TO
                                          --------------------------------------------------------------
                                          ONE DAY BEFORE   FOUR WEEKS BEFORE              30-DAY AVERAGE
                                           ANNOUNCEMENT      ANNOUNCEMENT      LTM HIGH   EXCHANGE RATIO
                                          --------------   -----------------   --------   --------------
Mean...................................        36%                52%             3%           40%
Median.................................        31%                45%             2%           38%
Clarify/Nortel Networks Premium........        58%                37%            36%           39%

Morgan Stanley noted that the premia implied by the 1.3 exchange ratio was above the median premia found in these precedent acquisition transactions for the three of the four ratios. Based on the analyses of these premia, Morgan Stanley estimated a value range for Clarify common stock of $60-$75 per share. Morgan Stanley observed that the implied transaction value of $68.49 per share of Clarify common stock as of October 15, 1999 was within the estimated range.

     Discounted Equity Value. Morgan Stanley performed an analysis of the present value per share of the implied value of Clarify common stock on a standalone basis based on Clarify's projected future equity value using equity research analyst projections for Clarify's future earnings per share. Morgan Stanley's analysis indicated that the discounted equity value of Clarify common stock would range from $47 to $68 per share based on a discount rate of 25% and a range of forward P/E ratios of 35 to 50. Morgan Stanley observed that the implied transaction value of $68.49 per share of Clarify common stock as of October 15, 1999 was slightly greater than this estimated value range.

     Pro Forma Merger Analysis. Morgan Stanley analyzed the pro forma impact of the merger on Nortel Networks' combined projected earnings per share for calendar year 1999 and 2000. In performing this analysis, Morgan Stanley used average earnings projections for Clarify and Nortel Networks by securities research analysts. Morgan Stanley's analysis indicated that the merger would result in earnings per share dilution for Nortel Networks of approximately 1% for calendar year 1999 and 1% for calendar year 2000, excluding goodwill amortization, purchased in-process research and development and one-time gains and charges, and without giving effect to any synergies from the merger.

     The preparation of a fairness opinion is a complex process. Because of this, a fairness opinion is not easily summarized. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Clarify or Nortel Networks. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these matters are beyond the control of Clarify or Nortel Networks. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

     Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness of the exchange ratio pursuant to the merger agreement from a financial point of view to holders of shares of Clarify common stock and in connection with the delivery of its opinion to Clarify's Board. These analyses do not purport to be appraisals or to reflect the prices at which Clarify or Nortel Networks might actually be sold.

     The exchange ratio pursuant to the merger agreement was determined through arm's-length negotiations between Clarify and Nortel Networks and was approved by Clarify's Board. Morgan Stanley provided advice to Clarify during these negotiations. Morgan Stanley did not; however, recommend any specific exchange ratio to Clarify or that any specific exchange ratio constituted the only appropriate exchange ratio for the merger.

     In addition, Morgan Stanley's opinion and its presentation to Clarify's Board was one of many factors taken into consideration by Clarify's Board in deciding to approve the merger. Consequently, the analyses as described above should not be viewed as determinative of the opinion of Clarify's Board with respect to the exchange ratio or of whether Clarify's Board would have been willing to agree to a different exchange ratio.

     Clarify's Board retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for Nortel Networks and have received fees for the rendering of these services. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade or otherwise effect transactions, for its own account or for the account of customers in the equity securities of Clarify, Nortel Networks or any other parties involved in the transaction.

     Under the engagement letter, Morgan Stanley provided financial advisory services and a financial fairness opinion in connection with the merger, and Clarify agreed to pay Morgan Stanley a fee of approximately $16 million, with the exact amount to be determined by a formula using the average of the average price of Nortel Networks common shares over a period of time after the date of announcement and before the date of closing. Clarify has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, Clarify has also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Some directors and officers of Clarify have interests in the merger that are in addition to, or different from, their interests as stockholders in Clarify. The members of Clarify's Board knew about these interests, and considered them, when they approved the merger agreement and the merger. These interests are summarized below.

     Options. Under the terms of Clarify's stock option plans and applicable stock option agreements and other arrangements, just prior to completion of the merger, options held by Clarify directors and executive officers covering a total of 966,437 shares of Clarify common stock will become vested and immediately exercisable. Nortel Networks will assume all of these stock options to the extent they are not exercised before the merger and will treat them as options to purchase Nortel Networks common shares, as described under "The Merger Agreement -- Treatment of Clarify Stock Options." In the event of the involuntary termination of employment, as defined in the Clarify option plans and agreements, of any of these executive officers during the eighteen month period following the merger, all of the terminated officer's non-vested assumed stock options will become vested and immediately exercisable.

     Stamm Option Arrangement. In connection with the merger agreement and his execution of a restrictive covenant agreement, Clarify confirmed that stock options covering a total of 67,500 shares of Clarify's common stock held by Mr. David Stamm, Clarify's founder and the Chairman of Clarify's Board, will become vested and immediately exercisable, and remain outstanding, on completion of the merger.

     Zingale Employment Arrangement. Nortel Networks has offered Mr. Anthony Zingale, currently Clarify's President and Chief Executive Officer, the position of President of the Clarify e-Business Solutions business to be included in the Nortel Networks Enterprise Solutions line of business, commencing on completion of the merger. Mr. Zingale will be employed on substantially the same terms and conditions as other executives of Nortel Networks in the United States. In addition, Mr. Zingale will receive a grant of options to purchase up to 180,000 Nortel Networks common shares in accordance with the terms of the Nortel Networks Corporation 1986 Stock Option Plan as Amended and Restated. The exercise price per share for these options will be equal to the fair market value of Nortel Networks common shares on the date of grant. One-third of these options will vest on the first anniversary of the date of grant, and the remaining two-thirds will vest on the second anniversary of the date of grant. If Mr. Zingale's employment is terminated by Nortel Networks, other than as a result of misconduct, as defined in Nortel Networks' offer letter to Mr. Zingale, Mr. Zingale will be entitled to receive severance compensation consisting of one year's base salary continuation as well as a pro rated portion of the bonus payable under Nortel Networks' executive incentive compensation plan for the performance period during which his employment is terminated if Nortel Networks meets the applicable performance objectives.

     New Option Grants. As soon as practicable after the merger is completed, Nortel Networks intends to grant to five executive officers of Clarify, other than Mr. Zingale, options to purchase an aggregate of 260,000 Nortel Networks common shares. The exercise price per share of these options will be equal to the fair market value of Nortel Networks common shares on the date of grant, determined in accordance with the Nortel Networks Corporation 1986 Stock Option Plan as Amended and Restated. These options will vest on the second anniversary of the grant date.

     Directors' and Officers' Insurance; Indemnification of Clarify Directors and Officers. The merger agreement provides that, for six years after the merger, Nortel Networks will maintain directors' and officers' liability insurance to cover the present and former directors and officers of Clarify and its subsidiaries with respect to claims against these directors and officers arising from facts or events which occurred at or before the merger. Subject to specified limitations, this insurance will have at least the same maximum coverage and amounts as, and terms and conditions no less advantageous than, the coverage currently provided by Clarify.

     The merger agreement requires the surviving corporation in the merger to indemnify each present and former director and officer of Clarify and its subsidiaries following the merger and until the expiration of any applicable statutory limitations period against all expenses or liabilities incurred in connection with any claim or investigation arising out of actions or omissions occurring at or before the merger to the fullest extent permitted under the laws of the State of Delaware and Clarify's certificate and by-laws.

ACCOUNTING TREATMENT

     Nortel Networks' financial statements are currently prepared in accordance with Canadian GAAP and then reconciled to U.S. GAAP. Nortel Networks has announced, however, that for periods beginning after January 1, 2000, it will provide financial reporting in accordance with U.S. GAAP as well as in accordance with Canadian GAAP.

     Under both Canadian GAAP and U.S. GAAP, the merger will be accounted for under the purchase method of accounting. The consideration to be paid in the merger will be allocated based on the estimated fair values of the assets acquired and the liabilities assumed, determined as of the date of the completion of the merger under Canadian GAAP and as of the date of the announcement of the merger under U.S. GAAP.

REGULATORY APPROVALS

     Set forth below is a summary of the regulatory approvals required to complete the merger. While Nortel Networks and Clarify believe that they will receive the requisite regulatory approvals for the merger which they have not already obtained, Nortel Networks and Clarify cannot assure you that they will obtain these approvals on satisfactory terms or otherwise.

     United States. The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations under the act, which provide that particular transactions may not be completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the requisite waiting period has expired or is terminated. Early termination of the waiting period was granted on November 23, 1999.

     Germany. The merger is subject to the German Act against Restraints on Competition (Gesetz gegen Wettbewerbsbeschrankungen). This act requires the filing of a notification with, and the submission of specified information to, the German Federal Cartel Office (Bundeskartellamt) and provides that the merger may not be completed prior to clearance by the Federal Cartel Office or the expiration of the requisite review period. The requisite clearance was granted on December 15, 1999.

     Canadian Securities Laws. The distribution by Nortel Networks of its common shares in the merger, the assumption by Nortel Networks of the Clarify stock options outstanding at the time of the merger and the issuance of Nortel Networks common shares upon exercise of those options will be carried out in reliance upon available statutory or discretionary exemptions from the registration and prospectus requirements of applicable Canadian provincial securities laws. A prospectus in respect of this distribution, assumption and issuance has not been filed with any securities commission or similar regulatory authority in any province or territory of Canada.

     General. Clarify and Nortel Networks are not aware of any governmental approvals or actions that may be required for completion of the merger other than as described above. Should any other approval or action be required, Clarify and Nortel Networks currently contemplate that the approval would be sought or action taken.

     The merger agreement provides that each of Nortel Networks and Clarify is obligated to complete the merger only if:

     -  all requisite regulatory approvals are received;

     -  all statutory or regulatory waiting periods have terminated or expired;
        and

     - in the case of Nortel Networks' obligation to complete the merger, no approvals are received that contain conditions or restrictions that would reasonably be expected to (1) have a material adverse effect, following the merger, on Nortel Networks and its subsidiaries taken as a whole or on the surviving corporation or (2) require Nortel Networks to dispose of any assets of Nortel Networks, Clarify or their respective subsidiaries, or require Nortel Networks to refrain from exercising full authority over Clarify and its subsidiaries following the merger.

RESALE OF NORTEL NETWORKS COMMON SHARES

     United States. Nortel Networks common shares issuable to Clarify stockholders upon completion of the merger, and upon exercise of the Clarify stock options to be assumed by Nortel Networks by reason of the merger, have been registered under the Securities Act. These securities may be traded freely in the United States without restriction by those stockholders who are not deemed to be "affiliates" of Nortel Networks or Clarify as that term is defined in rules promulgated under the Securities Act.

     If you are an affiliate of Clarify or Nortel Networks as that term is used in the Securities Act, you may not use this proxy statement/prospectus in connection with any resale by you of Nortel Networks common shares that you receive in the merger or that you receive when you exercise a stock option that is converted in the merger into an option to buy Nortel Networks common shares.

     Clarify has agreed in the merger agreement to use its reasonable best efforts to cause each person who may be deemed to be an affiliate of Clarify to execute and deliver to Nortel Networks an affiliate agreement. Each person who executes an affiliate agreement will agree not to offer to sell, transfer, or otherwise dispose of any Nortel Networks common shares received in connection with the merger, including upon exercise of Clarify stock options assumed by Nortel Networks in the merger, except:

     -  in compliance with Rule 145 under the Securities Act;

     - in a transaction that, in the opinion of counsel reasonably satisfactory to Nortel Networks, is otherwise exempt from the registration requirements of the Securities Act; or

     -  in an offering which is registered under the Securities Act.

     Canada. If you may wish to sell your Nortel Networks common shares in Canada, you should consider the information below.

     The Nortel Networks common shares issuable to holders of Clarify common stock in the merger and upon the exercise of Clarify stock options assumed by Nortel Networks in the merger will be freely resalable in or into Canada through an appropriately registered dealer, but only if a number of conditions are met at the time of resale, including the following:

     - the selling shareholder does not hold, alone or in combination with others, more than 20% of the outstanding voting securities of Nortel Networks and does not otherwise hold a sufficient number of any securities of Nortel Networks to affect materially the control of Nortel Networks;

     - if the selling shareholder is in a special relationship with Nortel Networks, the selling shareholder has reasonable grounds to believe that Nortel Networks is not in default of any requirement under applicable Canadian securities laws;

     - required disclosures are made by Nortel Networks to the applicable Canadian securities regulatory authorities;

     - no unusual effort is made to prepare the market or to create a demand for the shares; and

     - no extraordinary commission or consideration is paid in respect of the transaction in the shares.

     A selling shareholder is in a special relationship with Nortel Networks if, among other things, the selling shareholder is:

     -  a director, officer or employee of Nortel Networks;

     - a director or senior officer of a subsidiary of Nortel Networks, including the surviving corporation in the merger; or

     - a person or company, or a director or senior officer of a company, that beneficially owns, directly or indirectly, or exercises control or direction over, voting securities with more than 10% of the voting rights attached to all voting securities of Nortel Networks.

NO APPRAISAL RIGHTS

     Under the Delaware General Corporation Law, you will have no appraisal rights in connection with the merger. You will find additional information under "Comparative Rights of Holders of Clarify Common Stock and Nortel Networks Common Shares -- Dissent and Appraisal Rights."

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     It is the opinion of Venture Law Group, A Professional Corporation, counsel to Clarify, and of Cleary, Gottlieb, Steen & Hamilton, counsel to Nortel Networks, that subject to the accuracy of certain customary representations made by Clarify and Nortel Networks, and subject to certain customary assumptions:

     -  the merger will qualify as a reorganization within the meaning of
        Section 368(a) of the Internal Revenue Code;

     - Nortel Networks will be treated as a corporation under Section 367(a)(1) of the Internal Revenue Code with respect to each transfer of property thereto pursuant to the merger; and

     - accordingly, the following material U.S. federal income tax consequences will result from the merger:

       (1) no gain or loss will be recognized by Clarify, the merger subsidiary or Nortel Networks as a result of the merger; and

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

       (2) no gain or loss will be recognized by Clarify stockholders who receive Nortel Networks common shares in the merger, except with respect to cash received for any fractional share; and

       (3) the tax basis of the Nortel Networks common shares received by Clarify stockholders in the merger will be the same as the tax basis of the Clarify common stock surrendered in exchange for those shares reduced by the tax basis allocable to fractional shares for which cash is received.

     The opinions are based on the Internal Revenue Code, U.S. Treasury regulations, current administrative rulings and practice and judicial authority, all of which are subject to change, possibly with retroactive effect. Neither opinion applies to Clarify stockholders who will own 5% or more of Nortel Networks' common shares, measured by vote or value, either directly or indirectly through attribution rules, immediately after the merger since those shareholders are subject to special tax rules and may be required to recognize gain on loss in respect of the transaction in certain circumstances. The Internal Revenue Service, which we refer to in this document as the Service, will not be asked to rule on the tax consequences of the merger. Instead, Clarify will rely on the opinion of Venture Law Group and Nortel Networks will rely on the opinion of Cleary Gottlieb. These opinions have been filed with the Commission, and you can obtain copies of them as described under "Where You Can Find More Information" on page 65. An opinion of counsel is not binding on the Service and the Service could take a position different from what is reflected in the opinions. We cannot assure you that the opinions will be upheld by the courts if challenged by the Service. We urge you to consult your own tax and financial advisors regarding the U.S. federal income tax consequences of the merger for you based on your own particular facts and circumstances as well as any state, local, foreign or other tax consequences of the merger.

     If you receive cash for any fractional share interest in a Nortel Networks common share in the merger, you will be treated as though Nortel Networks distributed an actual fractional share interest to you and then redeemed the fractional share interest for cash. The difference between the cash amount you will receive for the fractional share interest and the amount of your tax basis in the Clarify common stock allocable to that fractional share interest will generally be capital gain or loss if you hold your Clarify common stock as a capital asset at the time of the merger. Long-term capital gains recognized by an individual holder on capital assets held for more than one year generally are subject to a maximum rate of 20%. The holding period for Nortel Networks common shares that you receive in the merger will include the holding period of your shares of Clarify common stock if you held those shares as capital assets at the time of the merger.

     Clarify stockholders will be required to retain records and file a statement setting forth facts relating to the merger with their U.S. federal income tax returns.

     The discussion above summarizes the material U.S. federal income tax consequences of the merger, but may not address the particular facts and circumstances of your situation. It does not discuss all of the consequences that may be important to you if:

     - you are entitled to special treatment under the Internal Revenue Code (as are insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, exempt organizations or foreign persons); or

     - you acquired your Clarify common stock pursuant to the exercise of Clarify stock options or otherwise as compensation.

     The summary set forth above is not a complete analysis of all potential tax effects of the transactions contemplated by the merger agreement or the merger itself. No information is provided in this document regarding the tax consequences, if any, of the merger or the exchange of shares in the merger under state, local, foreign or other tax laws or under proposed changes in applicable tax laws.

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

U.S. AND CANADIAN TAX CONSIDERATIONS RELATING TO HOLDING NORTEL NETWORKS COMMON SHARES

     U.S. Federal Income Tax Considerations. The following summary describes the material U.S. federal income tax consequences of the ownership and disposition of Nortel Networks common shares by a U.S. holder. A U.S. holder is a person or entity that:

     -  is a citizen or resident of the United States;

     -  is a U.S. domestic corporation; or

     - will otherwise be subject to U.S. federal income tax on a net income basis in respect of Nortel Networks common shares.

     Even if you are a U.S. holder, this summary is not a complete description of all the tax considerations that may be important to your decision to hold or dispose of Nortel Networks common shares. In particular, this summary does not discuss certain rules of general application that are assumed to be known by investors and does not address the tax treatment of beneficial owners that:

     -  will not hold Nortel Networks common shares as a capital asset;

     -  own 10% or more of the voting stock of Nortel Networks; or

     -  may be subject to special tax rules, such as:

       -  banks;

       -  dealers in securities or currencies;

       -  traders in securities electing to mark to market;

       -  tax-exempt entities;

       -  insurance companies;

       - persons that will hold Nortel Networks common shares as a position in a straddle or a conversion transaction; and

       -  persons that have a functional currency other than the U.S. dollar.

     This summary is based upon tax laws and practice of the United States as in effect on the date of this document, which are subject to change. You should consult your own tax advisor about the U.S. tax consequences of your beneficial ownership and disposition of Nortel Networks common shares and the effect of any foreign, state or local tax laws.

     The gross amount of any cash dividends paid by Nortel Networks with respect to Nortel Networks common shares, including the amount of any Canadian taxes withheld from these dividends, generally will be includible in the gross income of a U.S. holder to the extent paid out of Nortel Networks' current or accumulated earnings and profits, as determined under U.S. federal income tax principles. This income will be foreign source dividend income and will not be eligible for the dividends-received deduction allowed to U.S. corporations with respect to stock of other U.S. corporations. Canadian withholding tax at the legally applicable rate will be treated as foreign income tax which U.S. holders may elect to deduct in computing their taxable income or, subject to the limitations on foreign tax credits generally, credit against their U.S. federal income tax liability. Dividends on Nortel Networks common shares generally will constitute passive income or, in some cases, financial services income for U.S. foreign tax credit purposes. Foreign tax credits will not be allowed for withholding taxes imposed in respect of certain short-term or hedged positions in Nortel Networks common shares or in respect of arrangements in which a U.S. holder's expected economic profit, after non-U.S. taxes, is insubstantial. You should consult your own advisers concerning the implications of these rules in light of your particular circumstances.

     Distributions of Nortel Networks common shares to U.S. holders that are made by Nortel Networks as part of a pro rata distribution to all holders of Nortel Networks common shares generally will not be subject to U.S. federal income tax.

     Assuming that the Nortel Networks common shares are held as a capital asset, gain or loss realized by a U.S. holder on the sale or other disposition of Nortel Networks common shares will be subject to U.S. federal income taxation as capital gain or loss in an amount equal to the difference between the U.S. holder's tax basis in the Nortel Networks common shares and the amount realized on the disposition. This gain or loss will be long-term capital gain or loss only if the Nortel Networks common shares were held for more than one year. Dividends paid on, and proceeds from the sale or other disposition of Nortel Networks common shares, including gain attributable to cash received for any fractional Nortel Networks common shares may be subject to the information reporting requirements of the Internal Revenue Code and may be subject to backup withholding at the rate of 31% unless the holder:

     -  establishes that it is a corporation or other exempt holder; or

     - provides an accurate taxpayer identification number on a properly completed Internal Revenue Service Form W-9 and certifies that no loss of exemption from backup withholding has occurred.

     The amount of any backup withholding from a payment to a holder will be allowed as a credit against the U.S. Holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that certain required information is furnished to the Service.

     Canadian Federal Income Tax Considerations. Osler, Hoskin & Harcourt LLP, Canadian tax counsel to Nortel Networks, has advised that the following is a general summary of the principal Canadian federal income tax considerations generally applicable to holders of Nortel Networks common shares who acquire Nortel Networks common shares in the merger in exchange for Clarify common stock and who, for purposes of the Income Tax Act (Canada), at all relevant times:

     -  deal at arm's length with Nortel Networks;

     - alone or together with others not at arm's length with them, did not own 25% or more of any class or series of Nortel Networks shares, including interests in or rights to shares, within the five-year period before disposing of those shares;

     - hold their Clarify common stock and Nortel Networks common shares for their own account as capital property and do not use or hold their Clarify common stock or Nortel Networks common shares in, or in the course of, carrying on business in Canada;

     - are not financial institutions as defined in the Income Tax Act (Canada) for purposes of certain special provisions of the Income Tax Act (Canada) (the mark-to-market rules) relating to securities held by financial institutions; and

     - whose Clarify common stock and Nortel Networks common shares are not designated insurance property as defined in the Income Tax Act (Canada) and are not effectively connected with an insurance business carried on in Canada.

     This summary is based on the current provisions of the Income Tax Act (Canada) and the regulations under the Income Tax Act (Canada), all specific proposals to amend the Income Tax Act (Canada) and those regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this document and counsel's understanding of the current administrative practices of the Canada Customs and Revenue Agency ("Revenue Canada"). This summary does not take into account or anticipate any other changes in law or practice, whether by judicial, governmental or legislative decision or action, nor does it take into account the tax legislation or considerations of any province or territory, or any jurisdiction other than Canada. This summary is of a general nature only, is not intended nor should it be construed to be legal or tax advice to any particular holder of Nortel Networks common shares or shares of Clarify common stock and in particular does not take into account or anticipate the specific circumstances of any particular holder or address tax considerations peculiar to any holder subject to special provisions of the Income Tax Act (Canada). Accordingly, you should consult your own tax advisor with respect to your particular circumstances.

     If you are not resident in Canada for purposes of the Income Tax Act (Canada):

     - you will not be subject to Canadian tax on the exchange of your shares of Clarify common stock for Nortel Networks common shares in the merger;

     - dividends on Nortel Networks common shares you receive in the merger will generally be subject to Canadian withholding tax. If you are a resident of the United States, the rate of this withholding tax will generally be 15% of the gross amount of the dividends, under the terms of the Canada-United States Income Tax Convention (1980). If you are resident elsewhere, the rate of withholding will generally be 25%, or a lesser rate provided under any applicable tax treaty; and

     - gains realized on the disposition of Nortel Networks common shares you receive in the merger will not generally be subject to Canadian tax if they are listed on a stock exchange prescribed by the Income Tax Act (Canada), which includes the New York and Toronto stock exchanges. If you are a resident of the United States, your gains generally will not in any event be subject to Canadian tax as long as the value of your Nortel Networks common shares is not derived principally from Canadian real estate, as contemplated in the Canada-United States Income Tax Convention (1980).

     If you are resident in Canada for purposes of the Income Tax Act (Canada) and Clarify is not your foreign affiliate, as defined in the Income Tax Act (Canada):

     - you will realize a capital gain (or sustain a capital loss) on the exchange of your shares of Clarify common stock for Nortel Networks common shares in the merger. The amount of this gain (or loss) will be the amount by which:

       - the fair market value of the Nortel Networks common shares you receive plus the amount of cash you receive for any fractional share, net of any reasonable costs you incur, exceeds (or is exceeded by)

       - your adjusted cost base in the shares of Clarify common stock you exchange; and

     - the adjusted cost base of your Nortel Networks common shares immediately after the merger generally will be the average of:

       - the fair market value of the Clarify common stock you exchanged less the amount of cash you received for any fractional Nortel Networks common share, and

       - the adjusted cost base of any other Nortel Networks common shares you then own as capital property.

STOCK EXCHANGE LISTINGS OF NORTEL NETWORKS COMMON SHARES

     Nortel Networks will apply to list the Nortel Networks common shares to be issued in the merger, or upon exercise of the stock options assumed by Nortel Networks by reason of the merger, on the New York and Toronto stock exchanges.

                              THE MERGER AGREEMENT

     The following is a summary of the material provisions of the merger agreement. A copy of the merger agreement is attached as Annex A. We encourage you to read it in its entirety.

THE MERGER

     When the merger occurs, a newly formed subsidiary of Nortel Networks will merge with and into Clarify, the separate corporate existence of this merger subsidiary will cease and Clarify will survive and continue to exist as a Delaware corporation and as a wholly owned subsidiary of Nortel Networks. In this document, the company that survives the merger is sometimes referred to as the surviving corporation.

     The merger agreement is conditioned on:

     -  approval of the merger by Clarify's stockholders; and

     - satisfaction or waiver of the other conditions to the merger described below under "-- Conditions to the Merger."

EFFECTIVE TIME OF THE MERGER

     The merger will become effective at the time of filing of a certificate of merger, or at a later time specified in the certificate of merger, in accordance with Delaware law. The effective time of the merger will be the third business day after the last of the conditions to the merger has been satisfied or waived, or another date if so agreed by Nortel Networks and Clarify.

CONVERSION OF CLARIFY COMMON STOCK

     Each share of Clarify common stock outstanding immediately prior to the merger, other than treasury shares, will be converted in the merger into the right to receive 1.3 common shares of Nortel Networks. Each share of Clarify common stock held in Clarify's treasury or held by Nortel Networks or its subsidiaries at the time of the merger will be canceled and retired without any payment.

NO FRACTIONAL NORTEL NETWORKS COMMON SHARES

     Nortel Networks will not issue fractional shares in the merger. If, upon conversion of your Clarify common stock, you are entitled to receive a number of Nortel Networks common shares that includes a fraction of a Nortel Networks common share, you will instead be entitled to receive cash for that fractional share. The amount of cash payable will equal the fraction multiplied by the average of the last sales prices of Nortel Networks common shares on the New York Stock Exchange Composite Transactions Reporting System (as reported in The Wall Street Journal) for the five consecutive trading days ending on the trading day prior to completion of the merger.

EXCHANGE OF CLARIFY COMMON STOCK FOR NORTEL NETWORKS COMMON SHARES

     At or prior to the completion of the merger, Nortel Networks will create an exchange fund by depositing with an exchange agent certificates representing the number of Nortel Networks common shares, and an estimated amount of cash for fractional shares, to be issued or paid in exchange for outstanding shares of Clarify common stock.

     Promptly after the merger is completed, Nortel Networks will mail to each record holder of Clarify common stock a letter of transmittal and instructions for use in effecting the surrender of Clarify common stock for exchange for Nortel Networks common shares.

     On surrender to the exchange agent of Clarify common stock for cancellation together with a properly executed and completed letter of transmittal, you will be entitled to receive the full number of Nortel Networks common shares into which your Clarify common stock is converted as determined by the exchange ratio, and cash for any fractional Nortel Networks common share.

     Nortel Networks will not pay you any dividends or other distributions declared after the merger is completed until you have surrendered your Clarify common stock. Once you have done so, Nortel Networks will pay you the amount of any dividends or other distributions that were declared after the merger is completed and before you surrendered your Clarify common stock, without interest.

     On completion of the merger, Clarify will close its stock transfer books and no longer transfer Clarify common stock. After the merger is completed, you will cease to have any rights with respect to Clarify common stock, except for the right to convert your common stock into Nortel Networks common shares as described above.

     Any portion of the exchange fund that remains unclaimed by Clarify stockholders for one year after the merger will be paid or delivered to Nortel Networks. Any Clarify stockholders who have not previously surrendered their Clarify common stock as described above must then look only to Nortel Networks for payment of Nortel Networks common shares, cash instead of any fractional shares and unpaid dividends and distributions on the Nortel Networks common shares deliverable in respect of the Clarify common stock. No interest will be paid on any of these amounts.

TREATMENT OF CLARIFY STOCK OPTIONS

     Nortel Networks will assume all Clarify stock options outstanding at the time of the merger. After the merger, Nortel Networks will treat these assumed stock options as options to acquire Nortel Networks common shares on the terms and conditions of the Clarify stock option plan or stock option agreement under which they initially were granted, as amended at the time of the merger.

     After the merger, the assumed stock options will entitle the option holder to purchase a number of Nortel Networks common shares equal to 1.3 times the number of shares of Clarify common stock covered by those options prior to the merger, rounded down to the next lowest whole number. The exercise price for each Nortel Networks common share covered by an assumed stock option will equal the aggregate exercise price for the shares of Clarify common stock covered by the option prior to the merger divided by the number of Nortel Networks common shares that may be purchased under the assumed stock option after the merger.

     Nortel Networks' board of directors or an appropriate committee of the board of directors will succeed to the authorities and responsibilities of Clarify's Board or any board committee under each Clarify stock option plan, and those plans will continue to be administered in accordance with their current terms. The conversion of Clarify stock options that are incentive stock options as defined in Section 422 of the Internal Revenue Code will be effected in a manner consistent with Section 424(a) of the Internal Revenue Code.

EMPLOYEE BENEFITS

     During the one year period following the merger, Nortel Networks has agreed that Clarify employees who continue in their employment:

     - will receive annual salaries or hourly wage rates that are no less than those that were in effect prior to the merger;

     - will be eligible for severance benefits on substantially the same terms and in substantially the same amounts as similarly situated Nortel Networks employees; and

     - will be provided employee benefits, other than equity based benefits, that are substantially similar in the aggregate to those in effect prior to the merger.

REPRESENTATIONS AND WARRANTIES

     The representations and warranties of Clarify, Nortel Networks and the merger subsidiary set forth in the merger agreement are generally subject to a materiality standard, which means that generally a breach of a representation or warranty will not occur unless the breach, taken together with all other breaches of representation or warranty, is reasonably likely to be materially adverse to the business, condition or results of operations of the breaching party and its subsidiaries taken as a whole or would materially impair the ability of the breaching party to perform its obligations under the merger agreement.

     The merger agreement contains material representations and warranties of Clarify with respect to the following:

     -  its corporate organization and existence;

     -  its capitalization;

     - disclosure of its subsidiaries and their corporate organization and existence;

     - its corporate power and authority to execute, deliver and perform its obligations under the merger agreement and the option agreement;

     - the merger agreement and the option agreement and related transactions not violating its certificate and by-laws, applicable law and specified agreements;

     -  its financial statements and filings with the Commission;

     -  the absence of undisclosed litigation, claims or other proceedings;

     -  its compliance with applicable law;

     - the absence of undisclosed material contracts and the absence of defaults under its material contracts;

     -  brokers' and finders' fees with respect to the merger;

     -  its employee benefit plans and related matters;

     - the inapplicability of state anti-takeover laws to the transactions contemplated by the merger agreement and the option agreement and the adoption of an amendment to its rights agreement;

     -  environmental liabilities;

     -  intellectual property;

     -  the filing and accuracy of its tax returns;

     - its belief that no conditions exist that would adversely affect the status of the merger as a reorganization for U.S. federal income tax purposes;

     -  required governmental and regulatory approvals;

     - its receipt of an opinion of Morgan Stanley as to the fairness of the exchange ratio, from a financial point of view, to Clarify's stockholders;

     -  year 2000 readiness; and

     - the absence of materially adverse changes in its business since June 30, 1999.

     The merger agreement contains material representations and warranties of each of Nortel Networks and the merger subsidiary with respect to the following:

     -  its corporate organization and existence;

     -  its capitalization;

     - its corporate power and authority to execute, deliver and perform its obligations under the merger agreement and the option agreement;

     - the merger agreement and the option agreement and related transactions not violating its charter and by-laws, applicable law and material agreements;

     -  its financial statements and filings with the Commission;

     -  the absence of undisclosed litigation, claims or other proceedings;

     -  brokers' and finders' fees relating to the merger;

     -  required governmental and regulatory approvals; and

     - the absence of materially adverse changes in its business since December 31, 1998.

CONDUCT OF BUSINESS OF CLARIFY

     The merger agreement provides that Clarify and its subsidiaries will conduct their businesses in the ordinary and usual course in all material respects and will use their reasonable best efforts to keep their business organizations and assets intact and to preserve their current business relationships. Subject to specified exceptions, the merger agreement also contains limitations, prohibitions and other provisions relating to Clarify's conduct of business from the date of the merger agreement to the completion of the merger with respect to:

     -  changes affecting its capital stock;

     -  actions relating to dividends and other distributions;

     -  employment arrangements;

     -  changes affecting employee benefit plans;

     -  acquisitions and disposals of assets, businesses or properties;

     -  amendments to its certificate or by-laws;

     -  changes in its accounting principles or practices;

     - entry into, modification or termination of contracts or leases involving property, services or payments with a value in excess of $2,000,000;

     -  settlement of claims;

     - actions that would be reasonably likely to adversely affect the status of the merger as a reorganization for U.S. federal income tax purposes;

     - actions that would be reasonably likely to result in a breach of any of its representations and warranties or cause any condition to the merger not to be satisfied;

     -  incurrence of indebtedness;

     -  making of capital expenditures;

     -  changes with respect to material tax elections;

     - waivers of confidentiality or standstill provisions with other companies; and

     -  agreements or commitments to do any of the foregoing.

CONDUCT OF BUSINESS OF NORTEL NETWORKS

     Subject to specified exceptions, the merger agreement contains limitations, prohibitions and other provisions relating to Nortel Networks' actions during the period from the date of the merger agreement to the completion of the merger with respect to:

     - declaration or payment of any extraordinary cash dividend on or in respect of the Nortel Networks common shares;

     - actions that would be reasonably likely to adversely affect the status of the merger as a reorganization for U.S. federal income tax purposes;

     - actions that would be reasonably likely to result in a breach of any of its representations and warranties or cause any condition to the merger not to be satisfied; and

     -  agreements or commitments to do any of the foregoing.

COVENANTS OF CLARIFY

     The merger agreement contains covenants requiring Clarify to:

     - take all action necessary to convene an appropriate meeting of its stockholders to consider and vote on the adoption of the merger agreement and for Clarify's Board to recommend adoption, except as described below under "-- Acquisition Proposals";

     - use its reasonable best efforts to cause each person who may be deemed an "affiliate" of Clarify under the Securities Act to execute and deliver an agreement limiting such person's ability to sell, transfer or dispose of his or her Nortel Networks common shares;

     - provide Nortel Networks with reasonable access to information under the condition that non-public information be subject to the terms of the confidentiality agreement between Nortel Networks and Clarify; and

     - take all further action necessary in order to render its stockholder protection rights inapplicable to the merger.

COVENANTS OF NORTEL NETWORKS

     In the merger agreement, Nortel Networks has agreed to use its reasonable best efforts to list the Nortel Networks common shares to be issued in the merger and upon exercise of the Clarify stock options assumed by Nortel Networks by reason of the merger on the New York and Toronto stock exchanges prior to the merger. Nortel Networks has also agreed to use its reasonable best efforts to obtain all necessary approvals of Canadian securities regulatory authorities to permit the distribution of Nortel Networks common shares in the merger.

COVENANTS OF NORTEL NETWORKS, CLARIFY AND THE MERGER SUBSIDIARY

     The merger agreement also contains various covenants requiring Clarify, Nortel Networks and the merger subsidiary:

     - to use their reasonable best efforts in good faith to take all necessary actions to effect the merger;

     - to cooperate in the preparation of this proxy statement/prospectus and a joint communications plan with respect to the transactions contemplated by the merger agreement;

     - to take all steps within their control to exempt the transactions contemplated by the merger agreement and the option agreement from any state anti-takeover law that purports to apply to those transactions;

     -  to cooperate and use their respective reasonable best efforts to:

       - prepare all documentation, effect all filings and obtain all permits, consents, approvals and authorizations of all third parties and regulatory authorities necessary to complete the transactions contemplated by the merger agreement, subject to specified limitations described under "The Merger -- Regulatory Approvals -- General;" and

       - cause the merger to be completed as expeditiously as reasonably practicable; and

     - to use their reasonable best efforts to cause their respective independent public accountants to deliver to the other party customary accountants' comfort letters.

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

ACQUISITION PROPOSALS

     Clarify has agreed in the merger agreement that it will not, and will cause its subsidiaries and its officers, directors, agents and advisors and those of its subsidiaries not to, initiate, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person other than Nortel Networks relating to any acquisition proposal. Under the merger agreement, an acquisition proposal is:

     -  a merger or consolidation, or any similar transaction, involving
        Clarify;

     - a purchase or other acquisition of more than 20% of the consolidated assets of Clarify and its subsidiaries, other than transactions involving the sale of inventory in the ordinary course of business, consistent with past practice;

     - a purchase or other acquisition of beneficial ownership of securities representing more than 20% of the voting power of Clarify;

     -  any substantially similar transaction; or

     - any inquiry or indication of interest with respect to any of the foregoing.

     Notwithstanding the foregoing, the merger agreement permits Clarify to engage in any discussions or negotiations with, or provide any information to, any person in response to a bona fide written acquisition proposal by that person, but only if and to the extent that:

     - the proposal was not solicited or encouraged in violation of the merger agreement;

     -  the meeting of Clarify's stockholders has not occurred;

     - Clarify's Board determines in good faith that the acquisition proposal would, if completed, constitute a superior proposal as defined in the merger agreement and is reasonably likely to be completed;

     - Clarify's Board determines, in good faith after consultation with outside counsel, that such action is legally required as a matter of the fiduciary duties of the directors under applicable law; and

     - before providing any information or data to any person or entering into discussions or negotiations with any person, Clarify receives from that person an executed confidentiality agreement containing terms no less restrictive with respect to that person than the terms of the confidentiality agreement which Nortel Networks has entered into with Clarify.

     The merger agreement defines a superior proposal as any bona fide written acquisition proposal made by a third party that was not solicited or encouraged in violation of the merger agreement and which Clarify's Board determines in its good faith judgment, based on an opinion to that effect by a financial advisor of nationally recognized reputation, to be materially more favorable to the stockholders of Clarify than the transactions contemplated by the merger agreement.

     Clarify has agreed to notify Nortel Networks within 24 hours of its receipt of any inquiries, proposals or offers described above and to advise Nortel Networks promptly of any material developments. As of the date of this document, Clarify has not received any inquiries, proposals or offers of this kind.

     Clarify has also agreed to cease any activities, discussions or negotiations with any parties other than Nortel Networks with respect to any acquisition proposal.

CONDITIONS TO THE MERGER

     The obligation of each of the parties to complete the merger is conditioned upon the satisfaction or waiver of the following conditions:

     - the merger agreement has been adopted and approved by the requisite vote of the holders of Clarify common stock;

     - all regulatory approvals required to complete the merger have been obtained and are in full force and effect and all statutory waiting periods have expired and, in the case of Nortel Networks, no regulatory approval contains any conditions, restrictions or requirements that would reasonably be expected to:

       - have a material adverse effect on Nortel Networks and its subsidiaries taken as a whole, or on the surviving corporation, after completion of the merger; or

       - require Nortel Networks to dispose of any assets of Nortel Networks, Clarify or their respective subsidiaries, or require Nortel Networks to refrain from exercising full authority over Clarify and its subsidiaries after completion of the merger;

     - no action by any governmental authority is in effect that enjoins or prohibits completion of the merger and, in the case of Nortel Networks, no action by any governmental authority is pending that is reasonably likely to succeed and that seeks to enjoin or prohibit completion of the merger, require the unwinding of the merger or impose substantial penalties as a result of the merger;

     - the representations and warranties of the other party contained in the merger agreement are true and correct as of the date of the merger agreement and as of completion of the merger, except for any representations and warranties that by their terms speak as of the date of the merger agreement or some other date, which are true and correct as of such date, in each case subject to the applicable materiality standard set forth in the merger agreement;

     - each of the agreements and covenants to be performed by the other party in accordance with the merger agreement at or prior to the time of the merger has been duly performed in all material respects;

     - no events have occurred which have had or would reasonably be expected to have a material adverse effect on the other party;

     - this proxy statement/prospectus has been declared effective and no stop order suspending its effectiveness has been issued, and no proceedings for that purpose have been initiated or threatened by the Commission and not concluded or withdrawn;

     - Nortel Networks has received an opinion of Cleary, Gottlieb, Steen & Hamilton as to tax matters;

     - Clarify has received an opinion of Venture Law Group, A Professional Corporation, as to tax matters; and

     - the Nortel Networks common shares issuable pursuant to the merger agreement have received approval for listing on the New York and Toronto stock exchanges, subject to official notice of issuance.

     Other than the conditions pertaining to shareholder approvals and the legality of the transaction, Clarify could elect to waive conditions to Nortel Networks' performance and complete the merger. However, if Clarify determines to waive the receipt of a tax opinion from its counsel, it will either resolicit proxies or seek a new shareholder approval of the merger. In addition, if Clarify determines to waive any other material condition, it will consider whether to resolicit proxies or seek a new shareholder approval, and will do so if, in the opinion of its counsel, this is required under applicable law.

INDEMNIFICATION

     The surviving corporation will indemnify the present and former officers and directors of Clarify and its subsidiaries to the fullest extent permitted by Delaware law and the Clarify certificate and by-laws with respect to any claim arising out of actions or omissions occurring at or prior to completion of the merger. For six years following completion of the merger, Nortel Networks will provide an insurance policy with respect to that portion of directors' and officers' liability insurance that serves to cover the present and former directors and officers of Clarify or its subsidiaries with respect to claims arising from facts or events which occurred at or prior to completion of the merger. Subject to specified limitations, this insurance policy will contain at least the same maximum coverage and amounts as Clarify currently provides to its directors and officers.

WAIVER AND AMENDMENT

     Nortel Networks and Clarify may amend any provision of the merger agreement by an agreement in writing approved by their respective Boards. However, after adoption of the merger agreement by Clarify's stockholders, the merger agreement may not be amended without further stockholder approval if by law the amendment would require the approval of Clarify's stockholders. Prior to the time the merger is completed, Nortel Networks or Clarify may, with the approval of their respective Boards:

     - extend the time for the performance of any of the obligations or other acts of the other parties;

     - waive any inaccuracies in the representations and warranties contained in the merger agreement; and

     - waive compliance with any of the agreements or conditions contained in the merger agreement.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated, and the merger may be abandoned by the mutual consent of Nortel Networks and Clarify, or:

     Termination by either party. Either party may terminate the merger agreement if:

       - the other party breaches any of its representations or warranties contained in the merger agreement, subject to the applicable materiality standard set forth in the merger agreement, which breach is not capable of being cured or has not been cured within 15 calendar days after written notice of the breach is given to the breaching party;

       - the other party materially breaches any of its covenants or agreements contained in the merger agreement, which breach is not capable of being cured or has not been cured within 15 calendar days after written notice of the breach is given to the breaching party;

       - the merger is not completed by March 31, 2000, if all required approvals of governmental authorities have then been obtained, and otherwise if the merger has not been completed by June 30, 2000, except in either case if failure of the merger to be completed is due to the knowing action or inaction of the party seeking to terminate the merger agreement;

       - any required approval of a governmental authority has been denied by final nonappealable action; or

       - the required stockholder approval is not obtained at the Clarify stockholders' meeting;

     Termination by Nortel Networks. Nortel Networks may terminate the merger agreement if:

       - any required approval of a governmental authority contains any final, nonappealable conditions, restrictions or requirements that would reasonably be expected to:

         - have a material adverse effect, following the merger, on Nortel Networks and its subsidiaries taken as a whole or on the surviving corporation or

         - require Nortel Networks to dispose of any assets of Nortel Networks, Clarify or their respective subsidiaries, or require Nortel Networks to refrain from exercising full authority over Clarify and its subsidiaries following the merger; or

       - Clarify's Board at any time prior to the Clarify stockholders' meeting withdraws its recommendation of the merger, or resolves to do so;

     Termination by Clarify. Clarify may terminate the merger agreement if:

       - any required approval of a governmental authority contains any final, nonappealable conditions, restrictions or requirements that would reasonably be expected to:

         - have a material adverse effect, following the merger, on Nortel Networks and its subsidiaries taken as a whole or

         - require Nortel Networks to dispose of any assets of Nortel Networks, Clarify or their respective subsidiaries, or require Nortel Networks to refrain from exercising full authority over Clarify and its subsidiaries following the merger, unless, within 30 days following receipt by Nortel Networks of written notice of Clarify's intent to terminate the merger agreement under these circumstances, Nortel Networks notifies Clarify that it waives its analogous right to terminate the merger agreement; or

       - Clarify's Board, on or before December 2, 1999, elects to terminate the merger agreement in order to approve or recommend a superior proposal, so long as:

         - Clarify has notified Nortel Networks in writing that it intends to recommend or approve a superior proposal,

         - after taking into account any modifications to the transactions contemplated by the merger agreement that Nortel Networks has then proposed in writing and not withdrawn, Clarify's Board has determined that the proposal is and continues to be a superior proposal and

         - Clarify pays Nortel Networks the termination fee described under "-- Termination Fees and Expenses."

TERMINATION FEES AND EXPENSES

     Clarify may be required to pay Nortel Networks a termination fee of $60,000,000 in each of the following five circumstances:

     1.    Failure to complete the merger

        - Clarify terminates the merger agreement because the merger is not completed by March 31, 2000, if all required approvals of governmental authorities have then been obtained, and otherwise if the merger has not been completed by June 30, 2000, unless in either case the failure of the merger to be completed results primarily from Nortel Networks' knowing action or inaction or from Nortel Networks' or the merger subsidiary's inability to obtain consent or approval of, or make any filing or registration with, any governmental authority;

        - at any time after the date of the merger agreement and at or before the time of the event giving rise to such termination an acquisition proposal exists; and

        - within 12 months of the termination of the merger agreement, Clarify enters into a definitive agreement with any third party with respect to an acquisition proposal or an acquisition proposal is completed.

     2.    Failure of Clarify's stockholders to approve the merger

        - Clarify or Nortel Networks terminates the merger agreement due to the failure of Clarify's stockholders to approve the merger agreement;

        - at any time after the date of the merger agreement and at or before the Clarify stockholders meeting an acquisition proposal exists which has been publicly announced or the existence of which is a matter of public knowledge; and

        - within 12 months of the termination of the merger agreement, Clarify enters into a definitive agreement with any third party with respect to an acquisition proposal or an acquisition proposal is completed.

     3.    Willful breach of representation or covenant

        - Nortel Networks terminates the merger agreement after Clarify willfully breaches any of its representations, warranties or covenants;

        - at any time after the date of the merger agreement and at or before the termination of the merger agreement an acquisition proposal exists; and

        - within 12 months of the termination of the merger agreement, Clarify enters into a definitive agreement with any third party with respect to an acquisition proposal or an acquisition proposal is completed.

     4.    Withdrawal of recommendation by Clarify's Board

        - Nortel Networks terminates the merger agreement after Clarify's Board withdraws its recommendation of the merger or resolves to do so.

     5.    Termination by Clarify's Board in response to superior proposal

        - Clarify's Board terminates the merger agreement in order to approve or recommend a superior proposal as described under "-- Termination of the Merger Agreement".

     The merger agreement provides that the termination fee will no longer be payable by Clarify after any exercise by Nortel Networks of the option described below under "Other Agreements -- Stock Option Agreement."

     Each party to the merger agreement will bear all expenses incurred by it in connection with the merger, except that printing and mailing expenses and Commission registration and filing fees will be shared equally between the parties.

                                OTHER AGREEMENTS

     The following is a summary of the material provisions of the stock option agreement and the stockholders agreement. A copy of the stock option agreement is attached as Annex B and a copy of the stockholders agreement is attached as Annex C. We encourage you to read each agreement in its entirety.

STOCK OPTION AGREEMENT

     As a condition to Nortel Networks' execution of the merger agreement, Clarify entered into the stock option agreement. In this agreement, Clarify granted Nortel Networks an option that under specified circumstances would permit Nortel Networks to purchase 4,707,333 shares of Clarify common stock, subject to adjustment for the issuance of additional shares. The maximum number of shares that Nortel Networks could purchase under the option is 19.9% of the number of shares of Clarify common stock outstanding at the time Nortel Networks exercises the option. The exercise price of the option is $68.09 per share, subject to adjustment under specified circumstances. If Nortel Networks were to exercise the option in full, it would hold approximately 16.6% of the outstanding shares of Clarify common stock.

     When Nortel Networks May Exercise the Option. Nortel Networks may exercise the option in whole or in part if both an initial triggering event and a subsequent triggering event occur before an exercise termination event, as these terms are defined below in this section.

     Initial triggering event means any of the following:

     - Clarify or any of its subsidiaries, without Nortel Networks' prior written consent, enters into an agreement to engage in an acquisition transaction, as defined below, with any person other than Nortel Networks;

     - Clarify's Board recommends that Clarify's stockholders approve or accept any acquisition transaction other than the merger;

     - Clarify or any of its subsidiaries, without Nortel Networks' prior written consent, authorizes, recommends or proposes, or publicly announces its intention to authorize, recommend or propose, an acquisition transaction with any person other than Nortel Networks or its subsidiaries;

     - Clarify or any of its subsidiaries, without Nortel Networks' prior written consent, authorizes or engages in, or announces its intention to authorize or engage in, any negotiations regarding an acquisition transaction with any person other than Nortel Networks or its subsidiaries;

     - Clarify's Board fails to recommend that Clarify's stockholders approve the merger;

     - Clarify's Board publicly withdraws or modifies, or publicly announces its intention to withdraw or modify, in any manner adverse to Nortel Networks, its recommendation that Clarify's stockholders approve the merger;

     - any person other than Nortel Networks or its subsidiaries makes a proposal to Clarify or its stockholders to engage in an acquisition transaction and, subsequently:

       - Clarify's stockholders vote and fail to approve the merger at the meeting or any adjournment or postponement of the meeting; or

       -  the meeting is not held or is canceled;

     - any person other than Nortel Networks, its subsidiaries or a party to the stockholders agreement acquires beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding shares of Clarify common stock;

     - any group, as defined in the Securities Exchange Act of 1934, other than a group of which Nortel Networks or any of its subsidiaries is a member, is formed that beneficially owns 20% or more of the outstanding shares of Clarify common stock;

     - any person other than Nortel Networks or its subsidiaries makes a bona fide proposal to Clarify or its stockholders to engage in an acquisition transaction and the proposal becomes publicly known;

     - any person other than Nortel Networks or its subsidiaries has commenced, or publicly announced its intention to commence, a tender or exchange offer to acquire beneficial ownership of 20% or more of the then outstanding shares of Clarify common stock;

     - Clarify willfully breaches any representation, warranty, covenant or obligation contained in the merger agreement and the breach:

       -  would entitle Nortel Networks to terminate the merger agreement; and

       - is not cured before Nortel Networks provides Clarify with written notice of the breach; or

     - any person other than Nortel Networks or its subsidiaries files with a regulatory or governmental authority an application for approval of, or notice of intention to engage in, an acquisition transaction, except in connection with a transaction to which Nortel Networks has given its prior written consent.

     Acquisition transaction means:

     - a merger or consolidation, or any similar transaction, involving Clarify or any significant subsidiary of Clarify, as defined in SEC regulations;

     - a purchase, lease or other acquisition or assumption of all or more than 20% of the consolidated assets of Clarify;

     - a purchase or other acquisition of beneficial ownership of securities representing 20% or more of the voting power of Clarify, or of securities representing 20% or more of the voting power of any significant subsidiary of Clarify; or

     -  any substantially similar transaction.

     Subsequent triggering event means:

     - any person other than Nortel Networks or its subsidiaries acquires beneficial ownership of 25% or more of the outstanding Clarify common stock;

     - Clarify or any of its subsidiaries, without Nortel Networks' prior written consent, enters into an agreement to engage in a transaction with any person other than Nortel Networks or its subsidiaries that would be an acquisition transaction if the references to 20% in the definition of acquisition transaction were changed to 25%; or

     - Clarify's Board recommends that the stockholders of Clarify approve or accept any transaction, other than the merger, that would be an acquisition transaction if the references to 20% in the definition of acquisition transaction were changed to 25%.

     Exercise termination event means the earliest of:

     -  the completion of the merger;

     -  the termination of the merger agreement at any time:

       - by mutual consent, following failure to obtain a required governmental approval,

       - by Clarify in the event of a breach by Nortel Networks of its representations, warranties or covenants in the merger agreement,

       - by Nortel Networks in the event of a non-willful breach by Clarify of its representations, warranties or covenants in the merger agreement, or

       - by Nortel Networks in the event completion of the merger is delayed beyond the dates provided in the merger agreement;

     - the termination of the merger agreement prior to an initial triggering event:

       - by Clarify in the event completion of the merger is delayed beyond the dates provided in the merger agreement,

       - by Nortel Networks in the event Clarify stockholders fail to approve the merger at the Clarify stockholders' meeting, or

       - by Nortel Networks in the event of a willful breach by Clarify of its representations, warranties or covenants in the merger agreement;

     - 12 months after termination of the merger agreement under any circumstances other than those described above; and

     - the receipt by Nortel Networks, at its request, of the termination fee in accordance with the merger agreement.

     The period within which Nortel Networks may exercise the option and other specified rights under the stock option agreement will be extended as necessary to obtain required regulatory approvals, comply with applicable regulatory waiting periods and avoid liability under Section 16(b) of the Exchange Act. The option price and the number of shares issuable under the option are subject to adjustment in the event of specified changes in the capital stock of Clarify.

     Registration Rights. If any subsequent triggering event occurs before an exercise termination event, Nortel Networks will have the right for 12 months to require Clarify to register under the Securities Act the Clarify common stock issued and issuable pursuant to the option. This right is subject to specified conditions and limitations.

     Repurchase. At any time within 12 months after the occurrence of a repurchase event, as defined in this section, Clarify will repurchase, at Nortel Network's request, the option and all or any part of the shares of Clarify common stock issued upon the full or partial exercise of the option. Clarify will repurchase the option at a price equal to the amount by which the market/offer price, as defined in this section, exceeds the option price, multiplied by the number of shares for which the option may then be exercised. Clarify will repurchase shares issued upon exercise of the option at a price equal to the market/ offer price multiplied by the number of option shares to be repurchased.

     "Repurchase event" means either of the following events, provided that a subsequent triggering event occurs before an exercise termination event:

     - the completion of any merger or consolidation involving Clarify or any purchase, lease or other acquisition of all or substantially all of the assets of Clarify, except any transaction involving only Clarify and its subsidiaries; or

     - the acquisition by any person of beneficial ownership of 50% or more of the outstanding shares of Clarify common stock.

     "Market/offer price" means the highest of:

     - the price per share of Clarify common stock at which a tender or exchange offer has been made and completed or remains outstanding;

     - the price per share of Clarify common stock to be paid by any third party pursuant to an agreement with Clarify made after the option agreement became effective;

     - the highest average closing price for Clarify common stock for any 20 trading day period within the three-month period immediately before Nortel Networks, or any other option holder or owner of Clarify shares issued upon exercise of the option, gives notice of the required repurchase; or

     - in the event of a sale of all or substantially all of the consolidated assets of Clarify, the sum of the net price paid in the sale for the assets and the current market value of the remaining net assets of Clarify, divided by the number of shares of Clarify common stock outstanding at the time of sale.

     Limitation on Total Profit. The option agreement caps Nortel Networks' potential profit on the option at $70,000,000. For purposes of this limitation on profit, the amount realized by Nortel Networks is the aggregate, before taxes, of:

     - any amount received from Clarify for repurchase of the option, or any portion of the option;

     - any amount received from Clarify for repurchase of shares of Clarify common stock issued upon exercise of the option, less the purchase price;

     - any net cash received from the sale to any third party of shares of Clarify common stock issued upon exercise of the option, less the purchase price; and

     - any amounts received on transfer of the option or any portion of the option to a third party.

     Substitute Option. If, prior to an exercise termination event, Clarify enters into specified transactions in which it is not the surviving corporation, permits specified fundamental changes in its capital stock or sells all or substantially all of its assets, the option will be converted into a substitute option to purchase capital stock of the entity that is the effective successor to Clarify. The substitute option will have terms similar to those of the option.

     Assignment. Neither party may assign its rights or obligations under the stock option agreement without the express written consent of the other party, except that if a subsequent triggering event occurs prior to an exercise termination event, Nortel Networks may, subject to specified limitations, assign its rights and obligations in whole or in part within 12 months following the subsequent triggering event.

STOCKHOLDERS AGREEMENT


     Kirsten Berg-Painter, Dean Chabrier, Dennis Cunningham, Tanya Johnson, Jan Praisner, Senya Rahmil, David Stamm, Jay Tyler, Jeanne Urich and Anthony Zingale, all of whom are officers or directors of Clarify and holders of Clarify common stock or stock options, entered into the stockholders agreement as an inducement and condition to Nortel Networks' entering into the merger agreement. The stockholders agreement covers approximately 4.7% of the shares of Clarify common stock outstanding as of February 9, 2000.


     Voting of Shares; Proxy. Each of the ten holders who entered into the stockholders agreement has agreed to vote his or her Clarify common stock at the Clarify stockholders' meeting:

     -  in favor of the merger agreement; and

     -  against any alternative transaction.


     An alternative transaction is:


     - any tender offer, exchange offer or proposal for a merger, consolidation or other business combination involving Clarify or any of its subsidiaries and any person other than Nortel Networks or its subsidiaries; or

     - any proposal or offer by any person other than Nortel Networks or its subsidiaries to acquire a substantial equity interest in, or a substantial portion of the assets of, Clarify or any of its subsidiaries.

     Termination. The obligations of the ten holders under the stockholders agreement will terminate at the earliest of:

     -  the completion of the merger;


     -  the termination of the merger agreement at any time:



       - by mutual consent, following failure to obtain a required governmental approval,



       - by Clarify in the event of a breach by Nortel Networks of its representations, warranties or covenants in the merger agreement,

       - by Nortel Networks in the event of a non-willful breach by Clarify of its representations, warranties or covenants in the merger agreement or

       - by Nortel Networks in the event completion of the merger is delayed beyond the dates provided in the merger agreement;

     -  the termination of the merger agreement:

       - by Clarify in the event completion of the merger is delayed beyond the dates provided in the merger agreement, if the termination fee described above under "The Merger Agreement -- Termination Fees and Expenses" is not and cannot become payable by Clarify under the circumstances then existing or

       - by Nortel Networks in the event Clarify stockholders fail to approve the merger at the Clarify stockholders' meeting or by Nortel Networks in the event of a non-willful breach by Clarify of its representations, warranties or covenants in the merger agreement, if the termination fee is not and cannot become payable by Clarify under the circumstances then existing; and

     - 120 days after termination of the merger agreement under any circumstances other than those described above.

     Covenants of the Stockholders. Each of the ten holders has agreed in the stockholders agreement that he or she will not:

     - dispose of or encumber the Clarify common stock he or she owns or controls, except to a family member or as a result of his or her death, and only if the transferee agrees to honor the terms of the stockholders agreement; or

     - solicit, initiate or encourage or otherwise facilitate any alternative transaction.

                          MARKET PRICES AND DIVIDENDS

NORTEL NETWORKS

     The Nortel Networks common shares are traded on the New York and Toronto stock exchanges under the symbol "NT." The following table sets forth the range of high and low closing sales prices as reported on the New York Stock Exchange Composite Tape, together with the dividends per common share declared by Nortel Networks, during the periods indicated. We have adjusted the information in the table to reflect Nortel Networks' two-for-one stock split on January 7, 1998 and the stock dividend of one common share on each issued and outstanding Nortel Networks common share as of August 17, 1999.

                                                                   PRICE RANGE
                                                                ------------------    PER SHARE
                                                                 HIGH        LOW      DIVIDENDS
                                                                -------    -------    ---------
FISCAL 1997
Quarter ended March 31, 1997................................    $19.250    $15.125     $0.0325
Quarter ended June 30, 1997.................................     22.750     15.532      0.0375
Quarter ended September 30, 1997............................     26.938     22.563      0.0375
Quarter ended December 31, 1997.............................     28.469     20.267      0.0375

                                                                                      PER SHARE
                                                                 HIGH        LOW      DIVIDENDS
                                                                -------    -------    ---------
FISCAL 1998
Quarter ended March 31, 1998................................    $32.719    $19.844     $0.0375
Quarter ended June 30, 1998.................................     34.625     25.688      0.0375
Quarter ended September 30, 1998............................     31.844     15.219      0.0375
Quarter ended December 31, 1998.............................     25.844     13.406      0.0375

                                                                                      PER SHARE
                                                                 HIGH        LOW      DIVIDENDS
                                                               --------    -------    ---------
FISCAL 1999
Quarter ended March 31, 1999...............................    $ 31.875    $25.063     $0.0375
Quarter ended June 30, 1999................................      44.000     26.938      0.0375
Quarter ended September 30, 1999...........................      51.875     39.813      0.0375
Quarter ended December 31, 1999............................     110.000     30.719      0.0375

FISCAL 2000
January 1, 2000 through February 9, 2000...................    $121.750    $77.000

     On October 18, 1999, the last full trading day before Clarify and Nortel Networks announced the merger, the closing price per Nortel Networks common share on the New York Stock Exchange Composite Tape was $52.375. On February 9, 2000, the most recent date for which prices were practicably available before the printing of this document, this price was $121.750. Past price performance is not necessarily indicative of future price performance. You should obtain current market quotations for Nortel Networks common shares.

     Holders of Nortel Networks common shares are entitled to receive dividends from legally available funds when, as and if declared by Nortel Networks' board of directors. Although Nortel Networks currently intends to continue paying quarterly cash dividends on Nortel Networks common shares, Nortel Networks cannot assure you that its dividend policy will remain unchanged after completion of the merger. The declaration and payment of dividends after the merger will depend upon business conditions, operating results, capital and reserve requirements and other factors considered relevant by Nortel Networks' board of directors.

CLARIFY

     Clarify common stock is listed on Nasdaq under the symbol "CLFY." The following table presents the high and low closing prices of Clarify common stock as reported by Nasdaq. The prices shown for the period that Clarify common stock was traded on Nasdaq represent quotations among dealers without adjustments for retail markups, markdowns, or commissions and may not represent actual transactions. Clarify has not declared any dividends on its common stock for the periods indicated below.

                                                                    PRICE RANGE
                                                                --------------------
                                                                  HIGH        LOW
                                                                --------    --------
FISCAL 1997
Quarter ended March 31, 1997................................    $ 52.250    $ 20.375
Quarter ended June 30, 1997.................................      26.625       6.750
Quarter ended September 30, 1997............................      18.438      10.063
Quarter ended December 31, 1997.............................      15.500      10.438

                                                                  HIGH        LOW
                                                                --------    --------
FISCAL 1998
Quarter ended March 31, 1998................................    $ 15.000    $ 11.625
Quarter ended June 30, 1998.................................      15.188      11.000
Quarter ended September 30, 1998............................      14.813       8.250
Quarter ended December 31, 1998.............................      24.438       7.375

                                                                  HIGH        LOW
                                                                --------    --------
FISCAL 1999
Quarter ended March 31, 1999................................    $ 30.063    $ 21.375
Quarter ended June 30, 1999.................................      41.250      18.688
Quarter ended September 30, 1999............................      50.313      31.000
Quarter ended December 31, 1999.............................     137.969      43.344

FISCAL 2000
January 1, 2000 through February 9, 2000....................    $155.125    $106.750

     On October 18, 1999, the last full trading day before Clarify and Nortel Networks publicly announced the merger, the closing price per share of Clarify common stock as reported by Nasdaq was $45.313. On February 9, 2000, the most recent date for which prices were practicably available before the printing of this document, this price was $155.125. Past price performance is not necessarily indicative of future price performance. You should obtain current market quotations for shares of Clarify common stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth, as of February 4, 2000, information with respect to shares of Clarify common stock beneficially owned by:



     - each person who is known by Clarify to be the beneficial owner of more than five percent of the outstanding shares of Clarify common stock,



     -  each of Clarify's directors and executive officers and



     -  all directors and executive officers as a group.



     Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if that person has the right to acquire shares, including upon exercise of an option or warrant, within 60 days of the date as of which the information is provided. Shares deemed beneficially owned by a person by reason of such right are included when computing that person's percentage interest, but are not included when computing the percentage interest of any other person. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.



                                                                SHARES BENEFICIALLY OWNED(1)
                                                                -----------------------------
5% STOCKHOLDERS, DIRECTORS, NAMED OFFICERS                                       PERCENT OF
AND OFFICERS AND DIRECTORS AS A GROUP                              NUMBER        TOTAL CLASS
------------------------------------------                         ------       -------------
FMR Corporation(2)..........................................      1,561,600          6.7
  82 Devonshire Street
  Boston, MA 02109
American Express Financial Corp(2)..........................      1,232,350          5.3
  IDS Tower 10
  80 S. Eighth Street
  Minneapolis, MN 55440
Navellier & Associates, Inc.(2).............................      1,191,984          5.1
  One E. Liberty St., 3rd Floor
  Reno, NV 89501
David A. Stamm(3)...........................................      1,219,205          5.0
Tony Zingale(4).............................................        315,223            *
Senya Rahmil(5).............................................        116,169            *
Jan Praisner(6).............................................        110,507            *
Kirsten Berg-Painter(7).....................................         91,667            *
Tanya Johnson(8)............................................         89,683            *
Joseph J. Tyler(9)..........................................         58,965            *
Jeanne Urich(10)............................................         57,022            *
Thomas H. Bredt(11).........................................         38,000            *
Joseph B. Costello(12)......................................         30,000            *
Christopher H. Greendale(13)................................         30,000            *
Dean Chabrier(14)...........................................            932            *
Dennis Cunningham...........................................              0            *

All officers and directors as a group(15)...................      2,157,373
(13 persons)


---------------


*   Less than 1%

(1) To the Company's knowledge, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table. Unless otherwise indicated, the address of each of the named individuals is: c/o Clarify Inc., 2560 Orchard Parkway, San Jose, California 95131.



(2) Based solely on information contained in Schedule 13G dated September 30, 1999, filed by the named stockholder with the Securities and Exchange Commission.



(3) Based solely on the information contained in the Form 4 dated May 1999 filed by the named stockholder with the Securities and Exchange Commission. Includes 109,583 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 4, 2000.



(4) Based solely on the information contained in the Form 4 dated April 1999 filed by the named stockholder with the Securities and Exchange Commission and, in addition includes shares purchased on October 29, 1999 pursuant to the Employee Stock Purchase Plan. Includes 312,500 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 4, 2000.



(5) Based solely on the information contained in the Form 4 dated May 1999 filed by the named stockholder with the Securities and Exchange Commission and, in addition includes shares purchased on October 29, 1999 pursuant to the Employee Stock Purchase Plan. Includes 112,707 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 4, 2000.



(6) Based solely on the information contained in the Form 4 dated April 1999 filed by the named stockholder with the Securities and Exchange Commission and, in addition includes shares purchased on October 29, 1999 pursuant to the Employee Stock Purchase Plan. Includes 107,813 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 4, 2000.



(7) Includes 91,667 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 4, 2000.



(8) Based solely on the information contained in the Form 4 dated April 1999 filed by the named stockholder with the Securities and Exchange Commission and, in addition includes shares purchased on October 29, 1999 pursuant to the Employee Stock Purchase Plan. Includes 83,767 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 4, 2000.



(9) Includes 58,333 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 4, 2000 and, in addition includes shares purchased on October 29, 1999 pursuant to the Employee Stock Purchase Plan.



(10) Based solely on the information contained in the Form 4 dated August 1999 filed by the named stockholder with the Securities and Exchange Commission. Includes 55,833 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 4, 2000.



(11) Based solely on the information contained in the Form 4 dated June 1998 filed by the named stockholder with the Securities and Exchange Commission. Includes 38,000 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 4, 2000.



(12) Includes 30,000 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 4, 2000.



(13) Includes 30,000 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 4, 2000.



(14) Includes 300 shares of Common Stock owned indirectly by her spouse and, in addition includes shares purchased on October 29, 1999 pursuant to the Employee Stock Purchase Plan.



(15) Includes 1,030,203 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 4, 2000.

                          BUSINESS OF NORTEL NETWORKS

     The following is a brief description of the business of Nortel Networks. Additional information regarding Nortel Networks is contained in its filings with the Commission.

     Nortel Networks is a leading global supplier of data and telephony network solutions and services. Its business consists of the design, development, manufacture, marketing, sale, financing, installation, servicing and support of data and telephony networks for carrier and enterprise customers. Customers include public and private institutions; local, long-distance, personal communications services and cellular mobile communications companies; cable television companies; Internet service providers; and utilities. Nortel Networks has operations in Canada, the United States, Europe, the Caribbean and the Latin America region and the Asia Pacific region. Nortel Networks employs approximately 73,000 people.

     At September 30, 1999, BCE Inc. owned approximately 39.6% of the outstanding Nortel Networks common shares; the remaining 60.4% of the outstanding Nortel Networks common shares were widely held by other shareholders. After giving effect to the merger, but not to the exercise of the assumed Clarify stock options, BCE will own approximately 39.4% of the outstanding Nortel Networks common shares. BCE is a diversified Canadian telecommunications company whose subsidiaries include Bell Canada and Bell Canada International Inc. as well as other telecommunication companies. There are currently 13 directors on Nortel Networks' board of directors, one of whom is a senior executive and director of BCE and three others are non-employee directors of BCE. Nortel Networks has entered into business relationships with affiliates of BCE. Information on these relationships and the directors of Nortel Networks is included in Nortel Networks' Proxy Circular and Proxy Statement dated February 26, 1999 attached as Exhibit 99 to Nortel Networks' Annual Report on Form 10-K for the year ended December 31, 1998. See "Where You Can Find More Information" on page 65 to learn how to obtain these documents.

     For more information about recent developments affecting the business of Nortel Networks please see "Summary -- Recent Developments" on page 9. These recent developments include:

     - The approval by Nortel Networks' board of the division of the common shares of Nortel Networks on a two-for-one basis. This plan is subject to regulatory approvals and shareholder approval, which will be requested at the next annual meeting of Nortel Networks' shareholders.

     - The announcement by BCE, which owns approximately 39.6% of Nortel Networks' common shares, of a plan to distribute an approximately 37% ownership interest in Nortel Networks to BCE's shareholders. This plan is subject to various conditions, including shareholder and court approvals and rulings from Canadian authorities.

     - The completion of the acquisition of Qtera Corporation, a privately-held company that produces ultra-long-reach optical networking systems, for up to $3.25 billion in Nortel Networks common shares.

     Nortel Networks is a corporation organized under the Canada Business Corporations Act. The principal executive offices of Nortel Networks are located at 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada, L6T 5P6, and Nortel Networks' telephone number is (905) 863-0000.

                  DESCRIPTION OF NORTEL NETWORKS SHARE CAPITAL

GENERAL

     The authorized capital of Nortel Networks includes an unlimited number of Nortel Networks common shares and an unlimited number of Class A Preferred Shares and Class B Preferred Shares, without nominal or par value, issuable in series.

COMMON SHARES

     The Nortel Networks common shares are listed on the New York and Toronto stock exchanges. Nortel Networks will apply to list the Nortel Networks common shares issued in the merger and upon exercise of the Clarify stock options to be assumed by Nortel Networks by reason of the merger on these stock exchanges.

     There were 1,377,154,698 Nortel Networks common shares issued and outstanding as at December 31, 1999.

     Holders of Nortel Networks common shares are entitled to one vote per share on all matters voted on at all meetings of shareholders, except meetings at which only holders of other classes or series of shares of Nortel Networks are entitled to vote.

     Subject to the rights, privileges, restrictions, and conditions attaching to any other class or series of shares of Nortel Networks, holders of Nortel Networks common shares have the right to receive any dividends declared and payable by Nortel Networks on Nortel Networks common shares and the right to receive the remaining assets of Nortel Networks upon liquidation, dissolution or winding-up, if any, after payment of all debts and liabilities.

     Holders of Nortel Networks common shares have no pre-emptive, redemption or conversion rights. Outstanding Nortel Networks common shares are, and shares to be issued in the merger will be, validly issued, fully paid and non-assessable.

     Repurchases of Nortel Networks Common Shares. The following table sets forth information with respect to programs under which Nortel Networks' board of directors has authorized the repurchase for cancellation of Nortel Networks common shares through open market purchases. We have adjusted this information to reflect Nortel Networks' two-for-one stock split on January 7, 1998 and the stock dividend of one common share on each issued and outstanding Nortel Networks common share as of August 17, 1999.

                                                             NUMBER OF NORTEL          NUMBER OF NORTEL
                                                          NETWORKS COMMON SHARES       NETWORKS COMMON
                                  PROGRAM PERIOD         AUTHORIZED FOR REPURCHASE    SHARES REPURCHASED
                                  --------------         -------------------------   --------------------
1997 stock repurchase
  program..................  January 30, 1997 through           32,000,000           20,364,800
                             January 29, 1998
1998 stock repurchase
  program..................  February 4, 1998 through           12,800,000           8,694,800
                             February 3, 1999
1999 stock repurchase
  program..................  February 26, 1999 through          20,000,000           none, as of the date
                             February 25, 2000                                       of this document

PREFERRED SHARES

     Nortel Networks' board of directors may from time to time issue Class A Preferred Shares and Class B Preferred Shares in one or more series and determine for any such series, by resolution passed before issuance, its designation, number of shares and respective rights, privileges, restrictions and conditions. Nortel Networks has issued a number of series of preferred shares. A detailed description of these shares may be found in Nortel Networks' registration statement on Form 8-A, as amended, which you may obtain as described under "Where You Can Find More Information" on page 65.

     The holders of preferred shares do not have the right to receive notice of, attend, or vote at, any meeting of shareholders except to the extent otherwise determined by Nortel Networks' board of directors and set forth in the articles of amendment designating any series of preferred shares or as provided in the Canada Business Corporations Act. Holders of preferred shares have no pre-emptive rights.

     The provisions attaching to the preferred shares may be repealed, altered, modified or amended with approvals as may be required by the Canada Business Corporations Act.

     As of the date of this document, there are 200 cumulative redeemable Class A Preferred Shares series 4, 16,000,000 cumulative redeemable Class A Preferred Shares series 5 and 14,000,000 non-cumulative redeemable Class A Preferred Shares series 7 issued and outstanding. The series 5 preferred shares are convertible, in specific circumstances, into an equal number of cumulative redeemable Class A Preferred Shares series 6, none of which are currently outstanding. Once issued, the series 6 preferred shares are convertible, in specific circumstances, into series 5 preferred shares. The series 7 preferred shares are convertible, in specific circumstances, into an equal number of non-cumulative redeemable Class A Preferred Shares series 8, none of which are currently outstanding. Once issued, the series 8 preferred shares are convertible, in specific circumstances, into series 7 preferred shares. At the date of this document, there are no other preferred shares outstanding.

            COMPARATIVE RIGHTS OF HOLDERS OF CLARIFY'S COMMON STOCK
                       AND NORTEL NETWORKS COMMON SHARES

     Clarify's internal affairs are currently governed by the laws of the State of Delaware, particularly the Delaware General Corporation Law, and Clarify's certificate of incorporation and by-laws. When the merger is completed, Clarify stockholders will become shareholders of Nortel Networks, a Canadian corporation governed by the Canada Business Corporations Act. At that time, your rights will be governed by the Canada Business Corporations Act, other applicable Canadian law and Nortel Network's articles and by-laws.

     The following is a summary comparison of some of the differences between the rights of holders of Nortel Networks common shares under the Canada Business Corporation Act and Nortel Networks articles and by-laws and the rights of Clarify's stockholders under the Delaware General Corporation Law and Clarify's certificate of incorporation and by-laws. This summary is not a complete discussion of, and is qualified in its entirety by reference to, the Delaware General Corporation Law, the Canada Business Corporations Act, the respective common laws of Delaware and Canada and the full texts of the governing corporate instruments of Clarify and Nortel Networks.

VOTE ON EXTRAORDINARY CORPORATE TRANSACTIONS

     Clarify. Under the Delaware General Corporation Law, mergers or consolidations, or sales or exchanges of all or substantially all of a corporation's assets, require the affirmative vote of the Board, except in limited circumstances. In addition, these transactions require, with specified exceptions, the affirmative vote of a majority of the outstanding shares of the corporation entitled to vote on the transaction. Stockholder consent is not required:

     -  from the stockholders of a corporation that survives the merger if:

       - the merger does not require the issuance of common shares in excess of 20% of the corporation's shares outstanding immediately prior to the merger,

       - the merger agreement does not amend in any respect the surviving company's certificate, and

       - stockholder approval is not specifically mandated in the surviving company's certificate; and

     - from either corporation where one corporation owns 90% of each class of outstanding shares of the other corporation.

     Clarify's certificate of incorporation does not require a greater percentage vote for extraordinary corporate transactions than required under Delaware law.

     Nortel Networks. Under the Canada Business Corporations Act, extraordinary corporate actions must be approved by a resolution passed by at least two-thirds of the votes cast by the shareholders voting on the resolution in person or by proxy at the annual or special meeting called for this purpose, and in some cases whether or not the shares are designated as voting shares in the corporation's articles of incorporation. In some cases, extraordinary corporate actions must also be approved by separate resolutions of each affected class or series of shares, including classes or series that do not otherwise carry the right to vote. Extraordinary corporate actions include some types of amalgamations, continuances, a sale, lease or exchange of all or substantially all the property of a corporation other than in the ordinary course of business, liquidations and dissolutions and arrangements, if ordered by a court.

DIVIDENDS AND DISTRIBUTIONS

     Clarify. Subject to restrictions contained in a corporation's certificate, the Delaware General Corporation Law generally provides that a corporation may declare and pay dividends out of:

     - the excess, if any, of net assets over capital, as that term is defined in the Delaware General Corporation Law; or

     - when no surplus exists, out of net profits for the fiscal year in which the dividend is declared and net profits for the preceding fiscal year.

     Dividends may not be paid out of net profits if the capital of the corporation is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

     Clarify's certificate of incorporation does not have any additional restrictions with respect to the payment of dividends.

     Nortel Networks. Under the Canada Business Corporations Act, a corporation may not declare or pay a dividend if there are reasonable grounds to believe that:

     - the corporation is, or would be after payment of the dividend, unable to pay its liabilities as they become due; or

     - the realizable value of the corporation's assets after payment of the dividend would be less than the aggregate of its liabilities and its stated capital of all classes.

     Other than the preferential rights of the holders of Nortel Networks preferred shares with respect to dividends and liquidations, Nortel Networks' articles have no additional restrictions on the declaration or payment of dividends.

AMENDMENTS TO CHARTER

     Clarify. The Delaware General Corporation Law requires stockholder approval for any amendment to a corporation's certificate. In addition, if the amendment to the certificate adversely affects the rights of a particular class of stock, that class is entitled to vote separately on the amendment, whether or not it is designated as voting stock. Under the Clarify certificate, the affirmative vote of the holders of not less than 75% of the outstanding Clarify shares entitled to vote is required in order to amend, repeal or adopt any provision of the Clarify certificate relating to:

     -  the removal and election of directors;

     -  classification of directors;

     -  action by written consent;

     -  the calling of special meetings of stockholders; and

     - the percentage vote required for business combinations with interested shareholders.

     Clarify's certificate of incorporation does not require a greater percentage vote to amend its certificate of incorporation than required under Delaware law.

     Nortel Networks. Under the Canada Business Corporations Act, amendments to the articles of incorporation of a corporation generally require approval by a resolution passed by at least two-thirds of the votes cast by shareholders voting on the resolution. If the amendment affects a particular class or series of shares in a manner requiring a separate class or series vote, that class or series is entitled to vote on the amendment whether or not it otherwise carries the right to vote. Approval of a proposed amendment in these circumstances requires an affirmative two-thirds vote of the holders of the shares of each class or series entitled to vote separately.

AMENDMENT TO BY-LAWS

     Clarify. The Delaware General Corporation Law states that stockholders entitled to vote have the power to adopt, amend, or repeal the by-laws of a corporation. The corporation in its certificate may also confer this power on the board of directors in addition to the stockholders.

     Clarify's certificate of incorporation provides that, with limited exceptions, the board of directors may make, repeal, alter, amend, and rescind any or all of the by-laws of the corporation. The certificate of incorporation also permits either the board of directors or the stockholders to change the number of directors of the corporation by adopting a bylaw, or by amending a by-law previously adopted.

     Nortel Networks. The Canada Business Corporations Act provides that, unless the articles of incorporation or by-laws of a corporation provide otherwise, the directors may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of a corporation. Where the directors make, amend or repeal a by-law, they are required to submit the by-law or amendment or repeal of a by-law to the shareholders for confirmation at the next annual or special meeting of shareholders. The shareholders entitled to vote at shareholder meetings may confirm, reject or amend any by-law or amendment or repeal of a by-law by a resolution passed by a majority of the votes cast by shareholders entitled to vote at the annual or special meeting of shareholders represented in person or by proxy.

INTERESTED SHAREHOLDER TRANSACTIONS

     Clarify. The Delaware General Corporation Law prohibits, in certain circumstances, a business combination between a corporation and an interested stockholder within three years of the stockholder becoming an interested stockholder. An interested stockholder is a stockholder who, directly or indirectly, controls 15% or more of the outstanding voting stock or was an affiliate of the corporation and was the owner of 15% or more of the outstanding voting stock at any time within the prior year period. A business combination includes a merger or consolidation, a sale or other disposition of assets having an aggregate market value equal to 10% or more of the consolidated assets of the corporation or of the aggregate market value of the outstanding stock of the corporation and certain transactions that would increase the interested stockholder's proportionate ownership in the corporation. This provision does not apply where:

     - a business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of the votes entitled to be cast by disinterested stockholders at an annual or special meeting;

     - a business combination is approved by the corporation's board of directors prior to the date the interested stockholder acquired his or her shares;

     - the corporation's board of directors approved the transaction which resulted in the stockholder becoming an interested stockholder prior to the date the interested stockholder acquired its shares; or

     - the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which the stockholder became an interested stockholder.

     Clarify's certificate of incorporation does not require a greater percentage vote to approve an interested stockholder transaction than required under Delaware law.

     Nortel Networks. The Canada Business Corporations Act does not contain a comparable provision with respect to business combinations. However, policies of some Canadian securities regulatory authorities, including Policy Statement 9.1 of the Ontario Securities Commission, contain requirements in connection with related party transactions. A related party transaction means, generally, any transaction by which an issuer, directly or indirectly, acquires or transfers an asset or acquires or issues treasury securities or assumes or transfers a liability from or to, as the case may be, a related party by any means in any one or any combination of transactions. A related party includes control parties of the issuer, parties under common control with the issuer, parties controlled by the issuer, holders of more than 10% of the voting securities of the issuer, and directors and senior officers and affiliates of any of the foregoing.

     Policy 9.1 requires more detailed disclosure in any proxy material required to be sent to security holders in connection with a related party transaction. Subject to specified exceptions, Policy 9.1 also requires the preparation of a formal valuation of the subject matter of the related party transaction and any non-cash consideration offered in the transaction and the inclusion of a summary of the valuation in the proxy material. In some circumstances, Policy 9.1 also requires that the minority shareholders of the issuer separately approve the transaction, by a simple majority or two-thirds of the votes cast, depending on the circumstances.

DISSENT AND APPRAISAL RIGHTS

     Clarify. Stockholders of a Delaware corporation who dissent from a merger or consolidation of the corporation for which a stockholder's vote is required are, in specific instances, entitled to appraisal rights, and the surviving corporation is required to purchase the dissenting shares at fair value. There are, however, no statutory rights of appraisal with respect to stockholders of a Delaware corporation whose shares of stock, at the record date for the determination of stockholders entitled to notice of and to vote at the meeting of stockholders to act upon the merger or consolidation, are either:

     - listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

     - held of record by more than 2,000 stockholders unless the agreement of merger or consolidation converts such shares into anything other than:

       -  stock of the surviving corporation,

       - stock of another corporation which is either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by more than 2,000 stockholders, cash for fractional shares, or

       -  some combination of the above.

     Appraisal rights are not available for any shares of the surviving corporation if the merger did not require the vote of stockholders of the surviving corporation.

     Nortel Networks. Shareholders of a Canada Business Corporations Act corporation are entitled to exercise dissent rights and to be paid the fair value of their shares in connection with:

     - an amendment to a corporation's articles of incorporation to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of the class held by those holders;

     - an amendment to a corporation's articles of incorporation to add, change or remove any restriction on the business or businesses of the corporation;

     - other amendments to a corporation's articles of incorporation that require a separate class or series vote;

     - an amalgamation, other than an amalgamation between a parent corporation and one or more of its wholly owned subsidiaries or between two or more wholly owned subsidiaries;

     -  a continuance under the laws of another jurisdiction;

     - a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business; or

     - a court order permitting a shareholder to dissent in connection with an application to the court for an order approving an arrangement proposed by the corporation, although a shareholder is not entitled to dissent if an amendment to the articles of incorporation is effected by a court order approving a reorganization or rectifying a matter that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer.

DIRECTORS' QUALIFICATIONS

     Clarify. The Delaware General Corporation Law does not have any residency or other director qualification requirements.

     Nortel Networks. Generally, a majority of the directors of a Canada Business Corporations Act corporation must be Canadian citizens who ordinarily reside in Canada. The Canada Business Corporations Act also requires that a corporation whose securities are publicly traded have not fewer than three directors, at least two of whom are not officers or employees of the corporation or any of its affiliates.

ELECTION OF DIRECTORS

     Clarify. Delaware law permits a classified board of directors, with staggered terms under which the directors are elected for terms of two or three years.

     Clarify's certificate of incorporation does not provide for a classified board of directors. Clarify has one class of directors and all directors are elected annually.

     Nortel Networks. The Nortel Networks articles and by-laws do not provide for a classified board of directors or for cumulative voting in the election of directors.

REMOVAL OF DIRECTORS

     Clarify. Delaware law permits the removal of any director or the entire board, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as set forth in the corporation's certificate of incorporation.

     Clarify's certificate of incorporation does not require a greater percentage vote to remove a director than required under Delaware law.

     Nortel Networks. The shareholders of a Canada Business Corporations Act corporation may, by resolution passed by a majority of the votes cast on the resolution at a meeting of shareholders called for that purpose, remove any director before the expiration of his term of office and may elect any qualified person to serve for the remainder of the director's term.

VACANCY ON BOARDS

     Clarify. The Delaware General Corporation Law provides that a vacancy on the board of directors shall be filled as the by-laws of the corporation provide. In the absence of such provision, a vacancy is to be filled by the board of directors or other governing body.

     Clarify's by-laws provide that a vacancy on the board of directors may be filled by a majority of the directors then in office, or by a sole remaining director, and the director who fills the vacancy is to hold office until the next annual election and until a successor is duly elected and qualified, unless sooner displaced.

     Nortel Networks. Generally under the Canada Business Corporations Act, if there is a vacancy on the board of directors, the remaining directors, if they constitute a quorum, may appoint a qualified person to fill the vacancy for the remainder of the vacating director's term. In the absence of a quorum, the remaining directors must call a meeting of shareholders to fill the vacancy. In addition, if the articles of a corporation so provide, the directors may increase the number of directors within the range provided in the articles and may fill the vacancies created for a term expiring not later than the next annual meeting of shareholders if the total number of directors so appointed does not exceed one-third of the number of directors elected at the previous annual meeting of shareholders. Nortel Networks' articles provide for the filling of vacancies caused by an increase in the number of directors as described.

DIRECTORS' AND OFFICERS' INDEMNIFICATION

     Clarify. The Delaware General Corporation Law authorizes a corporation to indemnify its current and former directors and officers against all reasonable expenses, including attorneys' fees, and, except in actions initiated by or in the right of the corporation, against all judgments, fines and amounts paid in settlement, in actions brought against them, if the individual is determined to have acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, had no reason to believe his conduct was unlawful. A corporation may grant its directors, officers, employees or other agents additional rights to indemnification, subject to public policy restrictions included in the Delaware General Corporation Law.

     Clarify's certificate of incorporation requires indemnification in excess of the indemnification otherwise provided by Delaware law. However, the indemnification provided for in Clarify's certificate of incorporation is limited by the Delaware General Corporation Law in actions for breach of fiduciary duty to the corporation, its stockholders, and others.

     The Delaware General Corporation Law provides a right of mandatory indemnification to the extent that an indemnitee is successful on the merits or otherwise in the defense of any claim, issue or matter associated with an action. The Delaware General Corporation Law also allows the advance payment of an indemnitee's expenses prior to the final disposition of an action, if the indemnitee undertakes to repay any amount advanced if it is later determined that the indemnitee is not entitled to indemnification for the action for which the expenses were advanced. Clarify's by-laws provide for the advance payment of expenses incurred by indemnified parties.

     Nortel Networks. The Canada Business Corporations Act also generally provides that a corporation may indemnify its present and former directors or officers or a person who acts or acted at the corporation's request as a director or officer of a corporation of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation. However, this indemnity is limited to circumstances in which the director or officer acted honestly and in good faith with a view to the best interests of the corporation. In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer must have had reasonable grounds for believing that his or her conduct was lawful. Subject to the above mentioned limitations, a corporation may, with the approval of a court, also indemnify in respect of an action by or on behalf of the corporation to which the person is made a party by reason of being or having been a director or an officer of the corporation. The Nortel Networks by-laws require indemnification to the full extent authorized by the Canada Business Corporations Act. Where an officer or director is substantially successful on the merits in his or her defense of an action or proceeding, the officer or director is entitled to indemnification from the corporation for reasonable costs, charges and expenses, subject to the limitations discussed above.

     The Canada Business Corporations Act does not expressly contemplate the advance payment of an indemnitee's expenses prior to the final disposition of an action.

LIMITATION OF DIRECTORS' PERSONAL LIABILITY FOR MONETARY DAMAGES

     Clarify. Under the Delaware General Corporation Law, a corporation is permitted to include a provision in its certificate which limits or eliminates the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, as long as this liability does not arise from proscribed conduct, including intentional misconduct and breach of the duty of loyalty.

     Clarify's certificate of incorporation limits the personal liability of the corporation's directors for monetary damages for breach of fiduciary duty to the full extent permitted by Delaware law.

     Nortel Networks. The Canada Business Corporations Act has no comparable provision.

SPECIAL MEETING OF STOCKHOLDERS

     Clarify. Under the Delaware General Corporation Law, a special meeting of stockholders may be called by the board of directors or any other person authorized to do so in the corporation's certificate of incorporation or by-laws.

     Clarify's By-laws provide that a special meeting of stockholders may be called by the president or secretary at the request in writing of a majority of the board of directors. The stockholders of the corporation do not have the power to call a special meeting of stockholders.

     Nortel Networks. Under the Canada Business Corporations Act, the directors of a corporation may call a special meeting of shareholders. Under the Nortel Networks by-laws, in addition to Nortel Networks' Board, the Chairman of the Board of Nortel Networks or the Chief Executive Officer of Nortel Networks has the power to call a special meeting of shareholders.

QUORUM REQUIREMENTS

     Clarify. Under the Delaware General Corporation Law, holders of a majority of the outstanding shares of a corporation constitute a quorum of stockholders, unless otherwise specified in the corporation's certificate of incorporation or by-laws. In no event, however, can holders of less than one-third of the outstanding shares constitute a quorum.

     Clarify's by-laws state that a majority of the stock issued and outstanding and entitled to vote at a meeting of the stockholders, present in person or by proxy, constitutes a quorum of the stockholders for the transaction of business, except as otherwise provided by statute.

     Nortel Networks. Under the Canada Business Corporations Act, holders of a majority of the outstanding shares entitled to vote at a meeting of shareholders constitute a quorum, unless otherwise specified in a corporation's by-laws. Nortel Networks' by-laws generally state that a quorum shall be three persons present in person and representing in their own right, or by proxy, or as the duly authorized representative of any shareholder that is a body corporate or association, not less than 25% of the outstanding shares of the corporation carrying voting rights at the meeting of shareholders.

RIGHTS AGREEMENT

     Clarify. In 1997, Clarify's Board adopted a rights agreement which may have the effect of discouraging some types of transactions that involve an actual or threatened change in control of Clarify. Under the rights agreement, stockholders of Clarify hold rights to purchase preferred stock in Clarify, or in an acquirer of Clarify, under specified circumstances and in the event of particular hostile efforts to acquire control of Clarify. Clarify's Board may redeem the rights in accordance with the rights agreement. Clarify's Board has taken action to exempt the merger and the related transactions from triggering the rights of Clarify's stockholders under the rights agreement.

     Nortel Networks. Nortel Networks has not adopted any agreement or plan similar to the rights agreement.

INSPECTION OF BOOKS AND RECORDS

     Clarify. Under the Delaware General Corporation Law, any stockholder has the right to examine the books and records of the corporation for any proper purpose.

     Nortel Networks. The Canada Business Corporations Act provides that shareholders, creditors, their agents and legal representatives may examine specified records of a corporation during usual business hours and take extracts of the records free of charge.

                                 LEGAL OPINIONS

     The validity of the Nortel Networks common shares offered by this proxy statement/prospectus will be passed upon for Nortel Networks by Nicholas J. DeRoma, Esq., Chief Legal Officer of Nortel Networks.

                                    EXPERTS

     The consolidated financial statements as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 and the related financial statement schedules incorporated in this proxy statement/prospectus by reference from Nortel Networks Corporation's Annual Report on Form 10-K for the year ended December 31, 1998, as amended by its Form 10-K/A dated February 10, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of the firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 and the related financial statement schedule incorporated in this proxy statement/prospectus by reference to Clarify Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, given on the authority of said firm as experts in auditing and accounting. On August 23, 1999, PricewaterhouseCoopers LLP resigned as Clarify's independent auditors after Clarify and PricewaterhouseCoopers LLP entered into a strategic global alliance. Clarify subsequently appointed Deloitte & Touche LLP as its principal accountants. There were no disagreements with PricewaterhouseCoopers LLP during the three years ended December 31, 1998 or during any subsequent interim period preceding their replacement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to PricewaterhouseCoopers LLP's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. PricewaterhouseCoopers LLP issued an unqualified report on Clarify's financial statements as of December 31, 1997 and 1998 and for the three years ended December 31, 1998. Clarify did not consult with Deloitte & Touche LLP on any accounting matters prior to their appointment.

     The consolidated financial statements of Bay Networks, Inc. as of June 30, 1997 and 1996, and for each of the three years in the period ended June 30, 1997, appearing in the Bay Networks, Inc. Annual Report on Form 10-K for the year ended June 30, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

               SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

     Nortel Networks is a Canadian corporation. A substantial portion of Nortel Networks' assets is located in Canada and a majority of its directors and officers, and its experts named in this proxy statement/prospectus, are residents of Canada. As a result, it may be difficult for investors to effect service within the United States upon Nortel Networks or upon Nortel Networks' directors, officers and experts. Execution by United States courts of any judgment obtained against Nortel Networks or any of its directors, officers and experts in United States courts would be limited to the assets of Nortel Networks or that person in the United States. Nicholas J. DeRoma, Esq., Chief Legal Officer of Nortel Networks, has advised Nortel Networks that there is doubt as to the enforceability in Canada of United States judgments or liabilities in original actions in Canadian courts predicated solely upon the civil liability provisions of the federal securities laws of the United States. The agent for service of process in the United States for Nortel Networks is Harris Trust Company of New York, 88 Pine Street, 19th Floor, New York, New York 10005.

                      WHERE YOU CAN FIND MORE INFORMATION

     Clarify and Nortel Networks file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any of the information on file with the Commission at the Commission's following locations:

Public Reference Room         New York Regional Office      Chicago Regional Office
450 Fifth Street, N.W.        7 World Trade Center          Citicorp Center
Room 1024                     Suite 1300                    500 West Madison Street
Washington, D.C. 20549        New York, NY 10048            Chicago, IL 60661-2511

     Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Clarify's and Nortel Networks' Commission filings are also available to the public from commercial document retrieval services. Some of Clarify's Commission filings are available at the Commission's World Wide Web site located at http://www.sec.gov. and some of Nortel Networks' filings are available at http://www.nortelnetworks.com.

     Nortel Networks common shares are listed on the New York and Toronto stock exchanges. Reports and other information concerning Nortel Networks may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     Nortel Networks filed a registration statement on Form S-4 to register with the Commission the Nortel Networks common shares offered by this proxy statement/prospectus. This document is a part of that registration statement and constitutes a prospectus of Nortel Networks in addition to being a proxy statement of Clarify for the Clarify special meeting. As permitted by Commission rules, this document does not contain all the information you can find in the registration statement or exhibits to the registration statement.

     The Commission allows Clarify and Nortel Networks to incorporate by reference information into this document, which means that Nortel Networks and Clarify can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document. This document incorporates by reference the documents set forth below that Clarify and Nortel Networks have previously filed with the Commission. These documents contain important information about Clarify and Nortel Networks and their financial performance.

CLARIFY COMMISSION FILINGS                     PERIOD
--------------------------                     ------
Annual Report on Form 10-K...................  Year ended December 31, 1998
Quarterly Reports on Form 10-Q...............  Quarters ended March 31, June 30 and
                                               September 30, 1999.
Current Reports on Form 8-K..................  Dated June 25, 1997, August 30, 1999 and
                                               October 27, 1999.
Description of Clarify's capital stock from
  its Form 8-A...............................  Dated September 15, 1995, as amended by Form
                                               8-A/A dated October 11, 1995.
Description of Clarify's Preferred Stock
  Purchase Rights attached to each share of
  Clarify common stock from its Form 8-A.....  Dated June 24, 1997, as amended by Form
                                               8-A12G/A dated February 2, 2000.


     Clarify is also incorporating by reference any additional documents that it files with the Commission between the date of this document and the date of the special meeting.


NORTEL NETWORKS COMMISSION FILINGS             PERIOD
----------------------------------             ------
Annual Report on Form 10-K...................  Year ended December 31, 1998, as amended by
                                               Form 10-K/A dated February 10, 2000.
Quarterly Reports on Form 10-Q...............  Quarters ended March 31, June 30 and
                                               September 30, 1999, as amended by Form 10-Q/A
                                               dated February 10, 2000.
Current Reports on Form 8-K..................  Dated July 23, 1998, January 27, 1999, April
                                               14, 1999, April 28, 1999, April 29, 1999,
                                               July 29, 1999, August 24, 1999, September 13,
                                               1999, October 19, 1999, October 27, 1999,
                                               December 16, 1999, January 6, 2000, January
                                               25, 2000 and January 26, 2000.
Current Report on Form 8-K/A.................  Dated April 30, 1999.
Description of the Nortel Networks common
  shares and preferred shares contained in
  Nortel Networks' Form 8-A..................  Dated October 8, 1975, as amended by filings on Form 8 dated February 24, 1983, June 12,
                                               1984, September 13, 1984, June 25, 1985, and
                                               July 15, 1987, and as amended by filings on
                                               Form 8-A/A, dated May 8, 1998 and November
                                               19, 1999.
Proxy Circular and Proxy Statement...........  Dated February 26, 1999 filed as Exhibit 99 to Nortel Networks' Annual Report on Form
                                               10-K for the year ended December 31, 1998.


     Nortel Networks is also incorporating by reference any additional documents that it files with the Commission between the date of this document and the date of the Clarify special meeting.

     Nortel Networks has supplied all information contained or incorporated by reference in this document relating to Nortel Networks and Clarify has supplied all information contained or incorporated by reference in this document relating to Clarify.

     You may already have been sent some of the documents incorporated by reference, but you can obtain any of them from Clarify or Nortel Networks, as appropriate, or the Commission. Documents incorporated by reference are available from Clarify or Nortel Networks, as the case may be, without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference in this document. Stockholders may obtain documents incorporated by reference in this document by Clarify by requesting them in writing or by telephone at:

                                  Clarify Inc.
                              2560 Orchard Parkway
                           San Jose, California 95131
                            Attn: Investor Relations
                           Telephone: (408) 965-7000
                           E-mail: wpatch@clarify.com

     Stockholders may obtain documents incorporated by reference in this document by Nortel Networks by requesting them in writing or by telephone at:

                          Nortel Networks Corporation
                           8200 Dixie Road, Suite 100
                               Brampton, Ontario
                                Canada, L6T 5P6
                           Attn: Corporate Secretary
                           Telephone: (905) 863-0000

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM CLARIFY OR NORTEL NETWORKS, PLEASE DO SO BY FEBRUARY 29, 2000 TO RECEIVE THEM BEFORE THE MEETING. CLARIFY OR NORTEL NETWORKS WILL SEND REQUESTED DOCUMENTS BY FIRST-CLASS MAIL WITHIN ONE BUSINESS DAY OF RECEIVING THE REQUEST.

     You should rely only on the information contained or incorporated by reference in this document to vote on the merger agreement proposal. No one has been authorized to provide you with information that is different from what is contained in this document. This document is dated February 10, 2000. You should not assume the information contained in this document is accurate as of any date other than this date, and neither the mailing of this document to stockholders nor the issuance of Nortel Networks common shares in the merger shall imply information is accurate as of any other date.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          NORTEL NETWORKS CORPORATION,

                        NORTHERN CROWN SUBSIDIARY, INC.

                                      AND

                                  CLARIFY INC.

                          Dated as of October 18, 1999

                               TABLE OF CONTENTS

                                                              PAGE
                                                             -------
ARTICLE I CERTAIN DEFINITIONS...............................     A-4
1.01.  Certain Definitions..................................     A-4
ARTICLE II THE MERGER; EFFECTS OF THE MERGER................     A-9
2.01.  The Merger...........................................     A-9
2.02.  Effective Date and Effective Time....................     A-9
2.03.  Tax Consequences.....................................     A-9
ARTICLE III CONVERSION OF SHARES; EXCHANGE PROCEDURES.......     A-9
3.01.  Conversion of Shares.................................     A-9
3.02.  Issuance of Shares of the Surviving Corporation......    A-10
3.03.  Rights as Stockholders; Stock Transfers..............    A-10
3.04.  Fractional Shares....................................    A-10
3.05.  Exchange Procedures..................................    A-10
3.06.  Anti-Dilution Provisions.............................    A-11
3.07.  Stock Options and Other Stock Plans..................    A-12
ARTICLE IV ACTIONS PENDING MERGER...........................    A-13
4.01.  Forbearances of the Company..........................    A-13
4.02.  Forbearances of Nortel...............................    A-15
ARTICLE V REPRESENTATIONS AND WARRANTIES....................    A-15
5.01.  Disclosure Schedules.................................    A-15
5.02.  Standard.............................................    A-16
5.03.  Representations and Warranties of the Company........    A-16
5.04.  Representations and Warranties of Nortel and Sub.....    A-25
ARTICLE VI COVENANTS........................................    A-28
6.01.  Reasonable Best Efforts..............................    A-28
6.02.  Stockholder Approvals................................    A-28
6.03.  Registration Statement...............................    A-28
6.04.  Press Releases.......................................    A-29
6.05.  Access; Information..................................    A-29
6.06.  Acquisition Proposals................................    A-30
6.07.  Affiliate Agreements.................................    A-31
6.08.  Takeover Laws........................................    A-31
6.09.  The Company Rights Agreement.........................    A-31
6.10.  Shares Listed........................................    A-31
6.11.  Regulatory Applications..............................    A-31
6.12.  Indemnification......................................    A-32
6.13.  Certain Employee Benefit Matters.....................    A-33
6.14.  Accountants' Letters.................................    A-34
6.15.  Notification of Certain Matters......................    A-34
6.16.  Certain Tax Matters..................................    A-34
ARTICLE VII CONDITIONS TO CONSUMMATION OF THE MERGER........    A-34
7.01.  Conditions to Each Party's Obligation to Effect the
  Merger....................................................    A-34
7.02.  Conditions to Obligation of the Company..............    A-35
7.03.  Conditions to Obligation of Nortel and Sub...........    A-36

                                                              PAGE
                                                             -------
ARTICLE VIII TERMINATION....................................    A-36
8.01.  Termination..........................................    A-36
8.02.  Effect of Termination and Abandonment................    A-38
ARTICLE IX MISCELLANEOUS....................................    A-39
9.01.  Survival.............................................    A-39
9.02.  Amendment; Extension; Waiver.........................    A-39
9.03.  Counterparts.........................................    A-39
9.04.  Governing Law........................................    A-39
9.05.  Expenses.............................................    A-39
9.06.  Notices..............................................    A-39
9.07.  Entire Understanding.................................    A-40
9.08.  Assignment; No Third Party Beneficiaries.............    A-40
9.09.  Interpretation.......................................    A-40
9.10.  Severability.........................................    A-41
Exhibit A  Form of Affiliate Letter.........................    A-42

     AGREEMENT AND PLAN OF MERGER, dated as of October 18, 1999 (this
"Agreement "), by and among NORTEL NETWORKS CORPORATION, a corporation organized under the laws of Canada ("Nortel "), NORTHERN CROWN SUBSIDIARY, INC., a corporation organized under the laws of Delaware and a wholly owned subsidiary of Nortel ("Sub "), and CLARIFY INC., a corporation organized under the laws of Delaware (the "Company ").

                                  WITNESSETH:

     WHEREAS, the Boards of Directors of each of Nortel, Sub and the Company have determined that it is advisable and in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein in which, subject to the terms and conditions set forth herein, Sub will merge (the "Merger ") with and into the Company, so that the Company is the surviving corporation in the Merger;

     WHEREAS, the parties intend that for U.S. federal income tax purposes, the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Code;

     WHEREAS, as a condition and an inducement to Nortel's willingness to enter into this Agreement, Nortel and the Company are simultaneously entering into a Stock Option Agreement (the "Option Agreement "), pursuant to which the Company is granting Nortel an option exercisable upon the occurrence of certain events;

     WHEREAS, as a condition and as an inducement to Nortel's willingness to enter into this Agreement, certain substantial Company securityholders are entering into an agreement with Nortel (the "Stockholders' Agreement ");

     WHEREAS, as a condition and as an inducement to Nortel's willingness to enter into this Agreement, certain employees and directors of the Company who are also holders of stock or options of the Company are entering into agreements (the "Restrictive Covenant Agreements ") with Nortel and the Company; and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

     1.01. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Acquisition Proposal " shall mean (a) a merger or consolidation, or any similar transaction, involving the Company (other than mergers, consolidations or similar transactions involving solely the Company and/or one or more wholly-owned Subsidiaries of the Company), (b) a purchase or other acquisition (including by way of merger, consolidation, share exchange, tender or exchange offer involving any Subsidiary of the Company or securities issued by any Subsidiary of the Company, as the case may be) of greater than 20% of the consolidated assets of the Company and its Subsidiaries (other than transactions involving the sale of inventory in the ordinary course of business, consistent with past practice), (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange, tender or exchange offer or otherwise) of beneficial ownership of securities representing more than 20% of the voting power of the Company, (d) any substantially similar transaction, or (e) any inquiry or indication of interest with respect to any of the foregoing; in each case other than the transactions contemplated by this Agreement and the Option Agreement.

     "1999 Company Stock Purchase Plan " shall have the meaning set forth in
Section 3.07(d).

     "Agreement " shall have the meaning set forth in the first paragraph of this Agreement.

     "Business Day " shall mean each day on which banking institutions in both of Toronto, Canada and New York, New York are not authorized or required to close.

     "Canadian GAAP " shall mean Canadian generally accepted accounting principles.

     "Canadian Stock Exchanges " shall mean the Toronto and Montreal stock exchanges.

     "Capitalization Date " shall have the meaning set forth in Section 5.03(b)(i).

     "Code " shall mean the U.S. Internal Revenue Code of 1986, as amended.

     "Company " shall have the meaning set forth in the first paragraph of this Agreement.

     "Company Affiliate " shall have the meaning set forth in Section 6.07(a).

     "Company Board " shall mean the Board of Directors of the Company.

     "Company Certificate " shall mean the Amended and Restated Certificate of Incorporation of the Company.

     "Company Common Stock " shall have the meaning set forth in Section
3.01(b).

     "Company Disclosure Schedule " shall have the meaning set forth in Section 5.01.

     "Company Employee " shall have the meaning set forth in Section 6.13(a).

     "Company Equity Interests" shall have the meaning set forth in Section 5.03(b).

     "Company Filed SEC Documents" shall have the meaning set forth in Section 5.03(g).

     "Company Financial Advisor" shall have the meaning set forth in Section 5.03(k).

     "Company Intellectual Property Rights" shall have the meaning set forth in
Section 5.03(p).

     "Company Meeting " shall have the meaning set forth in Section 6.02.

     "Company Plan " shall mean any Plan entered into or currently maintained, sponsored, or contributed to by the Company or any of its Subsidiaries or to which the Company or any such Subsidiary has any obligation to contribute or with respect to which the Company or any of its Subsidiaries may have any material liability.

     "Company Preferred Stock " shall have the meaning set forth in Section 5.03(b).

     "Company Proxy Statement " shall have the meaning set forth in Section 6.03(a).

     "Company Rights Agreement " shall have the meaning set forth in Section 5.03(b).

     "Company SEC Documents " shall have the meaning set forth in Section
5.03(g).

     "Company Series A Preferred Stock " shall have the meaning set forth in
Section 5.03(g).

     "Company Stock Option Arrangements " shall have the meaning set forth in
Section 3.07(a).

     "Company Stock Option Plans " shall have the meaning set forth in Section 3.07(a).

     "Company Stock Options " shall have the meaning set forth in Section
3.07(a).

     "Company Stock Purchase Plans " shall have the meaning set forth in Section 3.07(d).

     "Company Stockholder Protection Rights " shall have the meaning set forth in Section 5.03(b).

     "Confidentiality Agreement " shall mean that certain confidentiality agreement, dated September 1, 1999, by and between the Company and Nortel.

     "Copyrights " shall have the meaning set forth in the definition of Intellectual Property Rights.

     "Costs " shall have the meaning set forth in Section 6.12(a).

     "DGCL " shall mean the General Corporation Law of the State of Delaware.

     "Disclosure Schedule " shall have the meaning set forth in Section 5.01.

     "Effective Date " shall have the meaning set forth in Section 2.02.

     "Effective Time " shall have the meaning set forth in Section 2.02.

     "Environmental Laws " shall have the meaning set forth in Section 5.03(o).

     "ERISA " shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder and published interpretations of any Governmental Authority with respect thereto.

     "Exchange Act " shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Exchange Agent " shall have the meaning set forth in Section 3.05(a).

     "Exchange Fund " shall have the meaning set forth in Section 3.05(a).

     "Exchange Ratio " shall mean 1.3, subject to adjustment as set forth in
Section 3.06.

     "Exon-Florio " shall have the meaning set forth in Section 5.03(r).

     "Governmental Authority " means any court, administrative agency or commission or other foreign or domestic federal, state, provincial or local governmental authority or instrumentality.

     "HSR Act " shall have the meaning set forth in Section 5.03(r).

     "Indemnified Party " shall have the meaning set forth in Section 6.12(a).

     "Insurance Amount " shall have the meaning set forth in Section 6.12(b).

     "Intellectual Property Rights " shall mean all proprietary, license and other rights in and to: (A) trademarks, service marks, brand names, trade dress, trade names, words, symbols, color schemes and other indications of origin ("Trademarks "); (B) patents, patent applications (together, "Patents "), inventors' certificates and invention disclosures; (C) trade secrets and other confidential or non-public business information, including ideas, formulas, compositions, discoveries and improvements, know-how, manufacturing and production processes and techniques, and research and development information; drawings, specifications, plans, proposals and technical data; analytical models, investment and lending strategies and records, financial and other products; financial, marketing and business data, pricing and cost information; business and marketing plans and customer and supplier lists and information; in each case whether patentable, copyrightable or not ("Trade Secrets "); (D) computer programs and databases, in each case whether patentable, copyrightable or not (collectively, "Software "), and all documentation therefor; (E) writings and other works of authorship, including marketing materials, brochures, training materials, including all copyrights and moral rights related to each of the foregoing ("Copyrights "); (F) mask works; (G) rights to limit the use or disclosure of confidential information by any Person; (H) registrations of, and applications to register, any of the foregoing with any Governmental Authority and any renewals or extensions thereof; (I) the goodwill associated with each of the foregoing; and (J) any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing; in each case in any jurisdiction.

     "Knowledge " with respect to a party shall mean to the knowledge of its senior executive officers after reasonable inquiry.

     "Liens " shall mean any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

     "Material Adverse Effect " shall mean with respect to any party, any change, circumstance or effect that (i) is or is reasonably likely to be materially adverse to the business, condition (financial or otherwise) or results of operations of such party and its Subsidiaries taken as a whole, other than any change, circumstance or effect that results from or arises out of (a) changes in the economy in general or (b) changes or circumstances affecting the industries in which such party operates, which change, circumstance or effect (in the case of clause (b)) does not affect the Company or Nortel, as the case may be, disproportionately relative to other entities operating in such industry; provided, that any change, circumstance or effect that arises directly out of or results directly from the announcement of the transactions contemplated by this Agreement shall not by itself be deemed to constitute a Material Adverse Effect; or (ii) would materially impair the ability of Nortel or the Company, as the case may be, to perform its obligations under this Agreement.

     "Material Suppliers " shall have the meaning set forth in Section 5.03(t)(ii).

     "Material Systems " shall mean, with respect to any person, all internal computer systems, communications systems, embedded manufacturing systems and facilities infrastructure systems that are material to the business, finances and operations of such person.

     "Merger " shall have the meaning set forth in the recitals to this Agreement.

     "NASD " shall mean the National Association of Securities Dealers, Inc. or, if the context so requires, the Nasdaq Stock Market, Inc.

     "New Certificates " shall have the meaning set forth in Section 3.05(a).

     "New Purchase Date " shall have the meaning set forth in Section 3.07(d).

     "Nortel " shall have the meaning set forth in the first paragraph of this Agreement.

     "Nortel Board " shall mean the Board of Directors of Nortel.

     "Nortel Certificate " shall mean the Certificate and Articles of Amalgamation of Nortel dated January 4, 1982, as amended from time to time by the Certificates and Articles of Amendment of Nortel.

     "Nortel Common Shares " shall have the meaning set forth in Section
3.01(a).

     "Nortel Disclosure Schedule " shall have the meaning set forth in Section 5.01.

     "Nortel SEC Documents " shall have the meaning set forth in Section
5.04(f).

     "NYSE " shall mean the New York Stock Exchange, Inc.

     "Old Certificates " shall have the meaning set forth in Section 3.05(a).

     "Option Agreement " shall have the meaning set forth in the recitals hereof.

     "Other Company Option Agreements " shall have the meaning set forth in
Section 3.07(a).

     "Patents " shall have the meaning set forth in the definition of Intellectual Property Rights.

     "Person " or "person " shall mean any individual, bank, corporation, limited liability company, partnership, association, joint-stock company, business trust or unincorporated organization.

     "Plan " shall mean any "employee benefit plan", within the meaning of
Section 3(3) of ERISA, whether or not subject to ERISA, and any employment, consulting, termination, severance, retention, change in control, deferred or incentive compensation, bonus, stock option or other equity based, vacation or other fringe benefit plan, program, policy, arrangement, agreement or commitment.

     "Previously Disclosed " by a party shall mean set forth or disclosed in (x) the Company Filed SEC Documents or the Nortel SEC Documents filed prior to the date of this Agreement, as the case may be, or (y) the related section of its Disclosure Schedule.

     "Registration Statement " shall have the meaning set forth in Section 6.03(a).

     "Regulatory Law " shall mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

     "Restrictive Covenant Agreements " shall have the meaning set forth in the recitals to this Agreement.

     "Rights " shall mean, with respect to any person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

     "Scheduled Expenditures " shall have the meaning set forth in Section 4.01(n).

     "SEC " shall mean the United States Securities and Exchange Commission.

     "Securities Act " shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Software " shall have the meaning set forth in the definition of Intellectual Property Rights.

     "Stockholders' Agreement " shall have the meaning set forth in the recitals to this Agreement.

     "Sub " shall have the meaning set forth in the first paragraph of this Agreement.

     "Sub Common Stock " shall have the meaning set forth in Section 3.01(a).

     "Subsidiary " and "Significant Subsidiary " shall have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

     "Superior Proposal " shall have the meaning set forth in Section 6.06(a).

     "Surviving Corporation " shall mean the Company, as the surviving corporation in the Merger.

     "Takeover Laws " shall have the meaning set forth in Section 5.03(m).

     "Tax Returns " shall have the meaning set forth in Section 5.03(q).

     "Taxes " shall mean all taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

     "Termination Fee " shall have the meaning set forth in Section 8.02(b).

     "Trade Secrets " shall have the meaning set forth in the definition of Intellectual Property Rights.

     "Trademarks " shall have the meaning set forth in the definition of Intellectual Property Rights.

     "Treasury Shares " shall mean shares of the Company Common Stock held by the Company or any of its Subsidiaries.

     "U.S. GAAP " shall mean United States generally accepted accounting principles.

     "Year 2000 Compliant " shall have the meaning set forth in Section 5.03(t).

     "$ " shall mean United States Dollar.

                                   ARTICLE II

                       THE MERGER; EFFECTS OF THE MERGER

     2.01. The Merger. (a) Surviving Corporation. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time Sub will merge with and into the Company pursuant to the Merger. Following the Effective Time of the Merger, the separate corporate existence of Sub shall cease and the Company shall survive and continue to exist as a Delaware corporation.

     (b) Effectiveness and Effects of the Merger. Subject to the satisfaction or waiver of the conditions set forth in Article VII in accordance with this Agreement, the Merger shall become effective upon the occurrence of the filing in the office of the Secretary of State of the State of Delaware of a certificate of merger in accordance with Section 251 of the DGCL, or such later date and time as may be set forth in such certificate. The Merger shall have the effects prescribed in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Sub shall be vested in the Surviving Corporation, and all debt, liabilities and duties of the Company and Sub shall become the debt, liabilities and duties of the Surviving Corporation.

     (c) Certificate of Incorporation and By-Laws. The certificate of incorporation and by-laws of Sub, as in effect immediately prior to the Effective Time, but with Article 1 of the certificate of incorporation amended to read: "The name of the Corporation is Clarify Inc.," shall be those of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     (d) Name.  The name of the Surviving Corporation shall remain "Clarify
Inc."

     (e) Officers and Directors of Surviving Corporation. The officers of the Company as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be. The directors of Sub as of the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified, as the case may be.

     2.02. Effective Date and Effective Time. Subject to the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VII in accordance with this Agreement, the parties shall cause the effective date of the Merger (the "Effective Date ") to occur on (i) the third Business Day to occur after the last of the conditions set forth in Section 7.01 shall have been satisfied or waived in accordance with the terms of this Agreement or (ii) such other date to which the parties may agree in writing. The time on the Effective Date when the Merger shall become effective is referred to as the "Effective Time."

     2.03. Tax Consequences. It is intended that the Merger shall qualify as a reorganization under Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations.

                                  ARTICLE III

                   CONVERSION OF SHARES; EXCHANGE PROCEDURES

     3.01. Conversion of Shares. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any party or stockholder:

          (a) Conversion of Sub Common Stock. Each share of common stock of Sub, par value $0.0001 per share (the "Sub Common Stock"), issued and outstanding immediately prior to the Effective Time, shall be converted into one newly issued, fully-paid and non-assessable share of preferred stock, $0.0001 par value, of the Surviving Corporation, pursuant to a Certificate of Designations proposed by Nortel and approved by the Company, such approval not to be unreasonably withheld or delayed.

          (b) Conversion of Company Common Stock. Subject to Section 3.04, each share of common stock, par value $0.0001 per share, of the Company (the "Company Common Stock ") issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be canceled pursuant to Section 3.01(c)) shall become and be converted into the right to receive a number of common shares, without par value, of Nortel ("Nortel Common Shares "), equal to the Exchange Ratio. All of the shares of Company Common Stock converted into the right to receive Nortel Common Shares (or cash pursuant to Section 3.04) pursuant to this Article III shall no longer be outstanding and shall automatically be canceled and shall cease to exist as of the Effective Time.

          (c) Treasury Shares. Each share of Company Common Stock held by the Company or any wholly owned Subsidiary of the Company as Treasury Shares immediately prior to the Effective Time or owned by Nortel or any Subsidiary thereof shall no longer be outstanding and shall automatically be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.02. Issuance of Shares of the Surviving Corporation. At the Effective Time, in consideration of the issuance by Nortel of Nortel Common Shares to the holders of Company Common Stock in accordance with Section 3.01(b), the Surviving Corporation shall issue to Nortel a number of shares of newly issued, fully-paid and non-assessable common stock, $0.0001 par value, of the Surviving Corporation, which number shall be equal to the number of shares of Company Common Stock outstanding as of immediately prior to the Effective Time.

     3.03. Rights as Stockholders; Stock Transfers. At the Effective Time, holders of Company Common Stock shall cease to be, and shall have no rights as, stockholders of the Company, other than the right to receive any dividend or other distribution with respect to such Company Common Stock with a record date occurring prior to the Effective Time and the consideration provided under this
Article III. After the Effective Time, there shall be no transfers on the stock transfer books of the Company or the Surviving Corporation of shares of Company Common Stock.

     3.04. Fractional Shares. Notwithstanding any other provision hereof, no fractional Nortel Common Shares and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Nortel shall pay to each holder of Company Common Stock who would otherwise be entitled to a fractional share of Nortel Common Shares (after taking into account all Old Certificates delivered by such holder) an amount (in U.S. dollars) in cash (without interest) determined by multiplying such fraction by the average of the last sale prices of Nortel Common Shares, as reported by the NYSE Composite Transactions Reporting System (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the five NYSE trading days immediately preceding the Effective Date. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, Nortel shall so notify the Exchange Agent, and Nortel shall cause the Surviving Corporation to deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

     3.05. Exchange Procedures. (a) At or prior to the Effective Time, Nortel shall deposit, or shall cause to be deposited, with a bank or trust company having (or whose parent has) net capital of not less than $100,000,000 (the "Exchange Agent "), for the benefit of the holders of certificates formerly representing shares of Company Common Stock ("Old Certificates "), for exchange in accordance with this Article III, certificates representing the Nortel Common Shares ("New Certificates ") and an estimated amount of cash pursuant to Section
3.04 (such cash and New Certificates (without any interest on any such cash), being hereinafter referred to as the "Exchange Fund ") to be paid pursuant to this Article III in exchange for outstanding shares of Company Common Stock.

     (b) As promptly as practicable after the Effective Date, Nortel shall send or cause the Exchange Agent to send or cause to be sent to each former holder of record of shares (other than Treasury Shares) of Company Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article III. Nortel shall cause the New Certificates representing Nortel Common Shares into which shares of a stockholder's Company Common Stock are converted at the Effective Time and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive pursuant to this
Article III to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Company Common Stock (or, pursuant to Section 3.05(f), a surety bond or other indemnity reasonably satisfactory to Nortel and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery.

     (c) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (d) No dividends or other distributions with respect to Nortel Common Shares with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Company Common Stock converted in the Merger into the right to receive Nortel Common Shares and cash in lieu of fractional Nortel Common Shares pursuant to Section 3.04, until the holder thereof shall be entitled to receive New Certificates and such amount of cash in exchange therefor in accordance with this Article III. After becoming so entitled in accordance with this Article III, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to Nortel Common Shares such holder had the right to receive upon surrender of the Old Certificate, and payment thereof shall be made promptly following the later of (i) the date on which such holder shall become entitled to receive New Certificates and (ii) the payment date with respect to such dividend or other distribution.

     (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of the Company for one year after the Effective Time shall, upon demand by Nortel, be paid or delivered to Nortel. Any stockholders of the Company who have not theretofore complied with this Article III shall thereafter look only to Nortel for payment of the Nortel Common Shares, cash in lieu of any fractional shares and unpaid dividends and distributions on the Nortel Common Shares deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

     (f) If any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such reasonable amount as Nortel may direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Old Certificate, Nortel shall, in exchange for such lost, stolen or destroyed Old Certificate, deliver or cause the Exchange Agent to deliver a New Certificate in respect thereof pursuant to this Article III.

     3.06. Anti-Dilution Provisions. In the event Nortel changes (or establishes a record date for changing) the number of Nortel Common Shares issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Nortel Common Shares then (a) if the record and payment dates therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction; and
(b) if the record date therefor shall be prior to the Effective Time but the payment date therefor shall be subsequent to the Effective Time, Nortel shall take such action as shall be required so that on such payment date any former holder of Old Certificates who shall have received or become entitled to receive New Certificates pursuant to this Article III shall be entitled to receive such additional Nortel Common Shares as such holder would have received as a result of such event if the record date therefor had been immediately after the Effective Time.

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

     3.07.  Stock Options and Other Stock Plans.   (a) Effective at the
Effective Time, each option to purchase shares of Company Common Stock (collectively, the "Company Stock Options ") granted to employees or directors of, or consultants or advisors to, the Company or any Subsidiary thereof pursuant to the terms of the Clarify Inc. 1999 Non-Executive Stock Option/Stock Issuance Plan, the Clarify Inc. 1995 Stock Option/Stock Issuance Plan, the Clarify Inc. Non-Employee Directors' Stock Option Plan, the Clarify Inc. 1991 Stock Option/Stock Issuance Plan or the Objix Systems Development, Inc. Stock Plan (collectively, the "Company Stock Option Plans ") or granted to employees pursuant to a separate stock option agreement listed on Schedule 3.07 hereto (collectively, the "Other Company Option Agreements " and, together with the Company Stock Option Plans, the "Company Stock Option Arrangements ") that is outstanding immediately prior to the Effective Time shall be assumed by Nortel and deemed to constitute an option to acquire, on the same terms and conditions (including adjustments for any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction following such assumption) as were applicable under such Company Stock Option immediately prior to the Effective Time, the number of Nortel Common Shares (rounded down to the greatest number of whole Nortel Common Shares) that is equal to the product of (i) the number of shares of Company Common Stock covered by such Company Stock Option immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio, at an option exercise price per share of Nortel Common Shares equal to the quotient of (iii) the option exercise price per share of Company Common Stock covered by such Company Stock Option immediately prior to the Effective Time divided by (iv) the Exchange Ratio. The date of grant of each such Company Stock Option shall be the date on which such Company Stock Option was originally granted. The portion, if any, of the Company Stock Options granted pursuant to the Other Company Option Agreements, Article IV (Automatic Option Grant Program) of the 1995 Stock Option/Stock Issuance Plan prior to its amendment on June 10, 1999 or the Non-Employee Directors' Stock Option Plan which, pursuant to the terms of such Other Company Option Agreements, Article IV of such 1995 Stock Option/Stock Issuance Plan or Non-Employee Directors' Stock Option Plan, are to become vested in connection with the Merger shall become vested at the Effective Time in accordance with their terms. Within three Business Days following the Effective Date, Nortel shall cause to be delivered to each holder of a Company Stock Option that has been assumed by Nortel pursuant to this Section 3.07 a notice stating that (x) such Company Stock Option has been converted into an option to purchase Nortel Common Shares, (y) such Company Stock Option has been assumed by Nortel and shall continue in effect subject to all of the terms and conditions applicable thereto immediately prior to the Effective Time and (z) setting forth the number of Nortel Common Shares covered by such Company Stock Option and the per share option exercise price for such Nortel Common Shares. From and after the Effective Time, Nortel and the Surviving Corporation shall comply with the terms of each Company Stock Option Arrangement pursuant to which the Company Stock Options were granted, including such terms requiring acceleration of the vesting of Company Stock Options in the event of certain terminations of the service of the holder thereof occurring within the eighteen month period immediately following the Effective Date; provided, that the board of directors of Nortel or an authorized committee thereof shall succeed to the authorities and responsibilities of the Company Board or any committee thereof under the Comp any Stock Option Arrangements. The adjustments provided herein with respect to any Company Stock Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

     (b) Prior to the Effective Date, the Company shall take all necessary or appropriate action (including amending any of the Company Stock Option Arrangements or making adjustments as permitted thereby) to (i) effectuate the assumption and conversion of the Company Stock Options by Nortel and the assignment to Nortel of the authorities and responsibilities of the Company Board or any committee thereof under the Company Stock Option Arrangements, (ii) preclude the grant of any additional Company Stock Options under any of the Company Stock Option Arrangements or otherwise (except as provided in Section 4.01(d)(iii)) and (iii) make such other amendments as Nortel shall determine are necessary to comply with Canadian securities laws that will become applicable to such Company Stock Option Arrangements at the Effective Time or otherwise by reason of the Merger.

     (c) Nortel shall cause to be taken all corporate action necessary to reserve for issuance a sufficient number of Nortel Common Shares for delivery upon exercise of Company Stock Options in accordance with this Section 3.07. Nortel shall use its reasonable best efforts to cause the Nortel Common Shares subject to Company Stock Options to be registered under the Securities Act pursuant to a registration statement on Form S-8 (or any successor or other appropriate forms) within five Business Days following the Effective Date, and shall use its reasonable best efforts to cause the effectiveness of such registration statement (and current status of the prospectus or prospectuses contained therein) to be maintained for so long as Company Stock Options remain outstanding.

     (d) The Company shall take such action as is necessary to cause (i) a "new purchase date," within the meaning of the Clarify Inc. 1999 Employee Stock Purchase Plan (the "1999 Company Stock Purchase Plan"), to be established that will cause all offering periods under the 1999 Company Stock Purchase Plan in effect immediately prior to the Effective Date to terminate as of the Business Day immediately prior to the Effective Date (the "New Purchase Date") and (ii) cause all offering periods in effect immediately prior to the Effective Date under the Clarify Inc. Employee Stock Purchase Plan (together with the 1999 Company Stock Purchase Plan, the "Company Stock Purchase Plans") to terminate as of the New Purchase Date; provided that such changes in the offering periods shall be conditioned upon the consummation of the Merger. On the New Purchase Date, the Company shall apply the funds credited as of such date under the Company Stock Purchase Plans within each participant's payroll withholding account to the purchase of whole shares of Company Common Stock in accordance with the terms of the Company Stock Purchase Plans, with any remaining cash to be returned to the respective employees. Immediately prior to and effective as of the Effective Time and subject to the consummation of the Merger, the Company shall terminate the Company Stock Purchase Plans.

                                   ARTICLE IV

                             ACTIONS PENDING MERGER

     4.01. Forbearances of the Company. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, as required by a Governmental Authority of competent jurisdiction or as set forth in Section 4.01 of the Company Disclosure Schedule, without the prior written consent of Nortel, the Company will not, and will cause each of its Subsidiaries not to:

          (a) Ordinary Course. Conduct its business and the business of its Subsidiaries other than in the ordinary and usual course in all material respects and in material compliance with applicable laws and regulations or, to the extent consistent therewith, fail to use reasonable best efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action that would adversely affect its ability to perform any of its material obligations under this Agreement in any material respect; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 4.01 shall be deemed a breach of this Section 4.01(a) unless such action would constitute a breach of one or more of such other provisions.

          (b) Capital Stock. (i) Issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or any Rights, (ii) enter into any agreement with respect to the foregoing or (iii) permit any additional shares of capital stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights, other than (w) the issuance of Company Common Stock upon the exercise of stock options outstanding as of the date hereof issued in the ordinary course of business in accordance with the terms of the Company Stock Option Arrangements as in effect on the date of this Agreement, (x) the issuance of Company Common Stock upon the exercise of stock options granted in accordance with Section 4.01(d)(iii), (y) issuances by a wholly owned Subsidiary of the Company of capital stock to such Subsidiary's parent and (z) issuances to comply with the Company's obligations under the Company Stock Purchase Plans.

          (c) Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend (other than dividends from the Company's Subsidiaries to the Company or another Subsidiary of the Company) on or in respect of, or declare or make any distribution on any shares of its capital stock or (ii) except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction, directly or indirectly adjust, split, combine, redeem, reclassify, purchase, repurchase or otherwise acquire, any shares of the capital stock of the Company or any of its Subsidiaries.

          (d) Compensation; Employment Agreements; Etc. Enter into or amend any employment, consulting, severance, retention, change in control or similar agreements or arrangements with any of its or its Subsidiaries' directors, officers, employees or consultants or former directors, officers, employees or consultants, or grant any salary, wage or other compensation increase, make any award or grant under any Plan or increase or modify any employee benefit (including any incentive or bonus payments or perquisite), except for (i) increases in annual salary or hourly wage rates granted to current employees (other than officers) in the ordinary course of business, consistent with past practice, (ii) changes required to be implemented in accordance with the current terms of any Company Plan set forth in Section 4.01(d) of the Company Disclosure Schedule, (iii) grants of stock options to purchase up to an aggregate of 150,000 shares of Company Common Stock in accordance with the terms of the Clarify Inc. 1999 Non-Executive Stock Option/Stock Issuance Plan and the Clarify Inc. 1995 Stock Option/Stock Issuance Plan, in each case as in effect on the date hereof, to new employees hired after the date hereof and/or to current employees (other than current officers or other executives) in connection with the promotion or retention of any such current employee, in any such case, in the ordinary course of business, consistent with past practice, and (iv) changes required by law.

          (e) Benefit Plans. Enter into, adopt, implement or amend in any material respect (except to the extent required to comply with applicable law) any Plan.

          (f) Acquisitions and Dispositions. Acquire all or any portion of the assets, business or properties of any other entity or sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any portion of its assets, business or properties.

          (g) Amendments. Amend the Company Certificate or the Company's by-laws.

          (h) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by U.S. GAAP or SEC regulation.

          (i) Contracts. Except in the ordinary course of business, enter into or terminate any contract, agreement or lease (including any licensing agreement) involving property, services or payments with a value in excess of $2,000,000, or amend or modify in a material respect any of its existing contracts, agreements or leases (including any licensing agreements) originally involving property, services or payments with a value in excess of $2,000,000.

          (j) Claims. Except in the ordinary course of business, settle any claim, action or proceeding involving money damages in excess of $200,000 in the aggregate or involving any restrictions or limitations on the Company or the Company's business.

          (k) Adverse Actions. (i) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue at any time at or prior to the Effective Time, (B) except as otherwise permitted by Section 6.06, any of the conditions to the Merger set forth in Article VII not being satisfied or satisfaction of such condition being materially delayed or (C) a violation of any provision of this Agreement except, in each case, as may be required by applicable law.

          (l) Incurrence of Indebtedness. Other than (i) short-term indebtedness incurred in the ordinary course of business consistent with past practice but in no event to exceed an aggregate of $2,000,000 of short-term indebtedness and (ii) indebtedness of the Company or any of its Subsidiaries to the Company or any of its Subsidiaries, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance.

          (m) Capital Expenditures in General. Make any capital expenditures in excess of $2,000,000 in the aggregate in any quarter of the year, other than Scheduled Expenditures.

          (n) Scheduled Expenditures. Make any capital expenditures in connection with the construction of Building "A" on the Clarify Corporate Center campus or the international PeopleSoft implementation ("Scheduled Expenditures ") in excess of the amounts set forth in Section 4.01(n) of the Company Disclosure Schedule, which represents the Company's best estimate of the amount and nature of all such expenditures to be incurred through June 30, 2000.

          (o) Tax Elections. Make any new or different material Tax election, or revoke any material Tax election.

          (p) Confidentiality Agreements. Waive any confidentiality or "standstill" provisions entered into with any third party in connection with its consideration of an Acquisition Proposal.

          (q) Agreements. Agree or commit to do anything prohibited by the above paragraphs (a) through (p).

     4.02. Forbearances of Nortel. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement or as set forth in
Section 4.02 of the Nortel Disclosure Schedule, without the prior written consent of the Company, Nortel will not, and will cause each of its Subsidiaries not to:

          (a) Dividends, Etc. (i) Make, declare, pay or set aside for payment any extraordinary cash dividend on or in respect of the Nortel Common Shares.

          (b) Adverse Actions. (i) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue at any time at or prior to the Effective Time, (B) subject to Section 6.11(d), any of the conditions to the Merger set forth in Article VII not being satisfied or satisfaction of such condition being materially delayed or (C) a violation of any provision of this Agreement except, in each case, as may be required by applicable law.

          (c) Agreements. Agree or commit to do anything prohibited by the above paragraphs (a) and (b).

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.01. Disclosure Schedules. At or prior to the execution hereof, the Company has delivered to Nortel and Nortel has delivered to the Company a schedule (each a "Disclosure Schedule " and, respectively, the "Company Disclosure Schedule " and the "Nortel Disclosure Schedule ") each section of which sets forth items (x) the disclosure of which is necessary or appropriate in response to an express disclosure requirement contained in a correspondingly numbered provision hereof or (y) that qualify, to the extent specified therein, a correspondingly numbered representation and warranty contained in Section 5.03 or 5.04 or covenant contained in Article IV; provided, that the mere inclusion of an item in a Disclosure Schedule shall not be deemed an admission by a party that such item represents a material exception to any representation, warranty or covenant or is for any purpose relating to this Agreement a

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

material fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect; and provided, further, that any item included in a party's Disclosure Schedule pursuant to clause (y) above shall be deemed to qualify each representation and warranty in Section 5.03 or 5.04, as the case may be, and each covenant in Article IV if and only to the extent that it should be reasonably obvious to the other party from the content of such item and the context in which it appears in the Disclosure Schedule that such qualification is appropriate.

     5.02. Standard. Except as otherwise set forth in this Section 5.02, no representation or warranty of the Company contained in Section 5.03 (other than in Section 5.03(u)) or of Nortel contained in Section 5.04 (other than in
Section 5.04(j)) shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached any such representation or warranty, unless there exist facts, circumstances or events that are inconsistent with such representation or warranty and that, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or Section 5.04, as the case may be, has had or is reasonably likely to have a Material Adverse Effect. Notwithstanding the foregoing, (x) any representation or warranty of the Company contained in Sections 5.03(b), 5.03(e), 5.03(f)(ii), 5.03(m), 5.03(n), 5.03(s) and, solely as of the date of this Agreement, Section 5.03(h) and (y) any representation or warranty of Nortel contained in Sections 5.04(b), 5.04(d) and 5.04(e)(ii) shall be deemed untrue and incorrect, and the Company or Nortel, as the case may be, shall be deemed to have breached such representation or warranty, if such representation or warranty is not true and correct in all material respects. In determining whether a representation or warranty in Section 5.03 or Section 5.04 (other than the representations and warranties in Section 5.03(u) and Section 5.04(j)) is true and correct under the foregoing standards, such representation or warranty shall be read without regard to any reference to materiality or Material Adverse Effect set forth therein.

     5.03.  Representations and Warranties of the Company.  Subject to Sections
5.01 and 5.02 and except as Previously Disclosed, the Company hereby represents and warrants to each of Nortel and Sub as follows:

          (a) Organization, Standing and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. It is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified and it has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted. The Company has made available to Nortel a complete and correct copy of its certificate of incorporation and by-laws, each as amended and in full force and effect as of the date of this Agreement, and the Company is not in violation of any provision thereof.

          (b) Shares.

             (i) The authorized capital stock of the Company consists of (A) 55,000,000 shares of Company Common Stock of which 23,654,944 shares were outstanding as of October 14, 1999 (the "Capitalization Date ") and
        (B) 5,000,000 shares of preferred stock, par value $0.0001 per share ("Company Preferred Stock "), of which no shares were issued or outstanding as of the Capitalization Date and 50,000 shares of which have been designated Series A Junior Participating Preferred Stock ("Company Series A Preferred Stock ") and reserved for issuance upon exercise of the rights (the "Company Stockholder Protection Rights ") distributed to the holders of Company Common Stock pursuant to a Rights Agreement dated as of June 13, 1997, between the Company and Harris Trust Company of California, as Rights Agent, as amended (the "Company Rights Agreement "). Since the Capitalization Date, there have been no issuances of shares of the capital stock of the Company or any other securities of the Company other than issuances of shares pursuant to Company Stock Options outstanding on the Capitalization Date as set forth in clause (iii) below.

             (ii) All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable, and no class of capital stock of the Company is entitled to preemptive rights.

             (iii) There were outstanding at the Capitalization Date no Rights to acquire capital stock from the Company other than (A) the Company Stockholder Protection Rights, (B) Company Stock Options and (C) rights under the Company Stock Purchase Plans, the Rights referred to in clauses (B) and (C) representing in the aggregate the right to purchase 6,659,730 shares of Company Common Stock. Section 5.03(b)(iii) of the Company Disclosure Schedule sets forth for all Company Stock Options outstanding at the Capitalization Date a true and complete list of the following: their holders, their date of grant, the number of shares of Company Common Stock for which they are exercisable, their exercise price as currently in effect, their date of vesting and the conditions, if any, under which such vesting may accelerate. Other than in connection with the Option Agreement and other than the associated Company Stockholder Protection Rights issued with the shares of Company Common Stock issued as described in clause (i) above, no Rights to acquire capital stock from the Company have been issued or granted since the Capitalization Date.

          (c) Subsidiaries.

             (i) Section 5.03(c)(i) of the Company Disclosure Schedule sets forth a list as of the date hereof of all of the Company's Subsidiaries, together with their jurisdiction of organization. Unless otherwise described therein, the Company owns, directly or indirectly, beneficially and of record 100% of the issued and outstanding voting securities of each such Subsidiary (other than directors' qualifying shares, if any). No equity securities of any of the Company's Subsidiaries are or may become required to be issued (other than to the Company or its wholly owned Subsidiaries) by reason of any Rights and there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is bound to sell or otherwise transfer any shares of capital stock of any such Subsidiaries (other than to the Company or its wholly owned Subsidiaries). In addition, Section 5.03(c)(i) of the Company Disclosure Schedule lists as of the date of this Agreement each corporation, partnership, limited liability company or similar entity with respect to which, as of the date of this Agreement, the Company or any Subsidiary of the Company owns more than 5% but less than a majority of the voting equity or similar voting interest or any interest convertible into, or exchangeable or exercisable for, more than 5% but less than a majority of the voting equity or similar voting interest and which interest is carried on the Company's most recent financial statements (or if not held as of the date thereof, would be carried on the Company's financial statements if prepared as of the date hereof) at a value in excess of $500,000 (collectively, the "Company Equity Interests"). All of the shares of capital stock of each of the Significant Subsidiaries of the Company and all the Company Equity Interests held by the Company and each Subsidiary of the Company are fully paid and nonassessable and are owned by the Company or such Subsidiary free and clear of any Liens. There are no material outstanding contractual obligations of the Company or any of its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any entity in which the Company or any Subsidiary of the Company owns a Company Equity Interest.

             (ii) Each of the Company's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization. Each of such Subsidiaries is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and each has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

          (d) Corporate Power. The Company and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets;

     and it has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby.

          (e) Corporate Authority.

             (i) Subject, in the case of the consummation of the Merger, to receipt of the requisite approval and adoption of the "agreement of merger" (as such term is used in Section 251 of the DGCL) contained in this Agreement and the Merger by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon, the Company Board having unanimously adopted a resolution approving such "agreement of merger" and declaring its advisability, this Agreement, the Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of the Company and the Company Board (assuming that neither Nortel nor Sub is an "interested stockholder" of the Company under Section 203 of the DGCL immediately before the execution and delivery of this Agreement, the Option Agreement and the Stockholders' Agreement).

             (ii) This Agreement and the Option Agreement are legal, valid and binding agreements of the Company, enforceable in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles, whether considered at law or in equity).

          (f) No Defaults. Subject to receipt of the regulatory approvals, and expiration of the waiting periods, referred to in Section 5.03(r) and required filings under federal and state securities or other laws, the execution, delivery and performance of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby by the Company do not and will not (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Company or of any of its Subsidiaries or to which the Company or any of its Subsidiaries or any of their respective properties or assets are subject or bound, (ii) constitute a breach or violation of, or a default under, the articles or certificate of incorporation or by-laws of the Company or any of its Subsidiaries or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument. Section 5.03(f) of the Company Disclosure Schedule contains a list of all consents of third parties required under any material agreement to be obtained by it or its subsidiaries prior to, or as a result of, the consummation of the Merger.

          (g) Financial Reports and SEC Documents.

             (i) With respect to the periods since December 31, 1995, the Company and its Subsidiaries have filed all reports and statements, together with any amendments required to be made thereto, that were required to be filed with the SEC.

             (ii) The Company's Annual Reports on Form 10-K for the fiscal years ended December 31, 1996, 1997, and 1998, its Quarterly Reports on Form 10-Q for the periods ended March 31, 1999 and June 30, 1999 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1995 under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed, or to be filed (collectively, the "Company SEC Documents "), with the SEC, as of the date filed (or, with respect to a document filed prior to the date of this Agreement and amended or superseded by a subsequent filing prior to the date of this Agreement, then on the date of such filing as so amended or superseded) (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be; and
        (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Company SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Company SEC Documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which they relate, in each case in accordance with U.S. GAAP consistently applied during the periods involved and Regulation S-X of the SEC, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

             (iii) Since June 30, 1999, the Company has not incurred any liabilities (whether absolute, accrued, contingent or otherwise) that are of a nature that would be required to be disclosed on a balance sheet of the Company or the footnotes related thereto prepared in conformity with U.S. GAAP, except (x) liabilities as set forth in the Company SEC Documents filed prior to the date of this Agreement (the "Company Filed SEC Documents ") and (y) other liabilities incurred in the ordinary course of business consistent with past practice, which do not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

          (h) Litigation. Except as disclosed on Section 5.03(h) of the Company Disclosure Schedule, no litigation, claim or other proceeding before any court or governmental agency is pending or, to the Company's Knowledge, threatened against the Company or any of its Subsidiaries which, if determined adversely to the Company or any such Subsidiary, would reasonably be expected to result in a loss of more than $100,000 or the imposition of any material restrictions on the business of the Company or any such Subsidiary or would materially impair the ability of the Company to perform its obligations under this Agreement.

          (i) Compliance with Laws.  The Company and each of its Subsidiaries:

             (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses;

             (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted, and all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to its Knowledge, no suspension or cancellation of any of them is threatened; and

             (iii) has received since December 31, 1998 no written notification or communication from any Governmental Authority (A) asserting that the Company or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization.

          (j) Material Contracts; Defaults. Except for this Agreement, the Option Agreement, and those agreements and other documents filed as exhibits to the Company Filed SEC Documents, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by (i) any "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) any non-competition agreement or other agreement or arrangement that materially restricts it or any of its Subsidiaries from competing in any line of business. Neither it nor any of its Subsidiaries is in default under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may

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     be bound or affected, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          (k) No Brokers. No action has been taken by the Company, its officers, directors or employees that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding fees to be paid to Morgan Stanley Dean Witter (the "Company Financial Advisor ") pursuant to the Company's written agreement with such firm, a true and complete copy of which has been furnished to Nortel prior to the date of this Agreement.

          (l) Employee Benefits; Employee Relations.

             (i) Section 5.03(l) of the Company Disclosure Schedule contains a complete and correct list of each Company Plan. With respect to each Company Plan, true and complete copies have been provided to Nortel of:
        (i) the plan document or agreement or, with respect to any Company Plan that is not in writing, a written description of the terms thereof; (ii) the trust agreement, insurance contract or other documentation of any related funding arrangement; (iii) the summary plan description; (iv) the most recent required Internal Revenue Service Form 5500, including all schedules thereto; (v) any material communication to or from any Governmental Authority, including a written description of any oral communication; and (vi) all amendments or modifications to any such document.

             (ii) Neither the Company nor any Subsidiary thereof has disseminated in writing or otherwise broadly or generally notified employees of any intent or commitment (whether or not legally binding) to create or implement any additional Plan or to amend, modify or terminate any Company Plan, except for amendments to any Company Plan that will not result in a material increase in the annual costs in respect of such plan incurred or to be incurred by the Company or any of its Subsidiaries.

             (iii) Each Company Plan has been operated and administered, and is, in compliance with its terms and all applicable laws, rules and regulations (including ERISA and the Code and any regulations thereunder). There are no actions, suits, claims or governmental audits (other than routine claims for benefits in the ordinary course) pending or, to the Knowledge of the Company, threatened with respect to any Company Plan.

             (iv) No Company Plan is, and neither the Company nor any Subsidiary thereof contributes to or has any material liability or obligation with respect to any Plan that is, (A) a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA, (B) any single employer plan or other pension plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code or (C) a multiple employer plan within the meaning of
        Section 4063 or 4064 of ERISA. Neither the Company nor any Subsidiary thereof is or has been a party to any collective bargaining or other collective labor agreement or understanding.

             (v) There is no pending or, to the Knowledge of the Company, threatened labor dispute, strike, work stoppage or other concerted labor activity against the Company or any Subsidiary thereof or involving any of their respective employees. During the three (3) year period immediately preceding the date hereof, to the Knowledge of the Company, there have been no organizing activities conducted by any labor organization or work council or the like with respect to any employee of the Company or any subsidiary thereof. To the Knowledge of the Company, neither the Company nor any Subsidiary thereof, nor their respective businesses, has committed any unfair labor practices or violated in any material respect any applicable employment laws, regulations, ordinances, rules, orders or decrees in connection with the operation of the respective businesses of the Company or any Subsidiary thereof, and there is no pending or, to the Knowledge of the Company, threatened charge, complaint, investigation or proceeding against the Company or any of its Subsidiaries by or before the National Labor Relations Board, the Department of Labor, the Equal Employment Opportunity Commission, the Occupational Health and Safety Administration or any comparable state or municipal agency, or by or on behalf of any employee or class of employees or by or before any governmental agency relating to a purported violation of any applicable employment laws, regulations, ordinances, rules, orders or decrees.

             (vi) Each Company Plan that is intended to qualify under Section 401(a) and/or 401(k) of the Code so qualifies and its trust is exempt from taxation under Section 501(a) of the Code. The Company and its Subsidiaries have timely paid all contributions, premiums and expenses payable to or in respect of each Company Plan under the terms thereof and in accordance with applicable law, including ERISA and the Code, and, to the extent any such contributions, premiums or expenses are not yet due, the liability therefor has been properly and adequately accrued on the Company's financial statements included in its Quarterly Report on Form 10-Q for the period ended June 30, 1999.

             (vii) Neither the Company nor any of its Subsidiaries has incurred or will incur, either directly or indirectly (including as a result of an indemnification obligation), any material liability under or pursuant to any provision of Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans, and to the Knowledge of the Company, no event, transaction or condition has occurred, exists or is expected to occur which could reasonably be expected to result in any such material liability to the Company, any of its Subsidiaries or, after the Effective Time , Nortel or any of its Affiliates.

             (viii) Except as set forth in Section 5.03(l)(viii) of the Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with another event (whether contingent or otherwise) will (A) entitle any current or former employee, consultant, officer or director of the Company or any of its Subsidiaries to any increased or modified benefit or payment; (B) increase the amount of compensation due to any such employee, consultant, officer or director;
        (C) accelerate the vesting, payment or funding of any compensation, stock-based benefit, incentive or other benefit; (D) result in any "parachute payment" under Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered); or (E) cause any compensation to fail to be deductible under
        Section 162(m), or any other provision of the Code or any similar foreign Law.

          (m) Takeover Laws. The Company Board has validly approved this Agreement, the Option Agreement and the Stockholders' Agreement and the transactions contemplated hereby and thereby (including the Merger) for purposes of Section 203 of the DGCL. Except for Section 203 of the DGCL (which has been rendered inapplicable), to the Company's Knowledge, no "moratorium", "control share", "fair price" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws") are applicable to the Merger or the other transactions contemplated by this Agreement, the Option Agreement and the Stockholders' Agreement.

          (n) Rights Agreement. The Company Board, by a duly enacted resolution, has approved an amendment (in the form previously furnished to Nortel) to the Company Rights Agreement to the effect that none of Nortel, Sub or any of their respective affiliates shall become an "Acquiring Person" and that no "Shares Acquisition Date" or "Distribution Date" (as such terms are defined in the Company Rights Agreement) will occur as a result of the approval, execution or delivery of this Agreement, the Option Agreement, the Stockholders' Agreement or the Restrictive Covenant Agreements or the consummation of the transactions contemplated hereby or thereby. The Company Rights Agreement shall terminate and be of no further effect upon the Effective Time, without any consideration being payable with respect to outstanding Company Stockholder Protection Rights thereunder.

          (o) Environmental Matters.

             (i) As used in this Agreement, "Environmental Laws " means all applicable local, state, provincial and federal environmental, health and safety laws (including common law) and regulations in effect on the date of this Agreement, relating to the protection of human health and safety as affected by exposure to pollutants, contaminants, or hazardous or toxic wastes, substances or materials and to the protection of the environment including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

             (ii) (x) Neither the conduct or operations of the Company or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them violates or, within the applicable statute or limitations period, violated Environmental Laws and (y) to the Knowledge of the Company, no condition has existed or event has occurred with respect to any of them or any such property that is reasonably likely to result in a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority that it or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, held as collateral or held as a fiduciary by any of them are or were in material violation of or otherwise are alleged to have material liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

             (iii) To the Company's Knowledge, none of the property currently owned, leased or operated by the Company or by its Subsidiaries is subject to, or as a result of this transaction would be subject to, (i) the New Jersey Site Recovery Act or any other state or local Environmental Laws which would impose restrictions, such as notice, disclosure or obtaining advance approval prior to this transaction, or
        (ii) any liens under any Environmental Laws.

          (p) Intellectual Property.

             (i) Except as set forth in Section 5.03(p)(i) of the Company Disclosure Schedule, the Company and its Subsidiaries own or are licensed to use all Intellectual Property Rights currently used in the business of the Company or its Subsidiaries or necessary to conduct the business of the Company and its Subsidiaries as currently conducted or currently anticipated to be conducted (the "Company Intellectual Property Rights ").

             (ii) Section 5.03(p)(ii) of the Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of the following categories of Company Intellectual Property Rights: (A) Trademarks that are registered or for which an application for registration is pending; (B) Patents; (C) Software; (D) Copyrights that are registered or for which an application for registration is pending; and (E) mask works. Where listed Intellectual Property Rights are registered with a governmental authority or an application for registration is pending, the jurisdiction, registration or application number, date of registration or application, named owner and/or assignee, and international classes of registration are indicated, as applicable.

             (iii) Section 5.03(p)(iii) of the Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all licenses and agreements under which the Company and its Subsidiaries are licensed to use third party Intellectual Property Rights. There are no licenses or sublicenses under which the Company and its Subsidiaries have granted rights to third parties to use the Company Intellectual Property Rights other than licenses and sublicenses which have been furnished to Nortel and licenses and sublicenses entered into in the ordinary course of business that conform in all material respects with the Company's standard form agreements, correct and complete copies of which have been furnished to Nortel. As soon as reasonably practicable following the date of this Agreement, the Company will furnish to Nortel an accurate and complete list as of the date thereof of all licenses and sublicenses under which the Company and its Subsidiaries have granted rights to third parties to use the Company Intellectual Property Rights, other than licenses and sublicenses entered into in the ordinary course of business that conform in all material respects with the Company's standard form agreements. Except as set forth in Section 5.03(p)(iii) of the Company Disclosure Schedule, the Company and its Subsidiaries are not required to pay any royalties, fees or other amounts to any Person in connection with the use of the Company Intellectual Property Rights.

             (iv) The Company and its Subsidiaries have good and valid title to all Company Intellectual Property Rights owned by any of them and valid and enforceable license rights to all Company Intellectual Property Rights used under license, free and clear, to the Company's Knowledge, of all Liens, and other than as set forth in Section 5.03(p)(iv) of the Company Disclosure Schedule, to the Company's Knowledge, all Company Intellectual Property Rights are in full force and effect and will remain in full force and effect immediately following the Effective Time.

             (v) The Company and its Subsidiaries have a practice to secure, and have secured, from all consultants and contractors who contribute or have contributed to the creation or development of Company Intellectual Property Rights valid written assignments by such persons to the Company and its Subsidiaries of the rights to such contributions the Company and its Subsidiaries do not already own by operation of law. The Company and its Subsidiaries have taken reasonable and appropriate steps to protect and preserve the confidentiality of all of their Trade Secrets, and to the Company's Knowledge there are no unauthorized uses, disclosures or infringements of any Company Intellectual Property Rights, and all use by, and disclosure to, any Person of Trade Secrets that comprise any part of the Company Intellectual Property Rights has been pursuant to the terms of a written agreement with such Person, and all use by the Company and its Subsidiaries of Trade Secrets owned by another Person has been pursuant to the terms of a written agreement with such Person or is otherwise lawful. Neither the Company Intellectual Property Rights nor the use or other exploitation thereof by the Company and its Subsidiaries (or any consultant, contractor or employee of the Company and its Subsidiaries who contributes to or has contributed to or participated in the creation or development of Company Intellectual Property Rights) in the conduct of their business, nor any product or service provided by the Company and its Subsidiaries, infringes on, misappropriates, breaches or violates any third party Intellectual Property Rights.

             (vi) Neither the Company nor any of its Subsidiaries: (A) has been notified or is otherwise aware of any actual or threatened adverse proceeding of any Person pertaining to any challenge to the scope, validity or enforceability of, or the Company's ownership of, any of the Company Intellectual Property Rights; (B) is the subject of any claim of infringement or misappropriation by the Company or any of its Subsidiaries of any third party Intellectual Property Rights; or (C) has any claim for infringement or misappropriation of, or breach of any license or agreement involving, any of the Company Intellectual Property Rights.

          (q) Tax Matters.

             (i)(A) All returns, declarations, reports, estimates, information returns and statements required to be filed on or before the Effective Date under federal, state, local or any foreign tax laws ("Tax Returns") with respect to it or any of its Subsidiaries, have been or will be timely filed, or requests for extensions have been timely filed and have not expired, except where a failure or failures to so timely file would not, individually or in the aggregate, be expected to be material; (B) all material Tax Returns filed by it are complete and accurate in all material respects; (C) all Taxes shown to be due and payable (without regard to whether such Taxes have been assessed) on such Tax Returns have been paid or adequate reserves have been established for the payment of such Taxes; (D) the proper and accurate amounts have been withheld from all employees (and timely paid to the appropriate Governmental Authority or set aside in an account for such purposes) for all periods through the Effective Date in compliance in all material respects with all Tax withholding provisions of applicable federal, state, local and foreign laws (including, without limitation, income, social security, and employment tax withholding for all types of compensation); (E) neither it nor any of its subsidiaries is a party to any tax sharing or similar agreement or any agreement pursuant to which it or any of its subsidiaries has an obligation to indemnify any party (other than it or one of its subsidiaries) with respect to Taxes; (F) all Taxes due with respect to completed and settled examinations or concluded litigation relating to it or any of its subsidiaries have been paid in full or adequate reserves have been established for the payment thereof; and (G) no material audit or examination or refund litigation with respect to any Tax Return is pending.

             (ii) The Company has no reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (r) Regulatory Approvals. No consents or approvals of, or filings or registrations with, any Governmental Authority or instrumentality are necessary to consummate the Merger except (i) as may be required under, and other applicable requirements of, the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Competition Act (Canada) and antitrust or other competition laws of other jurisdictions;
     (ii) as may be required by the by-laws, rules, regulations or policies of the Canadian Stock Exchanges in respect of the assumption by Nortel, and the exercisability by the holders, of the Company Stock Options and of the NYSE and the Canadian Stock Exchanges in respect of the Nortel Common Shares to be issued in the Merger and upon exercise of the Company Stock Options to be assumed by Nortel by reason of the Merger and the listing of such Nortel Common Shares on such stock exchanges; (iii) the filing with the SEC of the Company Proxy Statement and the filing and declaration of effectiveness of the Registration Statement; (iv) the filing of a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL; (v) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Nortel Common Shares in the Merger; (vi) such filings as are required to be made and exemption rulings or orders as are required to be obtained under the Canada Business Corporations Act and Canadian securities laws; and (vii) as may be required under Section 721 of the U.S. Defense Production Act of 1950, as amended, and the rules promulgated thereunder ("Exon-Florio") and the rules and regulations promulgated by the U.S. Department of Defense.

          (s) Fairness Opinion. On or before the date hereof, the Company Financial Advisor has delivered its opinion to the Company Board that the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock and such opinion has not been withdrawn.

          (t) Year 2000 Compliance.

             (i) Except as set forth in Section 5.03(t)(i) of the Company Disclosure Schedule, all Material Systems of the Company and its Subsidiaries have been remediated through modification, upgrade or replacement so that they are (A) able to receive, record, store, process, calculate, manipulate and output dates from and after January 1, 2000, time periods that include January 1, 2000 and information that is dependent on or relates to such dates or time periods, in the same manner and with the same accuracy, functionality, data integrity and performance as when dates or time periods prior to January 1, 2000 are involved and (B) able to store and output date information in a manner that is unambiguous as to century ("Year 2000 Compliant ").

             (ii) To the Company's Knowledge, the material suppliers and vendors of goods and services to the Company and its Subsidiaries ("Material Suppliers ") are taking, or will in a timely manner take, such steps as are necessary to make their respective Material Systems Year 2000 Compliant by December 31, 1999.

             (iii) All Company products shipped to customers since September 1, 1998, are Year 2000 Compliant in all material respects and have been tested by the Company (including custom testing of all third-party manufactured content of such Company products) to confirm such status. With respect to Company products shipped prior to such date, the Company and its Subsidiaries have undertaken reasonable efforts to notify all end-users of such products of the need to upgrade such products to be Year 2000 Compliant and of the need to audit any custom application products to identify any respects in which they are not Year 2000 Compliant.

             (iv) The Company has furnished to Nortel copies of, or copies of all documents relating to, (A) all complaints, investigations or audits of any Governmental Authority, (B) all unresolved customer complaints, demands or claims (excluding routine requests for information regarding matters relating to the year 2000 turnover), (C) all attorney letters or demands and (D) all litigation, arbitrations or similar proceedings, in each case insofar as they relate to the Year 2000 Compliant status of Company products, the cost of upgrading Company products to a Year 2000 Compliant status or injuries and damages suffered as a result of the non-Year 2000 Compliant condition of Company products.

             (v) The Company has provided to Nortel copies of its written contingency plan relating to interruptions to its business or the functioning of Company products caused by the year 2000 turnover, and the Company has no other contingency plans relating thereto.

          (u) No Material Adverse Effect. Since June 30, 1999, and until the date hereof, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course (excluding the incurrence of reasonable and customary liabilities related to this Agreement and the transactions contemplated hereby). Since June 30, 1999, and until the date hereof, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to the Company.

     5.04. Representations and Warranties of Nortel and Sub. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed, Nortel and Sub hereby represent and warrant to the Company as follows:

          (a) Organization, Standing and Authority. Each of Nortel and Sub (x) is a corporation duly organized, validly existing and, in the case of Sub, in good standing under the laws of the jurisdiction of its organization and
     (y) is duly qualified to do business and, as applicable, is in good standing in the provinces of Canada and in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Each of Nortel and Sub has in effect all federal, provincial, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted. Each of Nortel and Sub has made available to the Company a complete and correct copy of its constitutive documents, each as amended to date and in full force and effect.

          (b) Shares.

             (i) As of the date hereof, the authorized capital stock of Nortel consists solely of (A) an unlimited number of Nortel Common Shares, of which 1,361,621,637 shares were outstanding as of September 30, 1999;
        (B) an unlimited number of Class A Preferred Shares issuable in series, without nominal or par value, of which 200 Cumulative Redeemable Class A Preferred Shares Series 4 (which are exchangeable at certain times, and subject to certain conditions, into Nortel Common Shares), 16,000,000 Cumulative Redeemable Class A Preferred Shares Series 5 (which are convertible at certain times, and subject to certain conditions, into an equal number of Cumulative Redeemable Class A Preferred Shares Series 6) and 14,000,000 Non-cumulative Redeemable Class A Preferred Shares Series 7 (which are convertible at certain times, and subject to certain conditions, into an equal number of Non-cumulative Redeemable Class A

        Preferred Shares Series 8) were outstanding as of September 30, 1999; and (C) an unlimited number of Class B Preferred Shares, issuable in series, without nominal or par value, of which no shares were outstanding as of September 30, 1999. As of the date hereof, there are no outstanding Rights to acquire capital stock from Nortel other than pursuant to the stock option and other employee compensation plans of Nortel and its subsidiaries, Nortel's shareholder dividend reinvestment and stock purchase plan, the exchange rights associated with Nortel's Series 4 Preferred Shares that are described in the Nortel SEC Documents and under the Agreement and Plan of Merger dated as of August 24, 1999 by and among Nortel, a subsidiary of Nortel and Periphonics Corporation.

             (ii) The authorized capital stock of Sub consists of one share of common stock, $0.0001 per share, which one share is outstanding and is owned directly by Nortel. Sub has not conducted any business prior to the date hereof and has no Subsidiaries and no assets, liabilities or obligations of any nature other than incident to its formation and incident to this Agreement.

             (iii) The outstanding shares of Nortel's and Sub's capital stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, there are no shares of capital stock of Sub authorized and reserved for issuance and Sub does not have any Rights issued or outstanding with respect to its capital stock or any commitment to authorize, issue or sell any such shares or Rights, except pursuant to this Agreement.

             (iv) The Nortel Common Shares to be issued in exchange for shares of Company Common Stock in the Merger or upon exercise of Company Stock Options to be assumed by Nortel by reason of the Merger, when issued will be duly authorized, validly issued, fully paid and nonassessable and will not have been issued in violation of any subscriptive or preemptive rights.

          (c) Corporate Power. Each of Nortel and Sub has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and each of Nortel and Sub has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and, in the case of Nortel, the Option Agreement and to consummate the transactions contemplated hereby and, in the case of Nortel, thereby.

          (d) Corporate Authority. (i) This Agreement and the transactions contemplated hereby, including the issuance of Nortel Common Shares in the Merger or upon the exercise of Company Stock Options to be assumed by Nortel by reason of the Merger, and the Option Agreement and the transactions contemplated thereby, as applicable, have been authorized and approved by all necessary corporate action of Nortel (no shareholder approvals being required under the Canada Business Corporations Act), Sub, the Nortel Board and the Board of Directors of Sub prior to the date hereof (which action has not been rescinded or modified in any way) and (ii) each of this Agreement and, in the case of Nortel, the Option Agreement, is a legal, valid and binding agreement of each of Nortel and Sub, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles, whether considered at law or in equity).

          (e) No Defaults. Subject to receipt of the regulatory approvals, and expiration of the waiting periods, referred to in Section 5.04(i) and any required filings under federal, state and provincial securities laws and the Canada Business Corporations Act, the execution, delivery and performance of this Agreement and, as applicable, the Option Agreement and the consummation of the transactions contemplated hereby and, as applicable, thereby by Nortel and Sub do not and will not (i) constitute a material breach or violation of, or a material default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Nortel or of any of Nortel's Subsidiaries or to which it or any of its Subsidiaries or any of their respective properties or assets are subject or bound, (ii) constitute a breach or violation of, or a default under, the articles or certificate of incorporation or by-laws of either Nortel or Sub, or (iii) require any consent or approval under any such material law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

          (f) Financial Reports and SEC Documents. Nortel's Annual Reports on Form 10-K for the fiscal years ended December 31, 1996, 1997 and 1998, its Quarterly Reports on Form 10-Q for the periods ended March 31, 1999 and June 30, 1999, and all other reports or registration statements, filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1996 under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed, or to be filed (collectively, the "Nortel SEC Documents "), with the SEC, as of the date filed (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be; and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Nortel SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Nortel SEC Documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which they relate, in each case in accordance with Canadian GAAP consistently applied during the periods involved and Regulation S-X of the SEC, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. The books and records of Nortel and its Subsidiaries have been, and are being, maintained in all material respects in accordance with Canadian GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

          (g) Litigation. Except as Previously Disclosed, no litigation, claim or other proceeding before any court or governmental agency that is pending or, to Nortel's Knowledge, threatened against Nortel or any of its Subsidiaries would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Nortel.

          (h) No Brokers. No action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding fees to be paid to Credit Suisse First Boston.

          (i) Regulatory Approvals. No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are necessary to consummate the Merger except for (i) as may be required under, and other applicable requirements of, the HSR Act and the Competition Act (Canada); (ii) as may be required by the by-laws, rules, regulations or policies of the Canadian Stock Exchanges in respect of the assumption by Nortel, and the exercisability by the holders, of the Company Stock Options and of the NYSE and the Canadian Stock Exchanges in respect of the Nortel Common Shares to be issued in the Merger and upon the exercise of the Company Stock Options to be assumed by Nortel by reason of the Merger and the listing of such Nortel Common Shares on such stock exchanges; (iii) the filing with the SEC of the Company Proxy Statement in definitive form and the filing and declaration of effectiveness of the Registration Statement;
     (iv) the filing of a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL; (v) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Nortel Common Shares in the Merger; (vi) such filings as are required to be made and exemption rulings or orders as are required to be obtained under the Canada Business Corporations Act and Canadian securities laws; and (vii) as may be required under Exon-Florio and the rules and regulations promulgated by the U.S. Department of Defense.

          (j) No Material Adverse Effect. Since December 31, 1998, until the date hereof, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to Nortel.

                                   ARTICLE VI

                                   COVENANTS

     The Company hereby covenants to and agrees with Nortel, and each of Nortel and Sub hereby covenants to and agrees with the Company, that:

     6.01. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, it shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable (including obtaining any consents of third parties required under any agreement to be obtained by it or its subsidiaries prior to, or as a result of, the consummation of the Merger so that such agreement is not terminable as a result of the Merger), or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Nortel.

     6.02. Stockholder Approvals. The Company shall take, in accordance with this Agreement, applicable law, applicable NASD rules and its certificate of incorporation and by-laws, all action necessary to convene an appropriate meeting of stockholders of the Company to consider and vote upon the approval and adoption of the "agreement of merger" (as such term is used in Section 251 of the DGCL) contained in this Agreement and the Merger and any other matters required to be approved by the Company's stockholders for consummation of the Merger (including any adjournment or postponement, the "Company Meeting ") as promptly as practicable. The Company Board, subject to Section 6.06, shall at all times recommend such approval and shall take all reasonable lawful action to solicit such approval by its stockholders.

     6.03. Registration Statement. (a) Each of Nortel and the Company agrees to cooperate in the preparation of a registration statement on Form S-4 (the "Registration Statement ") to be filed by Nortel with the SEC in connection with the issuance of Nortel Common Shares in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of the Company constituting a part thereof (the "Company Proxy Statement ") and all related documents). The Registration Statement and the Company Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Provided the other party has cooperated as required above, the Company agrees to file the Company Proxy Statement in preliminary form with the SEC as promptly as reasonably practicable, and Nortel agrees to file the Registration Statement with the SEC as promptly as reasonably practicable after any SEC comments with respect to the preliminary Proxy Statement are resolved or at such earlier time as Nortel may elect. Each of Nortel and the Company shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Registration Statement and the Company Proxy Statement, as the case may be, to the other party, and advise the other party of any oral comments with respect to the Registration Statement or the Company Proxy Statement received from the SEC. Each of Nortel and the Company agrees to use reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof, and the Company agrees to mail the Company Proxy Statement to its shareholders as promptly as practicable after the Registration Statement is declared effective. Nortel also agrees to use reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. The Company agrees to furnish to Nortel all information concerning the Company, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

     (b) Each of Nortel and the Company agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Company Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     (c) Nortel agrees to advise the Company, promptly after Nortel receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Nortel Common Shares for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     (d) Nortel will use its reasonable best efforts to obtain, and will provide evidence reasonably satisfactory to the Company, of all necessary rulings or orders of Canadian securities regulatory authorities exempting the distribution by Nortel of the Nortel Common Shares and options to purchase Nortel Common Shares under the Merger and the resale of Nortel Common Shares issued under the Merger in Canada as contemplated by this Agreement from the registration and prospectus requirements under applicable Canadian securities laws on terms reasonably satisfactory to Nortel and the Company.

     6.04. Press Releases. Nortel and the Company shall jointly agree on an initial press release with respect to the transactions contemplated hereby and in compliance with applicable law, and shall cooperate in connection with any subsequent press releases or written statements for general circulation. The Company will not, without the prior approval of Nortel, issue any other press release or written statement for general circulation (including any written statement circulated to employees, customers or other third parties) relating to the transactions contemplated hereby, except, based on the advice of counsel, as otherwise required by applicable law or regulation or NASD rules and only after consulting, or using its reasonable best efforts to consult, with Nortel.

     6.05. Access; Information. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall afford to the officers, employees, counsel, accountants and other authorized representatives of Nortel, reasonable access, during normal business hours throughout the period prior to the Effective Date, to all of its properties, books, contracts, commitments and records and, during such period, it shall furnish promptly to Nortel (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning the business, properties and personnel of it as Nortel may reasonably request; provided that such information may not be used for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The Company shall promptly inform Nortel of any material litigation, claim or other proceeding before any court or other governmental authority that arises following the date of this Agreement and any material development in any such existing material litigation, claim or other proceeding. The Company and its Subsidiaries shall not be required to provide access to or to disclose information where such access or disclosure would contravene any law, rule, regulation, order, judgment, decree or agreement. Nortel and the Company shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

     (b) Subject to the requirements of applicable law, pending consummation of the Merger, all non-public information provided by the Company to Nortel and Nortel to the Company pursuant to this

Agreement or otherwise will remain subject to the obligations of Nortel and the Company under the Confidentiality Agreement.

     (c) No investigation by a party, pursuant to this Section 6.05 or otherwise, shall affect or be deemed to modify any representation or warranty of the other party contained herein.

     6.06. Acquisition Proposals. (a) The Company shall not, and shall cause its Subsidiaries and the officers, directors, agents and advisors of the Company and its Subsidiaries not to, initiate, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal. Notwithstanding the foregoing, the Company shall be permitted to engage in any discussions or negotiations with, or provide any information to, any Person in response to a bona fide written Acquisition Proposal by any such Person received by the Company, if and only to the extent that in each such case such proposal was not solicited or encouraged in violation of this Agreement and (i) the Company Meeting shall not have occurred; (ii) the Company Board determines in good faith that such Acquisition Proposal would, if consummated, constitute a Superior Proposal and is reasonably likely to be consummated; (iii) the Company Board determines, in good faith after consultation with outside counsel, that such action is legally required as a matter of the fiduciary duties of the directors under applicable law; and (iv) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, the Company receives from such Person an executed confidentiality agreement containing terms no less restrictive with respect to such Person than the terms of the Confidentiality Agreement with respect to Nortel. The Company shall notify Nortel promptly, but in any event within 24 hours, of any such inquiries, proposals, or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers. For the purposes of this Agreement, "Superior Proposal " shall mean any bona fide written Acquisition Proposal made by a third party that was not solicited or encouraged in violation of this Agreement and which the Company Board determines in its good faith judgment (based on the opinion to such effect by a financial advisor of nationally recognized reputation) to be materially more favorable to the stockholders of the Company than the transactions contemplated by this Agreement. The Company shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Nortel with respect to any Acquisition Proposal. The Company shall advise Nortel of any material developments with respect to any proposal as to which the Company is exercising its rights pursuant to the second sentence of this Section 6.06 promptly upon the occurrence thereof.

     (b) Subject to Section 8.01(e)(ii), neither the Company Board nor any committee thereof shall (i) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, (ii) cause the Company or any of its Subsidiaries to enter into any letter of intent, agreement in principle, acquisition agreement, merger agreement or other similar agreement with respect to any Acquisition Proposal or (iii) other than in accordance with subsection
(c) below, withdraw or modify, in a manner adverse to Nortel, or fail to make, the recommendation to Company stockholders of such "agreement of merger."

     (c) Notwithstanding subsection (b)(iii) above, in the event (but only in the event) that the Company Board determines in good faith, after consultation with outside counsel, that, having received a Superior Proposal, such action is legally required as a matter of the fiduciary duties of the directors under applicable law, the Company Board may withdraw or modify its recommendation to Company stockholders of the "agreement of merger" contained in this Agreement (or not recommend it in the Company Proxy Statement), but only at a time that is after the third Business Day following Nortel's receipt of written notice advising Nortel that the Company Board has received a proposal which may be a Superior Proposal, specifying the material terms and conditions of such proposal and identifying the Person making such proposal. Nothing in this Section 6.06 shall affect the Company's obligations under the first sentence of Section 6.02.

     (d) Nothing in this Section 6.06 shall (i) prohibit the Company from complying, to the extent applicable, with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act with respect to an Acquisition Proposal or (ii) permit the Company to violate its obligations under the first sentence of Section 6.02.

     6.07. Affiliate Agreements. (a) Not later than the mailing of the Company Proxy Statement, the Company shall deliver to Nortel a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Company Meeting, deemed to be an "affiliate" of it (each, a "Company Affiliate") as that term is used in Rule 145 under the Securities Act. Thereafter, the Company shall promptly notify Nortel upon becoming aware of any other person that is or is reasonably likely to be, as of the date of the Company Meeting, deemed to be a Company Affiliate.

     (b) The Company shall use its reasonable best efforts to cause each person who may be deemed to be a Company Affiliate to execute and deliver to Nortel on or before the date of mailing of the Company Proxy Statement (or, in the case of any person identified as a possible Company Affiliate after such date, as promptly thereafter as possible) an agreement in the form attached hereto as Exhibit A.

     6.08. Takeover Laws. Subject to Section 6.06, no party shall take any action that would cause the transactions contemplated by this Agreement, the Option Agreement and the Stockholders' Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of), or minimize the effect on, the transactions contemplated by this Agreement and the Option Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect, including, without limitation, Section 203 of the DGCL or any other Takeover Laws that purport to apply to this Agreement or the Option Agreement or the transactions contemplated hereby or thereby.

     6.09. The Company Rights Agreement. The Company Board shall take all further action (in addition to that referred to in Section 5.03(n)) necessary (including redeeming the Company Stockholder Protection Rights immediately prior to the Effective Time or amending the Company Rights Agreement) in order to render the Company Stockholder Protection Rights inapplicable to the Merger and the other transactions contemplated by this Agreement, the Option Agreement and the Stockholders' Agreement. The Company Board shall take no action (including redeeming the Company Stockholder Protection Rights or amending the Company Rights Agreement) in order to render the Company Stockholder Protection Rights inapplicable in connection with any Acquisition Proposal.

     6.10. Shares Listed. Nortel shall use its reasonable best efforts to list, prior to the Effective Date, on the NYSE and the Canadian Stock Exchanges, subject to official notice of issuance, the Nortel Common Shares to be issued to the holders of Company Common Stock in the Merger and upon exercise of Company Stock Options to be assumed by Nortel by reason of the Merger.

     6.11. Regulatory Applications. (a) Nortel and the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts (i) to prepare all documentation, to effect all filings (including, without limitation, filings under the HSR Act and the Competition Act (Canada)) and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement and (ii) to cause the Merger to be consummated as expeditiously as reasonably practicable. Each of Nortel and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

     (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

     (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 6.11(a) and (b), if any objections are asserted with respect to the transactions contemplated hereby under any Regulatory Law or if any suit is instituted or threatened by any Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of any Regulatory Law, each of Nortel and the Company shall use its reasonable best efforts to resolve any such objections or challenge as such Governmental Authority or private party may have to such transactions under such Regulatory Law so as to permit consummation of the transactions contemplated by this Agreement, and if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, each of Nortel and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.11 shall limit a party's right to terminate this Agreement pursuant to Section 7.01(b) or 8.01(d) so long as such party has theretofore complied in all respects with its obligations under this Section 6.11.

     (d) Nothing contained in this Agreement shall require Nortel or any of its Subsidiaries to sell or otherwise dispose of, or to hold separately, or permit the sale or other disposition of, any assets of Nortel, the Company or their respective Subsidiaries, or require Nortel to refrain from exercising full authority over the Company and its Subsidiaries after the Effective Time, whether as a condition to obtaining any approval from a Governmental Authority or any other Person or for any other reason.

     6.12. Indemnification. (a) Following the Effective Date and until the expiration of any applicable statutory limitations period, the Surviving Corporation shall indemnify, defend and hold harmless the present and former directors and officers of the Company and its Subsidiaries (each, an "Indemnified Party ") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs ") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement and the Option Agreement) to the fullest extent that the Company is permitted to indemnify its directors and officers under the laws of the State of Delaware, the Company Certificate and the Company's by-laws as in effect on the date hereof (and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law).

     (b) For a period of six years from the Effective Time, Nortel shall provide a "runoff " policy with respect to that portion of director's and officer's liability insurance that serves to cover the present and former officers and directors of the Company and its Subsidiaries (determined as of the Effective
Time) with respect to claims against such directors and officers arising from facts or events which occurred at or before the Effective Time, which "runoff " insurance shall contain at least the same maximum coverage and amounts to such officers and directors, and contain terms and conditions no less advantageous, as that coverage currently provided by the Company; provided, however, that in no event shall Nortel be required to expend to maintain or obtain the insurance called for by this Section 6.12(b) more than 200 percent of the current annual amount expended by the Company to maintain or procure such directors and officers insurance coverage for the current year (the "Insurance Amount "); provided, further, that if Nortel is unable to maintain or obtain the insurance called for by this Section 6.12(b), Nortel shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of the Company or any Subsidiary of the Company may be required to make application and provide customary representations and warranties to Nortel's insurance carrier for the purpose of obtaining such insurance.

     (c) Any Indemnified Party wishing to claim indemnification under Section 6.12(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Nortel thereof; provided, that the failure so to notify shall not affect the obligations of Nortel under Section 6.12(a) unless and to the extent such failure materially increases Nortel's liability under such subsection (a).

     (d) If Nortel or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Nortel shall assume the obligations set forth in this Section 6.12.

     6.13. Certain Employee Benefit Matters. (a) For the one year period ending on the first anniversary of the Effective Date (the "Continuation
Period "), the Surviving Corporation shall, or shall cause its Subsidiaries to,
(i) pay to each of their respective employees, during any portion of the Continuation Period that such employee is employed by the Surviving Corporation or any such Subsidiary, an annual salary or hourly wage rate, as applicable, that is no less than the annual salary or hourly wage rate payable to such employee immediately prior to the Effective Time and (ii) provide such employees in the aggregate with employee benefits, during any portion of the Continuation Period that such employees are employed by the Surviving Corporation or any such Subsidiary, that are substantially similar in the aggregate to the employee benefits provided to such employees pursuant to the Company Plans (other than equity based benefits) immediately prior to the Effective Time. Notwithstanding any other provision herein, none of the Surviving Corporation, any of its Subsidiaries or Nortel will have any obligation to continue the employment of any such employee for any period following the Effective Time.

     (b) With respect to the Plans, if any, of Nortel or Nortel's Subsidiaries in which employees of the Company or its Subsidiaries ("Company Employees") become eligible to participate after the Effective Time (the "Nortel Plans"), Nortel shall, or shall cause its Subsidiaries or the Surviving Corporation to:
(i) with respect to each Nortel Plan that is a medical or health plan, (x) waive any exclusions for pre-existing conditions under such Nortel Plan that would result in a lack of coverage for any condition for which the applicable Company Employee would have been entitled to coverage under the corresponding Company Plan in which such Company Employee was an active participant immediately prior to his or her transfer to the Nortel Plan; (y) waive any waiting period under such Nortel Plan to the extent that such period exceeds the corresponding waiting period under the corresponding Company Plan in which such Company Employee was an active participant immediately prior to his or her transfer to the Nortel Plan (after taking into account the service credit provided for herein for purposes of satisfying such waiting period); and (z) provide each Company Employee with credit for any co-payments and deductibles paid by such Company Employee prior to his or her transfer to the Nortel Plan (to the same extent such credit was given under the analogous Company Plan prior to such transfer) in satisfying any applicable deductible or out-of-pocket requirements under such Nortel Plan for the plan year that includes such transfer; and (ii) recognize service of the Company Employees with the Company or any of its Subsidiaries for purposes of eligibility to participate and vesting credit, and, solely with respect to vacation benefits, benefit accrual in any Nortel Plan in which the Company Employees are eligible to participate after the Effective Time to the extent that such service was recognized for that purpose under the analogous Company Plan prior to such transfer; provided that the foregoing shall not apply to the extent it would result in duplication of benefits. Nothing in this paragraph shall be interpreted to require Nortel to provide for the participation of any Company Employee in any Nortel Plan.

     (c) To the extent applicable, Nortel and the Company shall each take such reasonable steps as are required to cause the disposition and acquisition of equity securities (including derivative securities) pursuant to Article III of this Agreement in connection with the consummation of the Merger by each individual who is an officer or director of the Company to qualify for exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3(e) promulgated under the Exchange Act.

     (d) For the one year period following the Effective Time, Company Employees shall be eligible to participate in severance benefit plans that provide severance benefits on substantially the same terms and conditions and in substantially the same amounts as the severance benefits provided to similarly situated employees of Nortel and its Subsidiaries. The service of the Company Employees with the Company or any of its Subsidiaries completed prior to the Effective Time shall be recognized for purposes of determining the severance benefits, if any, payable to Company Employees at any time after the Effective Time.

     6.14. Accountants' Letters. The Company shall use its reasonable best efforts to cause to be delivered to Nortel a letter or letters of PricewaterhouseCoopers L.L.P. or Deloitte & Touche LLP, independent auditors (the "Company's Accountants"), and Nortel shall use its reasonable best efforts to cause to be delivered to the Company a letter of Deloitte & Touche LLP, independent auditors ("Nortel's Accountants"), each dated a date within two Business Days of the date on which the Registration Statement shall become effective and addressed to such other party, and in form and substance customary for "comfort" letters delivered by independent accountants (x) in the case of the Company's Accountants, in accordance with Statement of Accounting Standards No. 72 and (y) in the case of Nortel's Accountants, in accordance with the Handbook of The Canadian Institute of Chartered Accountants.

     6.15. Notification of Certain Matters. (a) Each of the Company and Nortel shall give prompt notice to the other of any fact, event or circumstance known to it that would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

     (b) Nortel shall promptly notify the Company, and the Company shall promptly notify Nortel, in writing, of any notice or other communication from any regulatory authority or self-regulatory organization in connection with the transactions contemplated by this Agreement or the Option Agreement.

     (c) Each of Nortel and the Company shall promptly notify the other of any fact, event or circumstance known to it that could reasonably be expected to, individually or taken together with all other facts, events and circumstances known to it, cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

     6.16. Certain Tax Matters. Each of Nortel and the Company will use its reasonable best efforts to cause the Merger to qualify as, and will not (either before or after the Effective Date) take any action that is reasonably likely to prevent the Merger from qualifying as, a reorganization within the meaning of
Section 368(a) of the Code that is not subject to Section 367(a)(1) of the Code pursuant to U.S. Treasury Regulation Section 1.367(a)-3(c) (other than with respect to holders of Company Common Stock who are or will be "5% transferee shareholders" within the meaning of U.S. Treasury Regulation Section 1.367(a)-3(c)(5)(ii)), and will use its reasonable best efforts to timely satisfy, or cause to be timely satisfied, all applicable tax reporting and filing requirements contained in the Code and U.S. Treasury Regulations with respect to the Merger, including the reporting requirements contained in U.S. Treasury Regulation Section 1.367(a)-3(c)(6).

                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     7.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of Nortel, Sub and the Company to consummate the Merger is subject to the fulfillment or written waiver by Nortel, Sub and the Company prior to the Effective Time of each of the following conditions:

          (a) Stockholder Approvals. This "agreement of merger" (as that term is used in Section 251 of the DGCL) and the Merger shall have been duly adopted by the requisite vote of the stockholders of the Company.

          (b) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all

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

     statutory waiting periods in respect thereof shall have expired and (in the case of Nortel's obligation to consummate the Merger) no such approvals shall contain any conditions, restrictions or requirements which would reasonably be expected to (i) following the Effective Time, have a Material Adverse Effect on Nortel and its Subsidiaries taken as a whole or on the Surviving Corporation or (ii) require Nortel to take any action that it is not required to take under Section 6.11(d) hereof.

          (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and enjoins or prohibits consummation of the Merger.

          (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect and no proceedings for that purpose shall have been initiated or threatened by the SEC and not concluded or withdrawn.

          (e) Listing. The Nortel Common Shares to be issued in the Merger and upon exercise of Company Stock Options to be assumed by Nortel by reason of the Merger shall have received conditional approval for listing on the NYSE and the Canadian Stock Exchanges, subject to official notice of issuance.

     7.02. Conditions to Obligation of the Company. The obligation of the Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. All representations and warranties of Nortel set forth in this Agreement (giving effect to the standard set forth in Section 5.02) shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date); and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Nortel by the Chief Executive Officer or the Chief Financial Officer of Nortel to such effect.

          (b) Performance of Obligations. Nortel shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Nortel by the Chief Executive Officer or the Chief Financial Officer of Nortel to such effect.

          (c) Opinion of the Company's Counsel. The Company shall have received an opinion of Venture Law Group, A Professional Corporation, counsel to the Company, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (a) the Merger constitutes a reorganization within the meaning of Section 368 (a) of the Code, (b) Nortel shall be treated as a corporation under Section 367(a)(1) of the Code with respect to each transfer of property thereto pursuant to the Merger, and (c) that, accordingly, (i) no gain or loss will be recognized by the Company as a result of the Merger and (ii) no gain or loss will be recognized by a stockholder of the Company who receives Nortel Common Shares in exchange for shares of Company Common Stock, except with respect to cash received in lieu of fractional share interests. In rendering its opinion, such counsel may require and rely upon representations contained in letters from the Company, Nortel, Sub and stockholders of the Company. Counsel's opinion shall not address the tax consequences applicable to any stockholder of the Company who, immediately after the Merger, will be a "five percent transferee shareholder" with respect to Nortel within the meaning of U.S. Treasury Regulation Section 1.367(a)-3(c)(5).

          (d) No Material Adverse Effect. From the date of this Agreement, no event shall have occurred or circumstance arisen or been discovered that, individually or taken together with all other such events and circumstances, has had or would reasonably be expected to have a Material Adverse Effect on Nortel.

     7.03. Conditions to Obligation of Nortel and Sub. The obligations of Nortel and Sub to consummate the Merger are also subject to the fulfillment or written waiver by Nortel and Sub prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. All representations and warranties of the Company set forth in this Agreement (giving effect to the standard set forth in Section 5.02) shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date); and Nortel and Sub shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Nortel and Sub shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

          (c) Material Adverse Effect. From the date of this Agreement, no event shall have occurred or circumstance arisen or been discovered that, individually or taken together with all other such events and circumstances has had or would reasonably be expected to have a Material Adverse Effect on the Company.

          (d) Opinion of Nortel and Sub's Counsel. Nortel shall have received an opinion of Cleary, Gottlieb, Steen & Hamilton, special counsel to Nortel and Sub dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (a) the Merger constitutes a reorganization under Section 368(a) of the Code, (b) Nortel shall be treated as a corporation under Section 367(a)(1) of the Code with respect to each transfer of property thereto pursuant to the Merger and (c) that, accordingly, (i) no gain or loss will be recognized by the Company as a result of the Merger and (ii) no gain or loss will be recognized by a stockholder of the Company who receives Nortel Common Shares in exchange for shares of the Company Common Stock, except with respect to cash received in lieu of fractional share interests. In rendering its opinion, such counsel may require and rely upon representations contained in letters from the Company, Nortel, Sub and stockholders of the Company. Counsel's opinion shall not address the tax consequences applicable to any stockholder of the Company who, immediately after the Merger, will be a "five percent transferee shareholder " with respect to Nortel within the meaning of U.S. Treasury Regulation Section 1.367(a)-3(c)(5).

          (e) No Action Seeking Injunction. No Governmental Authority of competent jurisdiction shall have brought an action or proceeding seeking to enjoin or prohibit consummation, or require the unwinding, of the Merger, or to impose substantial penalties as a result of the Merger, which action or proceeding is reasonably likely to succeed.

                                  ARTICLE VIII

                                  TERMINATION

     8.01. Termination. This Agreement may be terminated, and the Merger may be abandoned:

          (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Nortel and the Company by action taken by their respective Boards of Directors.

          (b) Breach. At any time prior to the Effective Time, by Nortel or the Company, in the event of either: (i) a breach by the other party of any representation or warranty contained herein which would result in the non-satisfaction of the conditions set forth in Sections 7.02(a) and 7.03(a), as the case may be, which breach is not capable of being cured or has not been cured within 15 calendar days after the giving of written notice to the breaching party of such breach; or (ii) a material breach by the other party of any of the covenants or agreements contained herein, which breach is not capable of being cured or has not been cured within 15 calendar days after the giving of written notice to the breaching party of such breach. Without limiting the foregoing, for all purposes of this Agreement, any breach of the agreements contained in
     Section 6.06 shall constitute a breach which is not capable of being cured.

          (c) Delay. At any time prior to the Effective Time, by Nortel or the Company, if its Board of Directors so determines, in the event that the Merger is not consummated by March 31, 2000, or, in the event that an approval of any Governmental Authority required to be obtained for the consummation of the transactions contemplated by this Agreement has not been obtained, June 30, 2000, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this
     Section 8.01(c) which action or inaction is in violation of its obligations under this Agreement.

          (d) No Approval.

             (i) By the Company or Nortel, by action taken by its Board of Directors, in the event the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority.

             (ii) By Nortel, by action taken by its Board of Directors, in the event any required approval of a Governmental Authority contains any final, nonappealable conditions, restrictions or requirements which would reasonably be expected to (A) following the Effective Time, have a Material Adverse Effect on Nortel and its Subsidiaries taken as a whole or on the Surviving Corporation or (B) require Nortel to take any action that it is not required to take under Section 6.11(d) hereof.

             (iii) By the Company, by action taken by its Board of Directors, in the event any required approval of a Governmental Authority contains any final, nonappealable conditions, restrictions or requirements which would reasonably be expected to (A) following the Effective Time, have a Material Adverse Effect on Nortel and its Subsidiaries taken as a whole or (B) require Nortel to take any action that it is not required to take under Section 6.11(d) hereof, unless (in the case of this clause (B)) within 30 days following receipt by Nortel of written notice of the Company's intent to terminate this Agreement under this clause (iii) Nortel notifies the Company that it waives its right to terminate this Agreement under clause (ii) above.

             (iv) By Nortel or the Company, if its Board of Directors so determines, in the event the approval of the Company's stockholders required by Section 7.01(a) herein is not obtained at the Company Meeting by reason of the failure to obtain the requisite vote required by Section 7.01(a).

          (e) Board Action.

             (i) By Nortel if the Board of Directors of the Company, prior to the Company Meeting (A) shall withdraw or modify in any adverse manner its recommendation of the "agreement of merger" (as such term is used in Section 251 of the DGCL) contained in this Agreement (whether or not such withdrawal or modification is permitted by Section 6.06(c)), or (B) shall resolve to do so.

             (ii) By the Company if the Board of Directors of the Company, within 45 days from the date hereof, shall elect to terminate this Agreement in order to recommend or approve a Superior Proposal; provided that (x) the Company has notified Nortel in writing that it intends to recommend or approve a Superior Proposal, attaching the most current version of such proposal to such notice, and (y) at any time after the third Business Day following written notification by the Company to Nortel of the Company's intention to enter into a binding agreement with respect to such proposal, after taking into account any modifications to the transactions contemplated by the Agreement that Nortel has then proposed in writing and not withdrawn, the Company Board has determined that such proposal is and continues to be a Superior Proposal, and (z) concurrently with the giving of notice of such termination, pays to Nortel the Termination Fee due under Section 8.02(b) (unless Nortel has previously notified the Company of its election to defer such payment pursuant to Section 8.02(c)).

     8.02. Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, no party to this Agreement (nor any of their respective officers, directors or agents) shall have any liability or further obligation to any other party hereunder except as set forth in subsections (b) and (c) below and in
Section 9.01, and except that termination shall not relieve a party from liability for any willful breach of this Agreement.

     (b) Nortel and the Company agree that the Company shall pay to Nortel the sum of $60,000,000 (the "Termination Fee ") solely as follows:

          (i) if (x) the Company shall terminate this Agreement pursuant to
     Section 8.01(c) due to the failure of the parties to consummate the Merger by the relevant date (unless such failure results primarily from the action or inaction of Nortel or from Nortel's or Sub's inability to obtain consent or approval of, or make any filing or registration with, any Governmental Authority) and (y) at any time after the date of this Agreement and at or before such termination there shall exist an Acquisition Proposal and (z) within 12 months of the termination of this Agreement, the Company enters into a definitive agreement with any third party with respect to an Acquisition Proposal or an Acquisition Proposal is consummated;

          (ii) if (x) the Company or Nortel shall terminate this Agreement pursuant to Section 8.01(d)(iv) due to the failure of the Company's stockholders to approve and adopt this Agreement and (y) at any time after the date of this Agreement and at or before the Company Meeting there shall exist an Acquisition Proposal which has been publicly announced or the existence of which is a matter of public knowledge and (z) within 12 months of the termination of this Agreement, the Company enters into a definitive agreement with any third party with respect to an Acquisition Proposal or an Acquisition Proposal is consummated;

          (iii) if Nortel shall terminate this Agreement pursuant to Section 8.01(b)(i) or Section 8.01(b)(ii) following a willful breach of any of the representations, covenants or agreements contained herein and (y) at any time after the date of this Agreement and at or before such termination there shall exist an Acquisition Proposal and (z) within 12 months of the termination of this Agreement, the Company enters into a definitive agreement with any third party with respect to an Acquisition Proposal or an Acquisition Proposal is consummated;

          (iv) if Nortel shall terminate this Agreement pursuant to Section 8.01(e)(i); or

          (v) if the Company shall terminate this Agreement pursuant to Section 8.01(e)(ii).

     (c) The Termination Fee required to be paid pursuant to subsection (b)(i),
(b)(ii) or (b)(iii) above shall be payable by the Company to Nortel not later than two Business Days after the date the Company enters into a definitive agreement with respect to, or the date of consummation of, an Acquisition Proposal, whichever is earlier. The Termination Fee required to be paid pursuant to subsection (b)(iv) above shall be payable by the Company to Nortel not later than two Business Days after the termination referred to therein. The Termination Fee required to be paid pursuant to subsection (b)(v) shall be payable as set forth in clause (z) of Section 8.01(e)(ii). Notwithstanding the foregoing, (i) in no event shall more than one Termination Fee be payable, (ii) Nortel may elect, by notice to the Company, to defer the payment of the Termination Fee from time to time for a period or periods of up to an aggregate of twelve months after the date such fee would otherwise be payable and (iii) the Termination Fee shall cease to be payable immediately following any exercise by Nortel of the

Option under the Option Agreement. All payments under this Section 8.02 shall be made by wire transfer of immediately available funds to an account designated by Nortel.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.01. Survival. All representations, warranties, agreements and covenants contained in this Agreement shall not survive the Effective Time or termination of this Agreement if this Agreement is terminated prior to the Effective Time; provided, however, if the Effective Time occurs, the agreements of the parties in Sections 6.01, 6.03, 6.10, 6.12, 6.13 and 6.16 and this Article IX shall survive the Effective Time, and if this Agreement is terminated prior to the Effective Time, the agreements of the parties in the proviso to Section 6.05(a), Sections 6.05(b) and 8.02 and Article IX and in the Confidentiality Agreement shall survive such termination and the Option Agreement shall survive to the extent provided therein.

     9.02. Amendment; Extension; Waiver. (a) Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of the Company, there may not be, without further approval of such stockholders, any amendment of this Agreement which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     (b) Prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     9.03. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     9.04. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York (except insofar as mandatory provisions of Delaware law are applicable), without regard to the conflict of law principles thereof.

     9.05. Expenses. Subject to Section 8.02(b), each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing and mailing expenses and SEC registration and filing fees shall be shared equally between the Company and Nortel.

     9.06. Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or three Business Days after being mailed by registered or certified mail (return receipt requested) or one Business Day after being delivered by overnight courier to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

     If to Nortel or to Sub, to:

    Nortel Networks Corporation
    8200 Dixie Road, Suite 100
    Brampton, Ontario
    Canada L6T 5P6
    Attention: Corporate Secretary
    Fax: (905) 863-8386
    Phone: (905) 863-0000

     With a copy to:

    Cleary, Gottlieb, Steen & Hamilton
    One Liberty Plaza
    New York, New York 10006
    Attention: Victor I. Lewkow, Esq.
    Fax: (212) 225-3999
    Phone: (212) 225-2000

     If to the Company, to:

    Clarify Inc.
    2560 Orchard Parkway
    San Jose, California 95131
    Attention: Anthony Zingale
    Fax: (408) 965-7000
    Phone: (408) 573-3000

     With a copy to:

    Venture Law Group
    2800 Sand Hill Road
    Menlo Park, CA 94025
    Attention: Elias J. Blawie, Esq.
    Fax: (650) 233-8386
    Phone: (650) 854-4488

     9.07. Entire Understanding. This Agreement (including the Disclosure Schedules), the Option Agreement and the Confidentiality Agreement represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements (other than the Option Agreement and the Confidentiality Agreement) heretofore made.

     9.08. Assignment; No Third Party Beneficiaries. Neither this Agreement, nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except for Section 6.12, nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.09. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Disclosure Schedules, such reference shall be to a Section of, or Exhibit or Disclosure Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include ", "includes " or "including " are used in this Agreement, they shall be deemed to be followed by the words "without limitation ". Any reference to "herein " or "hereof " or similar terms shall refer to the agreement as a whole rather than to the individual paragraph, section or article.

     9.10. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as it is enforceable.

                                     * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                                                 NORTEL NETWORKS CORPORATION


                                                 By: /s/ Frank A. Dunn
                                                 -----------------------------------------------------
                                                 Name: Frank A. Dunn
                                                 Title:  Senior Vice-President and
                                                         Chief Financial Officer


                                                 By: /s/ Deborah J. Noble
                                                 -----------------------------------------------------
                                                 Name: Deborah J. Noble
                                                 Title:  Vice-President, Corporate Secretary
                                                         and Associate General Counsel


                                                 NORTHERN CROWN SUBSIDIARY, INC.


                                                 By: /s/ Blair F. Morrison
                                                 -----------------------------------------------------
                                                 Name: Blair F. Morrison
                                                 Title:  Corporate Secretary


                                                 CLARIFY INC.


                                                 By: /s/ Anthony Zingale
                                                 -----------------------------------------------------
                                                 Name: Anthony Zingale
                                                 Title:  Chief Executive Officer

                                                                       EXHIBIT A

                            FORM OF AFFILIATE LETTER

Nortel Networks Corporation
8200 Dixie Road, Suite 100
Brampton, Ontario, Canada
L6T 5P6

Ladies and Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Clarify Inc., a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of October 18, 1999 (the "Agreement"), by and between Nortel Networks Corporation, a Canadian corporation ("Nortel"), Northern Crown Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Nortel ("Sub"), and the Company, Sub will merge with and into the Company (the "Merger").

     As a result of the Merger, I may receive common shares, without par value, of Nortel (the "Nortel Common Shares") in exchange for shares owned by me of common stock, par value $0.0001 per share, of the Company.

     I represent, warrant and covenant to Nortel that in the event I receive any Nortel Common Shares as a result of the Merger:

     A. I shall not make any sale, transfer or other disposition of Nortel Common Shares in violation of the Act or the Rules and Regulations.

     B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Nortel Common Shares, to the extent I felt necessary, with my counsel or counsel for Nortel.

     C. I have been advised that the issuance of Nortel Common Shares to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of the Company, I may be deemed to have been an affiliate of the Company and the distribution by me of the Nortel Common Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Nortel Common Shares issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act or (iii) in the opinion of counsel reasonably acceptable to Nortel, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

     D. I understand that, except as may be provided in any registration rights agreement entered into by Nortel and the undersigned, Nortel is under no obligation to register the sale, transfer or other disposition of the Nortel Common Shares by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

     Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.


                                                 Very truly yours,
                                                 -----------------------------------------------------

Agreed to and Accepted this
 day of  , 1999
NORTEL NETWORKS CORPORATION
By: /s/
    --------------------------------------------
    Name:
    Title:

By: /s/
    --------------------------------------------
    Name:
    Title:

                                                                         ANNEX B

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of October 18, 1999 (the "Agreement "), between NORTEL NETWORKS CORPORATION, a Canadian corporation ("Grantee "), and CLARIFY INC., a Delaware corporation ("Issuer ").

                                  WITNESSETH:

     WHEREAS, concurrently herewith, Grantee and Issuer are entering into an Agreement and Plan of Merger (the "Merger Agreement ");

     WHEREAS, as a condition and inducement to Grantee's execution of the Merger Agreement and in furtherance of the transactions contemplated thereby and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined); and

     WHEREAS, the Board of Directors of Issuer has approved the grant of the Option and the Merger Agreement prior to the execution hereof;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1. The Option. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option ") to purchase, subject to the terms hereof, up to an aggregate of 4,707,333 fully paid and nonassessable shares of the common stock, $0.0001 par value per share, of Issuer ("Common Stock ") at a price per share equal to 1.3 times the closing price per share of the Grantee's common shares as reported on the date hereof on the Consolidated Tape for New York Stock Exchange issues (such price, as adjusted if applicable, the "Option
Price "); provided, however, that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock at the time of exercise without giving effect to the shares of Common Stock issued or issuable under the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5(a) hereof), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, such number together with any shares of Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to breach any provision of the Merger Agreement.

     2. Exercise; Closing. (a) Grantee and/or any other person that shall become a holder of all or part of the Option in accordance with the terms of this Agreement (each such person being referred to herein as the "Holder ") may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as defined below) and a Subsequent Triggering Event (as defined below) shall have occurred prior to the occurrence of an Exercise Termination Event (as defined below), provided that the Holder shall have sent written notice of such exercise (as provided in subsection (f) of this Section
2) within 180 days following such Subsequent Triggering Event (or such later period as provided in Section 10).

     (b) Each of the following shall be an "Exercise Termination Event ":

          (i) the Effective Time (as defined in the Merger Agreement);

          (ii) termination of the Merger Agreement in accordance with the provisions of Section 8.01(a), 8.01(d)(i), 8.01(d)(ii) or 8.01(d)(iii) of the Merger Agreement, or termination of the Merger Agreement by the Issuer in accordance with the provisions of Section 8.01(b) thereof, or termination

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     of the Merger Agreement by the Grantee in accordance with the provisions of
     Section 8.01(b) thereof by reason solely of non-willful breaches of representations warranties or covenants by the Issuer, or termination of the Merger Agreement by the Grantee in accordance with the provisions of
     Section 8.01(c);

          (iii) termination of the Merger Agreement by the Issuer in accordance with the provisions of Section 8.01(c), or termination of the Merger Agreement pursuant to Section 8.01(d)(iv) thereof, or termination of the Merger Agreement by the Grantee in accordance with the provisions of
     Section 8.01(b) thereof under circumstances where clause (ii) above is inapplicable, in each case only if such termination occurs prior to the occurrence of an Initial Triggering Event;

          (iv) the passage of 12 months (or such later period as provided in Section 10) after termination of the Merger Agreement other than as set forth in clauses (ii) and (iii) above; or

          (v) the receipt by Grantee (pursuant to its request) of the Termination Fee.

     (c) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) Issuer or any of its Subsidiaries (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction (other than the Merger referred to in the Merger Agreement). For purposes of this Agreement, "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or a Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the SEC) of Issuer,
     (x) a purchase, lease or other acquisition or assumption of all or more than 20% of the consolidated assets of Issuer (including by way of merger, consolidation, share exchange or otherwise involving any Subsidiary of Issuer), (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of securities representing 20% or more of the voting power of Issuer or more than 20% of any Significant Subsidiary of Issuer, or (z) any substantially similar transaction; provided, however, that in no event shall any merger, consolidation, purchase or similar transaction involving only the Issuer and one or more of its wholly-owned Subsidiaries or involving only any two or more of such wholly-owned Subsidiaries, be deemed to be an Acquisition Transaction, if such transaction is not entered into in violation of the terms of the Merger Agreement;

          (ii) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary or shall have authorized or engaged in, or announced its intention to authorize or engage in, any negotiations regarding an Acquisition Transaction with any person other than the Grantee or a Grantee Subsidiary, or the Board of Directors of Issuer shall have failed to recommend or shall have publicly withdrawn or modified, or publicly announced its intention to withdraw or modify, in any manner adverse to Grantee, its recommendation that the stockholders of Issuer approve the Merger;

          (iii) The shareholders of Issuer shall have voted and failed to approve the Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been canceled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have

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

     been held or shall have been canceled, prior to such termination), any person (other than the Grantee or a Grantee Subsidiary) shall have made a proposal to Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

          (iv) (a) Any person other than Grantee or any Grantee Subsidiary shall have acquired beneficial ownership or the right to acquire beneficial ownership of 20% or more of the then outstanding shares of Common Stock or
     (b) any group (the term "group " having the meaning assigned in Section 13(d)(3) of the Exchange Act), other than a group of which the Grantee or any Grantee Subsidiary is a member, shall have been formed that beneficially owns 20% or more of the then outstanding shares of Common Stock;

          (v) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its stockholders to engage in an Acquisition Transaction and such proposal shall have become publicly known, or shall have commenced, or publicly announced its intention to commence, a tender or exchange offer to acquire beneficial ownership of 20% or more of the then outstanding shares of Common Stock;

          (vi) Issuer shall have willfully breached any representation, warranty, covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and (y) shall not have been cured prior to the Notice Date (as defined below); or

          (vii) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed with any federal or state regulatory or governmental authority an application for approval or notice of intention to engage in an Acquisition Transaction.

     (d) The term "Subsequent Triggering Event " shall mean either of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person or by a group other than Grantee or any Grantee Subsidiary of beneficial ownership of 25% or more of the then outstanding Common Stock; or

          (ii) The occurrence of the Initial Triggering Event described in paragraph (i) of subsection (c) of this Section 2, except that the references to 20% in clause (x) and clause (y) shall each be deemed to be a reference to 25%.

     (e) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event "), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (f) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date ") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing
Date "); provided, that if the closing of such purchase cannot be consummated by reason of any applicable judgment, injunction, decree, order, law or regulation, the period of time that would otherwise run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided, further, that if prior notification to or approval of any regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

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     (g) At the closing referred to in subsection (f) of this Section 2, the
Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option by delivery of a certified check or bank draft, and (ii) present and surrender this Agreement to Issuer for cancellation in whole or (in the case of a partial exercise) in part.

     (h) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (g) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

     (i) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

           "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under applicable securities laws (including the Securities Act of 1933, as amended). A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions arising under applicable securities laws, including the Securities Act of 1933, as amended (the "Securities Act "), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act or other applicable securities laws; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the opinion of counsel to the Holder, in form and substance reasonably satisfactory to Issuer; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

The Holder understands and agrees that the Option is being issued to the Holder pursuant to the registration and prospectus exceptions in paragraph 35(1) and clause 72(1)(b) of the Securities Act (Ontario) (the "Ontario Act ") and that the resale of the Option or Common Stock issued upon exercise of the Option is restricted by the provisions of the Ontario Act and other applicable Canadian securities legislation.

     (j) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (f) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Covenants of Issuer. In addition to its other agreements and covenants herein, Issuer agrees:

          (a) that it shall at all times maintain, free from any subscriptive or preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants,

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

     convertible securities and other rights of third parties to purchase Common Stock from Issuer or to cause Issuer to issue shares of Common Stock;

          (b) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; and

          (c) promptly to take all action (i) as may from time to time be required (including complying with all applicable notification, filing, reporting and waiting period requirements under HSR or otherwise, and cooperating fully with the Holder in preparing any applications or notices and providing such information to any regulatory authority as it may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto, and
     (ii) as may from time to time be required to protect the rights of the Holder against dilution

     4. Exchange; Replacement. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement " and "Option " as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by any person other than the holder of the new Agreement.

     5. Adjustments. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to
Section 1 hereof, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

          (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common Stock then issued and outstanding.

          (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

     6. Registration. (a) Upon the occurrence of any Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, subject to Section 6(d) hereof, at the request of Grantee delivered within twelve (12) months (or such later period as provided in Section 10 hereof) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly

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

prepare, file and keep current a shelf registration statement under the Securities Act covering any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement promptly to become effective and then to remain effective for a period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary, in the judgment of the Grantee or the Holder, to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced to the extent necessary to eliminate such condition; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur and the Holder shall be deemed not to have made an additional registration demand and the twelve (12) month period referred to in the first sentence of this section shall be increased to twenty-four (24) months. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

     (b) In the event that Grantee so requests, the closing of the sale or other disposition of the Common Stock or other securities pursuant to a registration statement filed pursuant to Section 6(a) hereof shall occur substantially simultaneously with the exercise of the Option.

     (c) If the Common Stock or the class of any other securities to be acquired upon exercise of the Option are then listed on the Nasdaq National Market of The Nasdaq Stock Market, Inc. ("Nasdaq") or any national securities exchange, Issuer, upon the request of the Holder, shall promptly file an application to list the Common Stock or other securities to be acquired upon exercise of the Option on Nasdaq or such exchange and will use its reasonable best efforts to obtain approval of such listing as soon as practicable.

     (d) Issuer may delay any registration of the Option Shares required pursuant to Section 6(a) hereof for a period not in excess of 90 days if, in the reasonable good faith judgment of Issuer, such registration would materially and adversely affect a proposed merger, consolidation or similar transaction (including through the premature disclosure thereof) or offering or contemplated offering of other securities by Issuer.

     7. Repurchase of Option and/or Option Shares. (a) At any time commencing upon the occurrence of a Repurchase Event (as defined in Section 7(d) hereof) and ending twelve (12) months thereafter,
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(i) at the request of the Holder, delivered in writing prior to an Exercise
Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised, and (ii) at the request of the owner of Option Shares from time to time (the "Owner "), delivered in writing prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender or exchange offer therefor has been made and has been consummated or remains outstanding, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer after the date hereof, (iii) the highest average closing price for shares of Common Stock for any 20 trading day period within the three-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or substantially all of the consolidated assets of Issuer, the sum of the net price paid in such sale for such assets and the current market value of the remaining net assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock outstanding at the time of such sale, which determination, absent manifest error, shall be conclusive for all purposes of this Agreement. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer, which determination, absent manifest error, shall be conclusive for all purposes of this Agreement.

     (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this
Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. Prior to the later of (x) the date that is five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and (y) the day on which a Repurchase Event occurs, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option and/or the Option Shares in full, Issuer shall promptly so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly
(i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred less than 30 days prior to the date of the notice by Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period after the date of the Exercise Termination Event or the notice date, respectively.

     (d) For purposes of this Section 7, a Repurchase Event shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving Issuer or any purchase, lease or other acquisition of all or substantially all of the assets of Issuer on a consolidated basis, other than any such transaction which would not constitute an Acquisition Transaction pursuant to the proviso to Section 2(c)(i) hereof or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of Common Stock; provided that no such event shall constitute a Repurchase Event unless a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event.

     8. Substitute Option. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or any of its Subsidiaries (collectively, "Excluded Persons") and Issuer shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than an Excluded Person, to merge into Issuer and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than an Excluded Person, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

     (b) The following terms have the meanings indicated:

          (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer),
     (ii) Issuer in a merger in which Issuer is the continuing or surviving or acquiring person, and (iii) the transferee of all or substantially all of Issuer's assets.

          (ii) "Substitute Shares" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or other persons similarly responsible for direction of the business and affairs) of the issuer of the Substitute Option.

          (iii) "Assigned Value" shall mean the market/offer price as defined in
     Section 7.

          (iv) "Average Price" shall mean the average closing price per Substitute Share, on the principal trading market on which such shares are traded as reported by a recognized source, for the 20 trading day period immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the Substitute Shares on such market on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible to the terms of the Option and (to the extent permitted by applicable law) in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9 hereof), which agreement shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of Substitute Shares as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) hereof, divided by the Average Price. The exercise price of the Substitute Option per Substitute Share shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of
Section 8(a) hereof and the denominator of which shall be the number of Substitute Shares for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the number of shares purchasable upon exercise of the Substitute Option exceed 19.9% of the Substitute Shares then issued and outstanding at the time of exercise (without giving effect to Substitute Shares issued or issuable under the Substitute Option). In the event that the Substitute Option would be exercisable for more than 19.9% of the Substitute Shares then issued and outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer ") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee (or, if Grantee is not then the Holder owning Options with respect to the largest number of Shares, the largest Holder) and reasonably acceptable to Issuer, which determination, absent manifest error, shall be conclusive for all purposes of this Agreement.

     (f) In addition to any other restrictions or covenants, Issuer agrees that it shall not enter or agree to enter into any transaction described in Section 8(a) hereof unless (i) the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and (ii) the Substitute Option Issuer agrees to comply with this
Section 8 and agrees to take all action necessary to prevent the exercise of any rights of any holder of Substitute Shares or shares of capital stock of any successor to the Substitute Option Issuer that any holder of the Substitute Option (each such person being referred to herein as a "Substitute Option
Holder ") or any holder of Substitute Shares (each such person being referred to herein as a "Substitute Share Owner ") purchased upon exercise of the Substitute Option by a Substitute Option Holder would be prohibited or precluded from exercising or the exercise of which would adversely affect the rights of any Substitute Option Holder under the agreement for such Substitute Option or the transactions contemplated by the Merger Agreement.

     9. Repurchase of Substitute Option. (a) At the written request of a Substitute Option Holder, the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price ") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option multiplied by the number of Substitute Shares for which the Substitute Option may then be exercised, and at the request of the Substitute Share Owner, the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price ") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price " shall mean the highest average closing price for Substitute Shares for any 20 trading day period within the three-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

     (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective rights to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
Section 9. As promptly as practicable and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall promptly so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five (5) business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 is prohibited under applicable law or regulation from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and
(ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of Substitute Shares obtained by multiplying the number of Substitute Shares for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred less than 30 days prior to the date of the notice by the Substitute Option Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30-day period after the date of the Exercise Termination Event or the notice date, respectively.

     10. Extension. The periods for exercise of certain rights under Sections 2, 6, 7, 9 and 12 hereof shall be extended: (i) to the extent necessary to obtain all governmental and regulatory approvals for the exercise of such rights (for so long as the Holder, Substitute Option Holder or Substitute Share Owner, as the case may be, is using its reasonable best efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods;
(ii) during any period for which an injunction or similar legal prohibition on exercise shall be in effect; (iii) to the extent necessary to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise; and (iv) by the number of days by which Issuer shall have delayed any registration pursuant to Section 6(d) hereof.

     11. Representations and Warranties. (a) Issuer hereby represents and warrants to Grantee as follows:

          (i) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer and constitutes a valid and legally binding obligation of Issuer enforceable against Issuer in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles, whether such principles are considered at law or in equity).

          (ii) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests (other than those created by this Agreement) and not subject to any preemptive rights.

          (iii) The execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of or a default under, its articles or certificate of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, except where such breach, violation or default would not in the aggregate have a Material Adverse Effect (as defined in the Merger Agreement) and would not materially impair Issuer's ability to consummate the transactions contemplated by this Agreement.

     (b) Grantee hereby represents and warrants to Issuer that Grantee has full corporate power and authority to enter into this Agreement and, subject to obtaining the approvals referred to in this Agreement, to consummate the transactions contemplated by this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee; and this Agreement has been duly executed and delivered by Grantee and constitutes a valid and legally binding obligation of Grantee enforceable against Grantee in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles, whether such principles are considered at law or in equity).

     12. Assignment. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within twelve (12) months following such Subsequent Triggering Event (or such later period as provided in Section 10 hereof) provided that the assignee executes a supplement to this Agreement agreeing to be bound by this Agreement's terms.

     13. Filings; Other Actions. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and regulatory and governmental authorities necessary for the consummation of the transactions contemplated by this Agreement, including, without limitation, notices and filings under HSR and making application to list the shares of Common Stock issuable hereunder on Nasdaq upon official notice of issuance.

     14. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

     15. Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer or Substitute Option Issuer, as applicable, is not permitted to repurchase pursuant to Section 7 or 9 hereof, as applicable, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     16. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement or such other address as shall be provided in writing.

     17. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles thereof.

     18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     19. Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     20. Entire Agreement. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     21. Limitation on Profit. (a) Notwithstanding any other provision of this Agreement, the Grantee's Total Profit (as hereinafter defined) shall be limited to $70,000,000 and, if it otherwise would exceed this amount, the Grantee, at its sole election, shall either (i) reduce the number of shares of Common Stock subject to this Option (or the number of shares of common stock of the Substitute Option Issuer subject to this Substitute Option, as the case may be),
(ii) deliver to the Issuer (or Substitute Option Issuer) for cancellation Option Shares (or Substitute Shares) previously purchased by Grantee (or subsequent share owner), (iii) pay cash to the Issuer (or Substitute Option Issuer), or
(iv) any combination thereof, so that Grantee's realized Total Profit shall not exceed $70,000,000 after taking into account the foregoing actions.

     (b) Notwithstanding any other provision of this Agreement, this Option (or Substitute Option) may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) which would exceed $70,000,000; provided, that nothing in this sentence shall restrict any exercise of the Option (or Substitute Option) permitted hereby on any subsequent date.

     (c) As used in this Agreement, the term "Total Profit " shall mean the aggregate amount (before taxes) of the following: (i) (x) the amount received by Grantee and any other Holder or Substitute Option Holder pursuant to Issuer's repurchase of the Option (or any portion thereof) or any Option Shares in accordance with Section 7, or pursuant to Substitute Option Issuer's repurchase of the Substitute Option (or any portion thereof) or any Substitute Shares in accordance with Section 9, less, in the case of any repurchase of Option Shares or Substitute Shares, (y) the Grantee's and any other Holder's or Substitute Option Holder's purchase price for such Option Shares or Substitute Shares, as the case may be, (ii) (x) the net cash amounts (and the fair market value of any other consideration) received by Grantee and any other Holder or Substitute Option Holder pursuant to the sale of Option Shares or Substitute Shares (or any other securities into which such Option Shares or Substitute Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's (or any other Holder's or Substitute Option Holder's) purchase price of the Option Shares or Substitute Shares, and (iii) the net cash amounts (and the fair market value of any other consideration) received by Grantee (or any other Holder or Substitute Option Holder) on the transfer of the Option or Substitute Option (or any portion thereof) to any unaffiliated party. In the case of clauses (ii) (x) and (iii) above, the Grantee and any Holder or Substitute Option Holder agree to furnish as promptly as reasonably practicable after any disposition of all or a portion of the Option or Option Shares or of the Substitute Option or Substitute Shares a complete and correct statement, certified by a responsible executive officer or partner of the Grantee or Holder or Substitute Option Holder, of the net cash amounts (and the fair market value of any other consideration) received in connection with any sale or transfer of the Option or Option Shares or of the Substitute Option or Substitute Shares.

     (d) As used in this Agreement, the term "Notional Total Profit " with respect to any number of shares as to which Grantee and any other Holder or Substitute Option Holder may propose to exercise this Option or Substitute Option shall be the Total Profit determined as of the date of such proposal assuming that this Option or Substitute Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares or Substitute Shares held by Grantee and any other Holders or Substitute Option Holders and their respective affiliates as of such date, were sold for cash at the closing market price for the Common Stock (or the common stock of the Substitute Option Issuer, as the case may be) as of the close of business on the preceding trading day (less customary brokerage commissions).

     22. Captions; Capitalized Terms. The section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.


                                                 NORTEL NETWORKS CORPORATION
                                                 By: /s/ Frank A. Dunn
                                                 --------------------------------------------------
                                                 Name: Frank A. Dunn
                                                 Title: Senior Vice-President and
                                                 Chief Financial Officer

                                                 By: /s/ Deborah J. Noble
                                                 --------------------------------------------------
                                                 Name: Deborah J. Noble
                                                 Title: Vice-President, Corporate Secretary
                                                 and Associate General Counsel
                                                 CLARIFY INC.

                                                 By: /s/ Anthony Zingale
                                                 --------------------------------------------------
                                                 Name: Anthony Zingale
                                                 Title: Chief Executive Officer

                                                                         ANNEX C

                             STOCKHOLDERS AGREEMENT

     This STOCKHOLDERS AGREEMENT (this "Agreement "), dated as of October 18, 1999, is entered into by and among Kirsten Berg-Painter, Dean Chabrier, Dennis Cunningham, Tanya Johnson, Jan Praisner, Senya Rahmil, David Stamm, Jay Tyler, Jeanne Urich, Anthony Zingale (each a "Stockholder Party ") and Nortel Networks Corporation, a corporation organized under the laws of Canada ("Nortel ").

     WHEREAS, simultaneously with the execution of this Agreement, Nortel, Northern Crown Subsidiary, Inc., a wholly owned subsidiary of Nortel ("Sub "), and Clarify Inc., a corporation organized under the laws of Delaware (the "Company "), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the "Merger
Agreement ") providing, among other things, for the Merger of Sub with and into the Company (the "Merger "); and

     WHEREAS, as of the date hereof, each Stockholder Party is the Beneficial Owner (as defined below) of, and has the sole right to vote and dispose of, the shares of common stock, par value $0.0001 per share of the Company ("Common Stock "), set forth in Schedule A (the "Owned Shares "); and

     WHEREAS, as an inducement and a condition to their entering into the Merger Agreement and incurring the obligations set forth therein, Nortel has required that each Stockholder Party enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein and in the Merger Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Certain Definitions. Capitalized terms used but not defined in this Agreement are used in this Agreement with the meanings given to such terms in the Merger Agreement. In addition, for purposes of this Agreement:

     "Affiliate " means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this Agreement, with respect to any Stockholder Party, "Affiliate " shall not include the Company and the Persons that directly, or indirectly through one or more intermediaries, are controlled by the Company.

     "Alternative Transaction " has the meaning set forth in Section 2(b) hereof.

     "Beneficially Owned " or "Beneficial Ownership " with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, disregarding the phrase "within 60 days" in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all Affiliates of such Person and all other Persons with whom such Person would constitute a "Group" within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

     "Beneficial Owner " with respect to any securities means a Person who has Beneficial Ownership of such securities.

     "Company Meeting " has the meaning set forth in Section 3 hereof.

     "Proposed Business Combination " means the transactions contemplated by the Merger Agreement.

     "Transfer " means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, "Transfer " shall have a correlative meaning.

     2.  No Disposition or Solicitation.

          (a) Each Stockholder Party agrees that from and after the date hereof, except as contemplated by this Agreement, such party will not Transfer or agree to Transfer any Common Stock Beneficially Owned by such party other than with Nortel's prior written consent, or grant any proxy or power-of-attorney with respect to any such Common Stock other than pursuant to this Agreement; provided, that nothing in this Section 2(a) shall prohibit any Stockholder Party from effecting any Transfer of Common Stock Beneficially Owned by such Stockholder Party (i) by will or applicable laws of descent and distribution or (ii) to any member of the immediate family of such Stockholder Party, or any trust, limited partnership or other similar entity the Beneficial Ownership of which is held by the Stockholder Party or such family members (each a "Permitted Transferee "), so long as such Permitted Transferee agrees in writing, in form and substance reasonably satisfactory to Nortel, to be bound by the terms of this Agreement to the same extent as such Stockholder Party is bound.

          (b) Each Stockholder Party agrees that from and after the date hereof, except as contemplated by this Agreement or, solely in such Stockholder Party's capacity as an officer or director of the Company, as permitted by the Merger Agreement, such Stockholder Party and such party's Affiliates and representatives, will not directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, or provide any non-public information to, any Person relating to, or otherwise facilitate any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any of its subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company or any of its subsidiaries other than the Proposed Business Combination (an "Alternative Transaction ").

          (c) Each Stockholder Party agrees that, except for communications made in the course of his duties as an officer of the Company or unless required by applicable law, neither such Stockholder Party nor any of such party's Affiliates shall make any press release, public announcement or other communication with respect to Nortel or the business or affairs of the Company, including this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Nortel.

     3. Stockholder Vote; Offer. Each Stockholder Party agrees that (i) at such time as the Company conducts a meeting of or otherwise seeks a vote or consent of its stockholders for the purpose of approving the Merger Agreement and the Merger (such meeting or any adjournment thereof, or such consent process, the "Company Meeting "), such Stockholder Party will vote, or provide a consent with respect to, all Common Stock (including the Owned Shares) then Beneficially Owned by such party over which such party has voting power ("Voting Shares ") in favor of the Merger Agreement and the Merger, provided that such Stockholder Party shall not be required to vote for, or provide a consent with respect to, any action that would reduce the number of Nortel Common Shares to be received by such Stockholder Party in respect of such party's Common Stock in the Merger, and (ii) such Stockholder Party will (at any meeting of stockholders) vote such party's Voting Shares against, and such party will not consent to, any Alternative Transaction or any action that would delay, prevent or frustrate the transactions contemplated by the Merger Agreement.

     Without limiting the foregoing, it is understood that the obligations under clause (i) above shall remain applicable in respect of each meeting of stockholders of the Company duly called for the purpose of approving the Merger Agreement and the Merger regardless of the position of the Company Board as to the Merger at the time of such meeting, and that the obligations under clause
(ii) above shall continue to the extent set forth in Section 10.

4. Reasonable Efforts to Cooperate. Each Stockholder Party will (a) use all reasonable efforts to cooperate with the Company, Nortel and Sub in connection with the transactions contemplated by the

Merger Agreement, (b) promptly take such actions as are necessary or appropriate to consummate such transactions and (c) provide any information reasonably requested by the Company, Nortel or Sub for any regulatory application or filing made or approval sought for such transactions (including filings with the SEC).

     5. Other Stock. Each Stockholder Party agrees that any shares of Common Stock acquired by such Stockholder Party or over which such Stockholder Party acquires Beneficial Ownership, whether pursuant to existing stock option agreements, warrants or otherwise, shall be subject to the provisions of this Agreement.

     6.  Irrevocable Proxy.  (i) In furtherance of the agreements contained in
Section 3 of this Agreement, each Stockholder Party hereby irrevocably grants to, and appoints, Nortel and J.A. Roth, Vice Chairman and Chief Executive Officer of Nortel, F.A. Dunn, Senior Vice President and Chief Financial Officer of Nortel, and W.R. Kerr, Senior Vice President, Finance and Business Development, of Nortel, in their respective capacities as officers of Nortel, and any individual who shall hereafter succeed to any such office of Nortel, and each of them individually, such Stockholder Party's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder Party, to vote all Voting Shares Beneficially Owned by such Stockholder Party, or grant a consent or approval in respect of such Voting Shares, or execute and deliver a proxy to vote such Voting Shares, (x) subject to the proviso set forth in clause (i) of the first paragraph of Section 3, in favor of the Merger and the Merger Agreement and approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement and (y) against any Alternative Transaction or any other matter referred to in clause
(ii) of the first sentence of Section 3 hereof.

     (ii) Each Stockholder Party represents and warrants to Nortel that any proxies heretofore given in respect of such party's Voting Shares are not irrevocable, and hereby revokes any such proxies.

     (iii) Each Stockholder Party hereby affirms that the irrevocable proxy set forth in this Section 6 is given in connection with, and in consideration of, the execution of the Merger Agreement by Nortel and Sub, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder Party under this Agreement. Each Stockholder Party hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such Stockholder Party hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 218 of the Delaware General Corporation Law. The proxy granted in this Section 6 shall remain valid until terminated pursuant to Section 10 hereof or until earlier terminated with respect to shares of Common Stock that are Transferred in accordance with this Agreement.

     7. Covenant of Stockholder Parties. Each Stockholder Party agrees to take all action necessary to (i) permit (a) such Stockholder Party's Owned Shares to be acquired in the Merger and (b) the voting of such Stockholder Party's Voting Shares in accordance with the terms of this Agreement and (ii) prevent creditors in respect of any pledge of such Stockholder Party's Owned Shares from exercising their rights under such pledge.

     8. Representations, Warranties and Covenants of Stockholder Parties. Each Stockholder Party hereby represents and warrants to, and agrees with, Nortel as follows:

          (a) Such Stockholder Party has all necessary power and authority and legal capacity to execute and deliver this Agreement and perform his obligations hereunder.

          (b) This Agreement has been duly and validly executed and delivered by such Stockholder Party and constitutes the valid and binding agreement of such Stockholder Party, enforceable against such Stockholder Party in accordance with its terms except to the extent limited by (i) applicable bankruptcy, insolvency or similar laws affecting creditors' rights or (ii) general equity principles, whether considered at law or in equity.

          (c) Each Stockholder Party is the sole Beneficial Owner of such party's Owned Shares. Each Stockholder Party has good and marketable title (which may include holding in nominee or "street" name) to all of such party's Owned Shares, free and clear of all liens, claims, options, proxies, voting agreements and security interests (other than as created by this Agreement and restrictions on Transfer under applicable securities laws). Except as set forth in Schedule A, the Owned Shares constitute all of the capital stock of the Company Beneficially Owned by such Stockholder Party and neither such Stockholder Party nor such party's Affiliates is the Beneficial Owner of, or has any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock.

          (d) Neither the execution and delivery of this Agreement by each Stockholder Party nor the consummation of the transactions contemplated hereby will (i) conflict with, result in any violation of, require any consent under or constitute a default (whether with notice or lapse of time or both) by such Stockholder Party under any mortgage, bond, indenture, agreement, instrument or obligation to which such Stockholder Party is a party or by which such Stockholder Party or any of the Voting Shares is bound; (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body that is binding on such Stockholder Party; or (iii) constitute a violation by such Stockholder Party of any law or regulation of any jurisdiction, in each case except for violations, conflicts or defaults that would not have a material adverse effect on the ability of such Stockholder Party to perform such party's obligations under this Agreement.

          (e) Each Stockholder Party understands and acknowledges that Nortel and Sub are entering into the Merger Agreement in reliance upon such Stockholder Party's execution, delivery and performance of this Agreement. Each Stockholder Party acknowledges that such Stockholder Party's irrevocable proxy set forth in Section 6 is granted in consideration of the execution and delivery of the Merger Agreement by Nortel.

     9. Representations and Warranties of Nortel. Nortel represents and warrants to the Stockholder Parties that Nortel has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Nortel will not constitute a violation of, conflict with or result in a default under,
(i) any contract, understanding or arrangement to which Nortel is a party or by which it is bound or require the consent of any other Person or any party pursuant thereto, (ii) any judgment, decree or order applicable to Nortel, or
(iii) any law, rule or regulation of any governmental body, in each case except for violations, conflicts or defaults that would not have a material adverse effect on the ability of Nortel to perform its obligations under this Agreement; and this Agreement constitutes a legal, valid and binding agreement on the part of Nortel, enforceable against Nortel in accordance with its terms, except as such enforceability may be limited by principles applicable to creditors' rights generally or governing the availability of equitable relief. The execution and delivery by Nortel of this Agreement and the consummation by Nortel of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Nortel and no other corporate proceedings on the part of Nortel are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Nortel.

     10. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate on the earlier of:

          (a) the Effective Time;

          (b) termination of the Merger Agreement in accordance with the provisions of Section 8.01(a), 8.01(d)(i), 8.01(d)(ii) or 8.01(d)(iii) of the Merger Agreement, or termination of the Merger Agreement by the Company in accordance with the provisions of Section 8.01(b) thereof, or termination of the Merger Agreement by Nortel in accordance with the provisions of Section 8.01(b) thereof by reason solely of non-willful breaches of representations warranties or covenants by the

     Company, or termination of the Merger Agreement by Nortel in accordance with the provisions of Section 8.01(c);

          (c) termination of the Merger Agreement by the Company in accordance with the provisions of Section 8.01(c), or termination of the Merger Agreement pursuant to Section 8.01(d)(iv) thereof, or termination of the Merger Agreement by Nortel in accordance with the provisions of Section 8.01(b) thereof under circumstances where clause (b) above is inapplicable, in each case only if at the time of such termination the conditions to payment of the Termination Fee set forth in Section 8.02(b)(i), 8.02(b)(ii) or 8.02(b)(iii), other than the condition set forth in clause (z) of the relevant section, have not been met; and

          (d) 120 days following the termination of the Merger Agreement other than as set forth in clause (b) or (c) above;

provided, however, that the term of this Agreement shall be extended by a period of days equal to the duration of any temporary or permanent order, writ or injunction issued by a court of competent jurisdiction that invalidates, impedes or enjoins the operation or enforcement of this Agreement, the Merger Agreement or any agreement contemplated hereby or thereby or entered into in connection herewith or therewith.

     11.  Miscellaneous.

          (a) This Agreement represents the entire understanding of the parties hereto with reference to the subject matter hereof and supersedes any and all other oral or written agreements and understandings among the parties heretofore made.

          (b) Each Stockholder Party agrees that this Agreement and the respective rights and obligations of such Stockholder Party hereunder shall attach to any Common Stock, and any securities convertible into such shares, that may become Beneficially Owned by such Stockholder Party.

          (c) Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

          (d) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors, personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, that Nortel may assign any or all rights under this Agreement to Sub or any other Subsidiary. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

          (e) This Agreement may not be amended, changed, supplemented, or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto; provided, that Nortel may waive compliance by any other party with any representation, agreement or condition otherwise required to be complied with by any other party under this Agreement or release any other party from its obligations under this Agreement, but any such waiver or release shall be effective only if in writing executed by Nortel.

          (f) All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at:

             (i) in the case of a Stockholder Party, to such Stockholder Party at the address set forth beside its name on Schedule A hereto; and

               (ii) if to Nortel, to:

              Nortel Networks Corporation
              8200 Dixie Road, Suite 100
              Brampton, Ontario
              Canada L6T 5P6
              Attention: Corporate Secretary
              Fax: (905) 863-8386
              Phone: (905) 863-0000

               with a copy to:

              Cleary, Gottlieb, Steen & Hamilton
              One Liberty Plaza
              New York, New York 10006
              Attention: Victor I. Lewkow, Esq.
              Fax: (212) 225-3999
              Phone: (212) 225-2370

     or to such other address or facsimile number as the Person to whom notice is given shall have previously furnished to the others in writing in the manner set forth above.

          (g) If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

          (h) Each Stockholder Party acknowledges and agrees that in the event of any breach of this Agreement, Nortel would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that (a) each Stockholder Party will waive, in any action for specific performance, the defense of adequacy of a remedy at law, and (b) Nortel shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance of this Agreement.

          (i) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (j) This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York.

          (k) The section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

          (l) This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     12. Stockholder Capacity. No Stockholder Party executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in such Stockholder Party's capacity as such director or officer. Each Stockholder Party signs solely in such Stockholder Party's capacity as the record holder and/or beneficial owner of the Owned Shares and Voting Shares, and nothing herein shall limit or affect any actions taken or omitted to be taken by a

Stockholder Party in such party's capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement.

     13. Further Assurances. From time to time, at Nortel's reasonable request and without further consideration, each Stockholder Party shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                 Kirsten Berg-Painter
                                                 /s/ Kirsten Berg-Painter
                                                 -----------------------------------------------------

                                                 Dean Chabrier
                                                 /s/ Dean Chabrier
                                                 -----------------------------------------------------

                                                 Dennis Cunningham
                                                 /s/ Dennis Cunningham
                                                 -----------------------------------------------------

                                                 Tanya Johnson
                                                 /s/ Tanya Johnson
                                                 -----------------------------------------------------

                                                 Jan Praisner
                                                 /s/ Jan Praisner
                                                 -----------------------------------------------------

                                                 Senya Rahmil
                                                 /s/ Senya Rahmil
                                                 -----------------------------------------------------

                                                 David Stamm
                                                 /s/ David Stamm
                                                 -----------------------------------------------------

                                                 Jay Tyler
                                                 /s/ Jay Tyler
                                                 -----------------------------------------------------


                                                 Jeanne Urich
                                                 /s/ Jeanne Urich
                                                 -----------------------------------------------------

                                                 Anthony Zingale
                                                 /s/ Anthony Zingale
                                                 -----------------------------------------------------

                                                 NORTEL NETWORKS CORPORATION

                                                 By: /s/ Frank A. Dunn
                                                 Name: Frank A. Dunn
                                                 Title: Senior Vice-President and
                                                       Chief Financial Officer

                                                 By: /s/ Deborah J. Noble
                                                 Name: Deborah J. Noble
                                                 Title: Vice-President, Corporate Secretary
                                                       and Associate General Counsel

                                                                      SCHEDULE A

                              STOCKHOLDER PARTIES

NAME                             SHARES                             ADDRESS
----                             ------                             -------
Kirsten Berg-Painter...........  Owned Shares: 0                    c/o Clarify Inc.
                                 Shares subject to options:         2560 Orchard Parkway
                                 250,000                            San Jose, California 95131
                                                                    Fax: (408) 965-4610
Dean Chabrier..................  Owned Shares: 0                    c/o Clarify Inc.
                                 Shares subject to options:         2560 Orchard Parkway
                                 160,000                            San Jose, California 95131
                                                                    Fax: (408) 965-4610
Dennis Cunningham..............  Owned Shares: 0                    c/o Clarify Inc.
                                 Shares subject to options:         2560 Orchard Parkway
                                 175,000                            San Jose, California 95131
                                                                    Fax: (408) 965-4610
Tanya Johnson..................  Owned Shares: 9,983                c/o Clarify Inc.
                                 Shares subject to options:         2560 Orchard Parkway
                                 175,017                            San Jose, California 95131
                                                                    Fax: (408) 965-4610
Jan Praisner...................  Owned Shares: 0                    c/o Clarify Inc.
                                 Shares subject to options:         2560 Orchard Parkway
                                 325,000                            San Jose, California 95131
                                                                    Fax: (408) 965-4610
Senya Rahmil...................  Owned Shares: 66,666               c/o Clarify Inc.
                                 Shares subject to options:         2560 Orchard Parkway
                                 206,666                            San Jose, California 95131
                                                                    Fax: (408) 965-4610
David Stamm....................  Owned Shares: 1,201,332            c/o Clarify Inc.
                                 Shares subject to options:         2560 Orchard Parkway
                                 165,000                            San Jose, California 95131
                                                                    Fax: (408) 965-4610
Jay Tyler......................  Owned Shares: 0                    c/o Clarify Inc.
                                 Shares subject to options:         2560 Orchard Parkway
                                 200,000                            San Jose, California 95131
                                                                    Fax: (408) 965-4610
Jeanne Urich...................  Owned Shares: 15,000               c/o Clarify Inc.
                                 Shares subject to options:         2560 Orchard Parkway
                                 205,000                            San Jose, California 95131
                                                                    Fax: (408) 965-4610
Anthony Zingale................  Owned Shares: 0                    c/o Clarify Inc.
                                 Shares subject to options:         2560 Orchard Parkway
                                 600,000                            San Jose, California 95131
                                                                    Fax: (408) 965-4610
                                 Aggregate Owned Shares:            c/o Clarify Inc.
                                 1,292,981                          2560 Orchard Parkway
                                 Aggregate shares subject to        San Jose, California 95131
                                 options: 2,461,683                 Fax: (408) 965-4610

                                                                         ANNEX D

                                                                October 18, 1999

Board of Directors
Clarify Inc.
2560 Orchard Parkway
San Jose, CA 95131

Members of the Board:

     We understand that Clarify Inc. ("Clarify" or the "Company"), Nortel Networks Corporation ("Nortel"), and Northern Crown Subsidiary, Inc. ("Merger Sub"), a wholly-owned subsidiary of Nortel, propose to enter into an Agreement and Plan of Merger, substantially in the form dated October 18, 1999 (the "Merger Agreement") which provides, among other things, for the merger (the "Merger") of Merger Sub with and into Clarify. Pursuant to the Merger, Clarify will become a wholly-owned subsidiary of Nortel and each outstanding share of common stock, par value $0.0001 per share of Clarify (the "Clarify Common Stock"), other than shares held in treasury or held by Nortel or any subsidiary of Nortel, will be converted into the right to receive 1.3 shares (the "Exchange Ratio") of common stock, no par value, of Nortel (the "Nortel Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Clarify Common Stock.

     For purposes of the opinion set forth herein, we have:

          (i) reviewed certain publicly available financial statements and other business and financial information of Clarify and Nortel, respectively;

          (ii) reviewed certain internal financial statements and other financial and operating data concerning Clarify prepared by the management of Clarify;

          (iii) analyzed certain financial projections prepared by the management of Clarify;

          (iv) discussed the past and current operations and financial condition and the prospects of Clarify, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Clarify;

          (v) discussed the past and current operations and financial condition and the prospects of Nortel, including a review of publicly available projections from equity research analyst estimates and information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Nortel;

          (vi) reviewed the pro forma impact of the Merger on the earnings per share of Nortel;

          (vii) reviewed the reported prices and trading activity for the Clarify Common Stock and Nortel Common Stock;

          (viii) compared the financial performance of Clarify and Nortel and the prices and trading activity of the Clarify Common Stock and Nortel Common Stock with that of certain other publicly-traded companies comparable with Clarify and Nortel and their securities;

          (ix) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

          (x) reviewed and discussed with the senior managements of Clarify and Nortel their strategic rationales for the Merger;

          (xi) participated in discussions and negotiations among representatives of Clarify and Nortel and their financial and legal advisors;

          (xii) reviewed the draft Merger Agreement and certain related documents; and

          (xiii) performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the internal financial statements and other financial and operating data, and discussions relating to the strategic, financial and operational benefits anticipated from the Merger provided by Clarify, we have assumed that they have, in each case, been reasonably prepared on bases reflecting the best currently available estimates and judgments of the prospects of Clarify and Nortel. We have relied upon the assessment by the managements of Clarify and Nortel of their ability to retain key employees of Clarify. We have also relied upon, without independent verification, the assessment by the managements of Clarify and Nortel of: (i) the strategic and other benefits expected to result from the Merger; (ii) the timing and risks associated with the integration of Clarify and Nortel; and (iii) the validity of, and risks associated with, Clarify's and Nortel's existing and future technologies, services or business models. We have not made any independent valuation or appraisal of the assets or liabilities or technology of Clarify and Nortel, nor have we been furnished with any such appraisals. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, including, among other things, that the Merger will be treated as a tax-free reorganization and/or exchange pursuant to
Section 368(a) of the Internal Revenue Code of 1986. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for Nortel and have received fees for the rendering of these services. In the ordinary course of our business we may actively trade the securities of Clarify and Nortel for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this letter is for the information of the Board of Directors of Clarify, except that this opinion may be included in its entirety in any filing made by Clarify with the Securities and Exchange Commission in respect of the transaction. In addition, this opinion does not in any manner address the prices at which the Nortel Common Stock will trade following the consummation of the Merger, and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of Clarify should vote at the shareholders' meeting to be held in connection with the Merger.

     Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Clarify Common Stock.


                                                 Very truly yours,
                                                 MORGAN STANLEY & CO. INCORPORATED
                                                 By: /s/ Charles R. Cory
                                                     -------------------------------------------------
                                                     Charles R. Cory
                                                     Managing Director

                                  CLARIFY INC.


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                  CLARIFY INC.

                         SPECIAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of Clarify Inc., a Delaware corporation (the "Company") hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, each dated February 11, 2000, and hereby appoints Anthony Zingale and Jan Praisner, and each of them, with full power of substitution, as proxies and attorneys-in-fact, on behalf and in the name of the undersigned, to represent the undersigned at the Company's Special Meeting of Stockholders to be held on March 16, 2000 at 10:00 a.m., Pacific Time, at the principal executive offices of the Company located at 2560 Orchard Parkway, San Jose, California 95131, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:


                  PLEASE SIGN ON REVERSE AND RETURN IMMEDIATELY


     1. PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF OCTOBER 18, 1999, AMONG THE COMPANY, NORTEL NETWORKS CORPORATION, A CORPORATION ORGANIZED UNDER THE LAWS OF CANADA, AND NORTHERN CROWN SUBSIDIARY, INC., A DELAWARE CORPORATION AND A WHOLLY OWNED SUBSIDIARY OF NORTEL NETWORKS CORPORATION, AND TO APPROVE THE MERGER AND OTHER TRANSACTIONS DESCRIBED IN THE MERGER AGREEMENT AND AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS:

          _____ FOR          _____ AGAINST          _____ ABSTAIN

and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

     This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR Proposal 1, and as said proxies deem advisable on such other matters as may come before the meeting.


(This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)



________________________________  Date:  ________________________________
Signature


________________________________  Date:  ________________________________
Signature